As filed with the United States Securities and Exchange Commission on May 1, 2007.
Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Superior Energy Services, Inc.
For Co-Registrants, See “Table of Co-Registrants.”
(Exact name of each registrant as specified in its charter)

Delaware	1389	75-2379388
(State or other jurisdiction of incorporation	(Primary Standard Industrial Classification	(I.R.S. Employer Identification Number)
or organization)	Code Number)
1105 Peters Road
Harvey, Louisiana 70058
(504) 362-4321
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Robert S. Taylor	Copy to:
Chief Financial Officer	William B. Masters
Superior Energy Services, Inc.	Scott D. Chenevert
1105 Peters Road	Jones, Walker, Waechter,
Harvey, Louisiana 70058	Poitevent, Carrère & Denègre, L.L.P.
(504) 362-4321	201 St. Charles Avenue, 51st Floor
(Name, address, including zip code, and telephone number,	New Orleans, Louisiana 70170
including area code, of agent for service)	(504) 582-8278
Fax: (504) 589-8278
Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

			Proposed	Proposed maximum
Title of each class of securities to be	Amount to be		maximum offering	aggregate offering	Amount of
registered	registered		price per share	price (2)	registration fee
1.50% Senior Exchangeable Notes due 2026 of SESI, L.L.C.	$400,000,000	(1)	100%	$400,000,000	$12,280
Common Shares of Superior Energy Services, Inc. par value $0.001 per share	8,776,560	(3)	N/A	N/A	N/A
Senior Guarantees	N/A		N/A	N/A	N/A (4)

(1)	Represents the aggregate principal amount of notes that we sold in a private placement on December 12, 2006 being registered for resale.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)	Represents the maximum number of common shares that may be issued upon exchange of the notes registered hereby. Pursuant to Rule 416(a) under the Securities Act, this registration statement shall be deemed to cover any additional number of common shares as may be issued from time to time upon exchange of the notes to prevent dilution as a result of stock splits, stock dividends or similar transactions. No additional consideration will be received for the common shares. Therefore, no registration fee is required pursuant to Rule 457(i).
(4)	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate filing fee is payable with respect to the guarantees of the notes being registered.

TABLE OF CO-REGISTRANTS
     Each of the following subsidiaries of Superior Energy Services, Inc., and each other subsidiary that is or becomes a guarantor of the securities registered hereby, is hereby deemed to be a registrant.

	JURISDICTION OF	I.R.S. EMPLOYER
	INCORPORATION OR	IDENTIFICATION
EXACT NAME OF ADDITIONAL REGISTRANTS*	FORMATION	NUMBER
SESI, L.L.C.	Delaware	76-0664124
1105 Peters Road, L.L.C.	Louisiana	76-0664198
Blowout Tools, Inc.	Texas	76-0111962
Concentric Pipe and Tool Rentals, L.L.C.	Louisiana	76-0664127
Connection Technology, L.L.C.	Louisiana	76-0664128
CSI Technologies, LLC	Texas	47-0946936
Drilling Logistics, L.L.C.	Louisiana	76-0664199
Fastorq, L.L.C.	Louisiana	76-0664133
H.B. Rentals, L.C.	Louisiana	72-1307291
International Snubbing Services, L.L.C.	Louisiana	76-0664134
Non-Magnetic Rental Tools, L.L.C.	Louisiana	76-0664213
ProActive Compliance, L.L.C.	Delaware	20-4803434
Production Management Industries, L.L.C.	Louisiana	76-0664137
SE Finance LP	Delaware	76-0668090
SEGEN LLC	Delaware	72-1491885
SELIM LLC	Delaware	72-1491884
SEMO, L.L.C.	Louisiana	81-0583622
SEMSE, L.L.C.	Louisiana	81-0583620
SPN Resources, LLC	Louisiana	16-1671971
Stabil Drill Specialties, L.L.C.	Louisiana	76-0664138
Sub-Surface Tools, L.L.C.	Louisiana	76-0664195
Superior Canada Holding, Inc.	Delaware	20-0833087
Superior Energy Services, L.L.C.	Louisiana	76-0664196
Superior Inspection Services, Inc.	Louisiana	72-1454991
Universal Fishing and Rental Tools, Inc.	Louisiana	02-0634841
Warrior Energy Services Corporation	Delaware	20-8009424
Wild Well Control, Inc.	Texas	74-1873477
Workstrings, L.L.C.	Louisiana	72-1340390

*	The address for each of the co-registrants is 1105 Peters Road, Harvey, Louisiana, 70058, telephone (504) 362-4321.

PROSPECTUS
$400,000,000
1.50% SENIOR EXCHANGEABLE NOTES DUE 2026
of
SESI, L.L.C.
Unconditionally Guaranteed by Superior Energy Services, Inc.

     This prospectus relates to $400,000,000 aggregate principal amount of 1.50% Senior Exchangeable Notes Due 2026 (the “notes”) of SESI, L.L.C. (“SESI”) we sold in private placement on December 12, 2006 and the common shares of our parent company, Superior Energy Services, Inc. (“Superior Energy”) issuable upon exchange or repurchase of such notes. These securities will be offered and sold by selling security holders named in this prospectus or in any supplement to this prospectus. See “Selling Security Holders” beginning on page 52. We will not receive any of the proceeds from the sale by the selling security holders of the securities offered by this prospectus.
     The notes bear interest at a rate of 1.50% per annum until, but excluding, December 15, 2011, decreasing to a rate of 1.25% per annum thereafter. Interest is payable semiannually in arrears on December 15 and June 15 of each year, beginning June 15, 2007.
     Holders may exchange their notes for shares of common stock of our parent, Superior Energy, at their option at any time prior to the close of business on the business day immediately preceding the maturity date under the following circumstances: (1) during any fiscal quarter (and only during such fiscal quarter) commencing after March 31, 2007, if the last reported sale price of Superior Energy’s common stock is greater than or equal to 135% of the applicable exchange price of the notes for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter; (2) prior to December 15, 2011, during the five business-day period after any ten consecutive trading-day period (the “measurement period”) in which the trading price of $1,000 principal amount of notes for each trading day in the measurement period was less than 95% of the product of the last reported sale price of Superior Energy’s common stock and the exchange rate on such trading day; (3) if the notes have been called for redemption; or (4) upon the occurrence of specified corporate transactions described in this prospectus. Holders may also exchange their notes at their option at any time beginning on September 15, 2026, and ending at the close of business on the second business day immediately preceding the maturity date. Upon exchange, we will have the right to deliver either (i) in the case of any exchange prior to December 15, 2011 other than an exchange related to our call of notes for redemption, shares of Superior Energy’s common stock based upon the applicable exchange rate or (ii) a combination of cash and shares of Superior Energy’s common stock, if any, based on a daily exchange value (as described herein) calculated on a proportionate basis for each day of the 25 trading-day observation period.
     The initial exchange rate is 21.9414 shares of Superior Energy’s common stock per $1,000 principal amount of notes, equivalent to an initial exchange price of approximately $45.58 per share of common stock. The exchange rate is subject to adjustment in some events but will not be adjusted for accrued interest. In addition, following certain corporate transactions that occur prior to December 15, 2011 and that also constitute fundamental changes, we will increase the exchange rate for holders who elect to exchange notes in connection with such corporate transactions in certain circumstances.
     We may not redeem the notes before December 15, 2011. On or after December 15, 2011, we may redeem all or part of the notes at any time. Any redemption of the notes will be for cash at 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
     Subject to certain conditions described in this prospectus, holders may require us to purchase all or a portion of their notes on each of December 15, 2011, December 15, 2016 and December 15, 2021. In addition, if Superior Energy experiences specified types of corporate transactions, holders may require us to purchase all or a portion of their notes. Any repurchase of the notes pursuant to these provisions will be for cash at a price equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest to, but excluding, the purchase date.
     The notes are our senior, unsecured obligations, and rank equal in right of payment to all of our other existing and future senior indebtedness. The notes are guaranteed on a senior, unsecured basis by Superior Energy and our current domestic subsidiaries that guarantee our outstanding 6 7/8% Senior Notes due 2014. Future subsidiaries that guarantee any indebtedness of SESI, Superior Energy or a domestic subsidiary of SESI will also guarantee the notes. The notes and Superior Energy’s and our subsidiaries’

guarantees are effectively subordinated to all of our, Superior Energy’s and our subsidiary guarantors’ secured indebtedness, including indebtedness under our credit facility, to the extent of the collateral securing such indebtedness.
     The notes are eligible for trading on The PORTALSM Market. Superior Energy’s common stock is listed on the New York Stock Exchange under the symbol “SPN.” The last reported sale price of Superior Energy’s common stock on the New York Stock Exchange on April 30, 2007 was $36.33 per share.
     See “Risk Factors” beginning on page 6 for a discussion of certain risks that you should consider in connection with an investment in the securities offered by this prospectus.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 1, 2007

     In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any other information. If anyone provides you with different or inconsistent information, you should not rely on it.
     You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospectus may have changed since those dates.

PROSPECTUS SUMMARY
     This prospectus summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. We urge you to carefully read all of this prospectus and the documents incorporated by reference, including our consolidated financial statements and accompanying notes, to gain a fuller understanding of our business and the terms of the notes, as well as some of the other considerations that may be important to you, before making your investment decision. You should pay special attention to the “Risk Factors” section of this prospectus to determine whether an investment in the notes is appropriate for you. In addition, certain statements include forward-looking information which involves risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” In this prospectus, the “Company,” “we,” “our” and “us” refer to SESI, L.L.C., the issuer of the notes, its parent, Superior Energy Services, Inc., and their subsidiaries, unless otherwise indicated. References to “Superior Energy” are to Superior Energy Services, Inc., SESI’s parent company and the issuer of the common stock for which the notes are exchangeable, and not to any of its subsidiaries. References to “SESI” are to SESI, L.L.C., the issuer of the notes, and not to Superior Energy or any of their subsidiaries.
Our Company
     We are a leading, highly diversified provider of specialized oilfield services and equipment. We focus on serving the drilling-related needs of oil and gas companies primarily through our rental tools segment, and the production-related needs of oil and gas companies through our well intervention, rental tools and marine segments. We believe that we are one of the few companies capable of providing the services, tools and liftboats necessary to maintain, enhance and extend the life of offshore producing wells, as well as plug and abandonment services at the end of their life cycle. We also own and operate mature oil and gas properties in the Gulf of Mexico. We believe that our ability to provide our customers with multiple services and to coordinate and integrate their delivery allows us to maximize efficiency, reduce lead-time and provide cost-effective solutions for our customers. We have expanded geographically so that we now have a significant presence in both select domestic land and international markets.
Our Business
Our operations are organized into the following four business segments:
     Well Intervention Services. We provide well intervention services that stimulate oil and gas production. Our well intervention services include coiled tubing, electric line, pumping and stimulation, gas lift, well control, snubbing, recompletion, engineering and well evaluation services, platform and field management, offshore oil and gas cleaning, decommissioning, plug and abandonment and mechanical wireline. We believe we are the leading provider of mechanical wireline services in the Gulf of Mexico with approximately 210 offshore wireline units, 90 land wireline units and 10 dedicated liftboats configured specifically for wireline services. We also believe we are a leading provider of rigless plug and abandonment services in the Gulf of Mexico. We recently completed construction of an 880-ton derrick barge which was deployed off the coast of Malaysia under a charter that is scheduled to run through October 2007. We also manufacture and sell specialized drilling rig instrumentation equipment.
     In December 2006, we significantly expanded the domestic land presence of our well intervention segment when we acquired Warrior Energy Services Corporation (“Warrior”), a provider of production-related services. Warrior has 82 electric line units, 15 rig-assist snubbing units and six coiled tubing units and provides services onshore in Alabama, Arkansas, Colorado, Kansas, Louisiana, Mississippi, Montana, New Mexico, North Dakota, Oklahoma, Texas, Utah and Wyoming, and offshore in the Gulf of Mexico.
     Rental Tools. We are a leading provider of rental tools. We manufacture, sell and rent specialized equipment for use with offshore and onshore oil and gas well drilling, completion, production and workover activities. Through internal growth and acquisitions, we have increased the size and breadth of our rental tool inventory and geographic scope of operations so that we now conduct operations offshore in the Gulf of Mexico, onshore in the United States and in select international market areas. We currently have locations in all of the major staging points in Louisiana and Texas for offshore oil and gas activities in the Gulf of Mexico and in North Louisiana, Arkansas, Oklahoma and Wyoming. Our rental tools segment also conducts operations in Venezuela, Trinidad, Mexico, Colombia, Eastern Canada, the United Kingdom, Continental Europe, the Middle East, West Africa and the Asia Pacific region. Our rental tools include pressure control equipment, specialty tubular goods including drill pipe and landing strings, connecting iron, handling tools, bolting equipment, stabilizers, drill collars and on-site accommodations.
     Marine Services. We own and operate a fleet of liftboats that we believe is highly complementary to our well intervention services. A liftboat is a self-propelled, self-elevating work platform with legs, cranes and living accommodations. Our fleet consists of 37 liftboats, including 10 liftboats configured specifically for wireline services (included in our well intervention segment) and 27 in our rental fleet with leg-lengths ranging from 145 feet to 250 feet. Our liftboat fleet has leg-lengths and deck spaces that are suited to deliver our production-related bundled services and support customers in their construction, maintenance and other production-

enhancement projects. All of our liftboats are currently located in the Gulf of Mexico, but we may reposition some of our larger liftboats to international market areas if opportunities arise.
     Oil and Gas Operations. Through our subsidiary, SPN Resources, LLC (“SPN Resources”), we acquire mature oil and gas properties in the Gulf of Mexico to provide our customers a cost-effective alternative to the plugging, abandoning and decommissioning process. Owning oil and gas properties provides additional opportunities for our well intervention, decommissioning and platform management services, particularly during periods when demand from our traditional customers is weak due to cyclical or seasonal factors. Once properties are acquired, we utilize our production-related assets and services to maintain, enhance and extend existing production of these properties. At the end of a property’s economic life, we plug and abandon the wells and decommission and abandon the facilities. As of December 31, 2006, we had interests in 31 offshore blocks containing 65 structures and approximately 156 producing wells. As of December 31, 2006, we had reserves of approximately 13.9 million barrels of oil equivalent (mmboe) with a PV-10 of $230.6 million and approximately 83% of our reserves were classified as proved developed.

     Our headquarters are located at 1105 Peters Road, Harvey, Louisiana 70058, and our telephone number at that address is (504) 362-4321. Our Internet website is http://www.superiorenergy.com. The information contained on our website or that can be accessed through our website does not constitute part of this prospectus.
The Offering
     This prospectus covers the resale of up to $400,000,000 aggregate principal amount of the notes and the shares of Superior Energy’s common stock issuable upon exchange of the notes. We issued and sold a total of $400,000,000 aggregate principal amount of the notes on December 12, 2006 in a private placement to certain initial purchasers. The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, please refer to the section of this prospectus entitled “Description of Notes.”

Issuer	SESI, L.L.C., a Delaware limited liability company that is wholly owned by Superior Energy.

Securities	$400.0 million aggregate principal amount (including $50.0 million aggregate principal amount subject to an option that the initial purchasers exercised in full) of 1.50% Senior Exchangeable Notes due 2026.

Maturity	December 15, 2026, unless earlier redeemed, repurchased or exchanged.

Interest	1.50% per annum until, but excluding, December 15, 2011, decreasing to a rate of 1.25% per annum thereafter. Interest on the notes will accrue from December 12, 2006. Interest will be payable semiannually in arrears on December 15 and June 15 of each year, beginning on June 15, 2007.

Exchange Rights	Holders may exchange their notes at any time prior to the close of business on the business day immediately preceding the maturity date, in multiples of $1,000 principal amount, at the option of the holder under the following circumstances:
•	during any fiscal quarter (and only during that fiscal quarter) commencing after March 31, 2007, if the last reported sale price of Superior Energy’s common stock is greater than or equal to 135% of the applicable exchange price for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter;

•	prior to December 15, 2011, during the five business-day period after any 10 consecutive trading-day period (the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day in the measurement period was less than 95% of the product of the last reported sale price of Superior Energy’s common stock and the exchange rate on such trading day;

•	if such notes have been called for redemption; or

•	upon the occurrence of specified corporate transactions described under “Description of Notes — Exchange Rights — Exchange Upon Specified Corporate Transactions.”

Holders may also exchange their notes at their option at any time beginning on September 15, 2026, and ending at the close of business on the second business day immediately preceding December 15, 2026.

The initial exchange rate for the notes is 21.9414 shares of Superior Energy’s common stock per $1,000 principal amount of notes (equal to an initial exchange price of approximately $45.58 per share), subject to adjustment.

Upon exchange, SESI will have the right to deliver either (i) in the case of any exchange prior to December 15, 2011 other than an exchange related to SESI’s call of notes for redemption, shares of Superior Energy’s common stock based upon the applicable exchange rate or (ii) a combination of cash and shares of Superior Energy’s common stock, if any, based on a daily exchange value (as described herein) calculated on a proportionate basis for each day of the 25 trading-day observation period. See “Description of Notes — Exchange Rights — Payment Upon Exchange.” At any time on or before the 28th scheduled trading day prior to December 15, 2011, SESI may irrevocably waive in its sole discretion its right to satisfy its exchange obligations prior to December 15, 2011 solely in shares of Superior Energy’s common stock. See “Description of Notes — Exchange Rights — Exchange After Irrevocable Election to Waive Right to Settle Solely in Shares of Superior Energy’s Common Stock.”

In addition, following certain corporate transactions that occur prior to December 15, 2011 and that also constitute fundamental changes (as defined in this prospectus), the exchange rate for a holder who elects to exchange its notes in connection with such corporate transactions will be increased in certain circumstances. See “Description of Notes — Exchange Rights — Exchange Rate Adjustments — Adjustment to Shares Delivered Upon Exchange Upon Certain Fundamental Changes.” If such fundamental change also constitutes a public acquirer change of control (as defined in this prospectus), SESI may, in lieu of increasing the exchange rate as described above, elect to adjust the exchange rate and related exchange obligation so that the notes are exchangeable for shares of the acquiring or surviving company. See “Description of Notes — Exchange Rights — Exchange Rate Adjustments — Exchange After a Public Acquirer Change of Control.”

You will not receive any additional cash payment or additional shares representing accrued and unpaid interest, “make-whole” premium or additional interest, if any, upon exchange of a note, except in limited circumstances. Instead, interest will be deemed paid by the shares or the combination of cash and shares, if any, of Superior Energy’s common stock issued to you upon exchange.

Notes called for redemption may be surrendered for exchange prior to 5:00 p.m., New York City time, on the third scheduled trading day immediately preceding the redemption date.

Redemption at Our Option	Prior to December 15, 2011, the notes will not be redeemable. On or after December 15, 2011, SESI may redeem for cash all or part of the notes, upon not less than 30 scheduled trading days’ nor more than 45 scheduled trading days’ notice before the redemption date by mail to the trustee, the paying agent and each holder of notes, at 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, including any additional interest, to, but excluding, the redemption date. See “Description of Notes — Optional Redemption.”

Purchase of Notes by Us at the Option of the Holder	Subject to certain conditions described in this prospectus, you have the right to require SESI to purchase all or a portion of your notes on each of December 15, 2011, December 15, 2016 and December 15, 2021 (each, a “purchase date”). In each case, the purchase price payable will be equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest, including any additional interest, to but excluding the purchase date. SESI will pay cash for all notes so purchased. See “Description of Notes — Purchase of Notes by SESI at the Option of the Holder.”

Fundamental Change	If Superior Energy undergoes a fundamental change, you will have the option to require SESI to purchase all or any portion of your notes. The fundamental change purchase price will be 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest, including any additional interest, to but excluding the fundamental change purchase date. SESI will pay cash for all notes so purchased. See “Description of Notes — Fundamental Change Permits Holders to Require SESI to Purchase Notes.”

Ranking; Guarantors	The notes are guaranteed on a senior, unsecured basis by Superior Energy and all of SESI’s current domestic subsidiaries that are guarantors of SESI’s outstanding 6 7/8% Senior Notes due 2014 and future subsidiaries that guarantee other indebtedness of SESI, Superior Energy or a domestic subsidiary of SESI. The guarantees are unsecured senior indebtedness of Superior Energy and the subsidiary guarantors and have the same ranking with respect to indebtedness of such guarantors as the notes have with respect to SESI’s indebtedness.

The notes are SESI’s, and the guarantees are the guarantors’ direct, unsecured senior obligations. Accordingly, they rank:
•	equal to all of SESI’s and the guarantors’ existing and future senior indebtedness;

•	senior to all of SESI’s and the guarantors’ existing and future subordinated indebtedness;

•	effectively subordinated to all of SESI’s and the guarantors’ existing and future secured indebtedness, including indebtedness under SESI’s credit facility, to the extent of the assets securing such indebtedness; and

•	effectively subordinated to all existing and any future indebtedness and other liabilities of SESI’s subsidiaries that are not guaranteeing the notes, to the extent of the assets of such subsidiaries.

The indenture pursuant to which the notes were issued does not limit the amount of debt that Superior Energy, SESI or their subsidiaries may incur.

As of March 31, 2007, we had approximately $712.4 million of outstanding senior indebtedness and other liabilities (excluding trade payables, accrued expenses, taxes, decommissioning liabilities and other long-term liabilities), approximately $16.6 million of which represented secured indebtedness.

Registration Rights	We have filed a shelf registration statement, of which this prospectus is a part, under the Securities Act relating to the resale of the securities. Subject to certain rights to suspend use of the shelf registration statement, we have agreed to use reasonable best efforts to keep the shelf registration statement effective until the date there are no longer any registrable securities.

No Proceeds	We will not receive any of the proceeds from the sale by the selling security holders of the securities offered by this prospectus.

Book-Entry Form	The notes were issued in book-entry form and were represented by one or more permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances. See “Description of Notes — Book-Entry, Settlement and Clearance.”

Absence of a Public Market for the Notes	The notes will not be listed on any securities exchange or included in any automated quotation system. However, the notes that were issued in the private placement are eligible for trading in the PORTALSM Market. The notes sold using this prospectus, however, will no longer be eligible for trading in the PORTALSM Market, but may be freely traded in compliance with the registration statement.

Trading Symbol for Superior Energy’s Common Stock	Superior Energy’s common stock is listed on the New York Stock Exchange under the symbol “SPN.”

Exchangeable Note Hedge and Warrant Transactions	In connection with the December 2006 offering and issuance of the notes, we entered into one or more exchangeable note hedge transactions with counterparties that include affiliates of certain of the initial purchasers. The exchangeable note hedge transactions are expected to reduce the potential dilution upon exchange of the notes. We also entered into warrant transactions with the same counterparties.

In connection with hedging these transactions, such counterparties or their affiliates:
•	may enter or may have entered into various derivative transactions with respect to Superior Energy’s common stock and/or purchase shares of Superior Energy’s common stock in secondary market transactions concurrently with or shortly after the pricing of the notes; and

•	may enter into, or unwind, various derivatives and/or purchase or sell Superior Energy’s common stock in secondary market transactions following the pricing of the notes (and are likely to do so during any observation period in respect of any exchange of notes).

These activities could have the effect of causing, increasing or preventing a decline in the price of Superior Energy’s common stock concurrently with or shortly after the pricing of the notes. In addition, such counterparties or their affiliates, may enter into or unwind various derivatives and/or purchase or sell Superior Energy’s common stock in secondary market transactions prior to December 15, 2011 or an earlier redemption date, and are likely to do so during any observation period, which could materially and adversely impact the price of the notes and the settlement amount payable upon exchange of the notes.

Failure to Comply with Reporting Obligations	Should we fail to comply with the reporting obligations in the indenture or fail to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, your remedy for the 365 days after the occurrence of such an event of default will consist exclusively of the right to receive additional interest on the notes at an annual rate equal to 0.50% of the principal amount of the notes. See “Description of Notes — Events of Default.”

Risk Factors	You should read carefully the “Risk Factors” beginning on page 6 of this prospectus for certain considerations relevant to an investment in the notes and any shares of Superior Energy’s common stock for which the notes, in certain circumstances, are exchangeable.

RISK FACTORS
     The following information describes certain significant risks and uncertainties inherent in our business. Some of these risks are described below and in the documents incorporated by reference in this prospectus, and you should take these risks into account in evaluating us or any investment decision involving us or in deciding whether to purchase the securities offered hereby. This section does not describe all risks applicable to us, our industry or our business, and it is intended only as a summary of certain material risks. You should carefully consider such risks and uncertainties, together with the other information contained herein and in the documents incorporated herein by reference. If any of such risks and uncertainties actually occurs, our business, financial condition or operating results could be harmed substantially and could differ materially from the plans, projections and other forward-looking statements included elsewhere herein or in the documents incorporated herein by reference.
Risks Relating to Our Business
We are subject to the cyclical nature of the oil and gas industry.
     Demand for the majority of our oilfield services is substantially dependent on the level of expenditures by the oil and gas industry. This level of activity has traditionally been volatile as a result of sensitivities to oil and gas prices and generally dependent on the industry’s view of future oil and gas prices. The purchases of the products and services we provide are, to a substantial extent, deferrable in the event oil and gas companies reduce expenditures. Therefore, the willingness of our customers to make expenditures is critical to our operations. Oil and gas prices have historically been volatile and are affected by many factors, including:
•	the level of worldwide oil and gas exploration and production;

•	the cost of exploring for, producing and delivering oil and gas;

•	demand for energy, which is affected by worldwide economic activity and population growth;

•	the ability of the Organization of Petroleum Exporting Countries, or OPEC, to set and maintain production levels for oil;

•	the discovery rate of new oil and gas reserves;

•	political and economic uncertainty, socio-political unrest and regional instability or hostilities; and

•	technological advances affecting energy exploration, production and consumption.
     Although activity levels in production and development sectors of the oil and gas industry are less immediately affected by changing prices and as a result, less volatile than the exploration sector, producers generally react to declining oil and gas prices by reducing expenditures. This has in the past adversely affected and may in the future, adversely affect our business. We are unable to predict future oil and gas prices or the level of oil and gas industry activity. A prolonged low level of activity in the oil and gas industry will adversely affect the demand for our products and services and our financial condition, results of operations and cash flows.
Our industry is highly competitive.
     We compete in highly competitive areas of the oilfield services industry. The products and services of each of our principal industry segments are sold in highly competitive markets, and our revenues and earnings may be affected by the following factors:
•	changes in competitive prices;

•	fluctuations in the level of activity in major markets;

•	an increased number of liftboats in the Gulf of Mexico;

•	general economic conditions; and

•	governmental regulation.
     We compete with the oil and gas industry’s largest integrated and independent oilfield service providers. We believe that the principal competitive factors in the market areas that we serve are price, product and service quality, availability and technical proficiency.

     Our operations may be adversely affected if our current competitors or new market entrants introduce new products or services with better features, performance, prices or other characteristics than our products and services. Further, additional liftboat capacity in the Gulf of Mexico would increase competition for that service. Competitive pressures or other factors also may result in significant price competition that could have a material adverse effect on our results of operations and financial condition. Finally, competition among oilfield service and equipment providers is also affected by each provider’s reputation for safety and quality. Although we believe that our reputation for safety and quality service is good, we cannot guarantee that we will be able to maintain our competitive position.
Estimates of our oil and gas reserves and potential liabilities relating to our oil and gas properties may be incorrect.
     We acquire mature oil and gas properties in the Gulf of Mexico on an “as is” basis and assume all plugging, abandonment, restoration and environmental liability with limited remedies for breaches of representations and warranties. Acquisitions of these properties require an assessment of a number of factors beyond our control, including estimates of recoverable reserves, future oil and gas prices, operating costs and potential environmental and plugging and abandonment liabilities. These assessments are complex and inherently imprecise, and, with respect to estimates of oil and gas reserves, require significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir. In addition, since these properties are typically mature, our facilities and operations may be more susceptible to hurricane damage, equipment failure or mechanical problems. In connection with these assessments, we perform due diligence reviews that we believe are generally consistent with industry practices. However, our reviews may not reveal all existing or potential problems. In addition, our reviews may not permit us to become sufficiently familiar with the properties to fully assess their deficiencies and capabilities. We may not always discover structural, subsurface, environmental or other problems that may exist or arise.
     Actual future production, cash flows, development expenditures, operating and abandonment expenses and quantities of recoverable oil and gas reserves may vary substantially from those estimated by us and any significant variance in these assumptions could materially affect the estimated quantity and value of our proved reserves. Therefore, the risk is that we may overestimate the value of economically recoverable reserves and/or underestimate the cost of plugging wells and abandoning production facilities. If costs of abandonment are materially greater or actual reserves are materially lower than our estimates, they could have an adverse effect on earnings.
A significant portion of our revenue is derived from our non-United States operations, which exposes us to additional political, economic and other uncertainties.
     Our non-United States revenues account for approximately 15%, 14% and 16% of our total revenues in 2006, 2005, and 2004, respectively. Our international operations are subject to a number of risks inherent in any business operating in foreign countries including, but not limited to:
•	political, social and economic instability;

•	potential seizure or nationalization of assets;

•	increased operating costs;

•	social unrest, acts of terrorism, war or other armed conflict;

•	modification or renegotiating of contracts;

•	import-export quotas;

•	confiscatory taxation or other adverse tax policies;

•	currency fluctuations;

•	restrictions on the repatriation of funds; and

•	other forms of government regulation which are beyond our control.
     Additionally, our competitiveness in international market areas may be adversely affected by regulations, including, but not limited to, regulations requiring:
•	the awarding of contracts to local contractors;

•	the employment of local citizens; and

•	the establishment of foreign subsidiaries with significant ownership positions reserved by the foreign government for local citizens.
     The occurrence of any of the risks described above could adversely affect our results of operations and cash flows.
We are susceptible to adverse weather conditions in the Gulf of Mexico.
     Certain areas in and near the Gulf of Mexico experience hurricanes and other extreme weather conditions on a relatively frequent basis. Substantially all of our facilities and assets offshore and along the Gulf of Mexico, including the structures and pipelines on our offshore oil and gas properties, are susceptible to damage and/or total loss by these storms. Damage caused by high winds and turbulent seas could potentially cause us to curtail both service and production operations for significant periods of time until damage can be assessed and repaired. Moreover, even if we do not experience direct damage from any of these storms, we may experience disruptions in our operations because customers may curtail their development activities due to damage to their platforms, pipelines and other related facilities.
     Due to the losses as a consequence of the hurricanes that occurred in the Gulf of Mexico in 2005 and 2004, we have not been able to obtain insurance coverage comparable with that of prior years, thus putting us at a greater risk of loss due to severe weather conditions. Any significant uninsured losses could have a material adverse effect on our financial position, results of operations and cash flows.
We are vulnerable to the potential difficulties associated with rapid expansion.
     We have grown rapidly over the last several years through internal growth and acquisitions of other companies. We believe that our future success depends on our ability to manage the rapid growth that we have experienced and the demands from increased responsibility on our management personnel. The following factors could present difficulties to us:
•	lack of sufficient executive-level personnel;

•	increased administrative burden; and

•	increased logistical problems common to large, expansive operations.
     If we do not manage these potential difficulties successfully, our operating results could be adversely affected.
We depend on key personnel.
     Our success depends to a great degree on the abilities of our key management personnel, particularly our chief executive and operating officers and other high-ranking executives. The loss of the services of one or more of these key employees could adversely affect us.
We might be unable to employ a sufficient number of skilled workers.
     The delivery of our products and services require personnel with specialized skills and experience. As a result, our ability to remain productive and profitable will depend upon our ability to employ and retain skilled workers. In addition, our ability to expand our operations depends in part on our ability to increase the size of our skilled labor force. The demand for skilled workers in our industry is high, and the supply is limited. In addition, although our employees are not covered by a collective bargaining agreement, the marine services industry has in the past been targeted by maritime labor unions in an effort to organize Gulf of Mexico employees. A significant increase in the wages paid by competing employers or the unionization of our Gulf of Mexico employees could result in a reduction of our skilled labor force, increases in the wage rates that we must pay or both. If either of these events were to occur, our capacity and profitability could be diminished and our growth potential could be impaired.
We depend on significant customers.
     We derive a significant amount of our revenue from a small number of major and independent oil and gas companies. In 2006 and 2005, Shell accounted for approximately 12% and 10% of our total revenue, respectively. We did not have a single customer account for more than 10% of our total revenue in 2004. Our inability to continue to perform services for a number of our large existing customers, if not offset by sales to new or other existing customers, could have a material adverse effect on our business and operations.

The dangers inherent in our operations and the limits on insurance coverage could expose us to potentially significant liability costs and materially interfere with the performance of our operations.
     Our operations are subject to numerous operating risks inherent in the oil and gas industry that could result in substantial losses. These risks include:
•	fires;

•	explosions, blowouts, and cratering;

•	hurricanes and other extreme weather conditions;

•	mechanical problems, including pipe failure;

•	abnormally pressured formations; and

•	environmental accidents, including oil spills, gas leaks or ruptures, uncontrollable flows of oil, gas, brine or well fluids, or other discharges of toxic gases or other pollutants.
     Our liftboats are also subject to operating risks such as catastrophic marine disaster, adverse weather conditions, collisions and navigation errors.
     The occurrence of these risks could result in substantial losses due to personal injury, loss of life, damage to or destruction of wells, production facilities or other property or equipment, or damages to the environment. In addition, certain of our employees who perform services on offshore platforms and marine vessels are covered by provisions of the Jones Act, the Death on the High Seas Act and general maritime law. These laws make the liability limits established by federal and state workers’ compensation laws inapplicable to these employees and instead permit them or their representatives to pursue actions against us for damages for job-related injuries. In such actions, there is generally no limitation on our potential liability.
     Any litigation arising from a catastrophic occurrence involving our services, equipment or oil and gas production operations could result in large claims for damages. The frequency and severity of such incidents affect our operating costs, insurability and relationships with customers, employees and regulators. Any increase in the frequency or severity of such incidents, or the general level of compensation awards with respect to such incidents, could affect our ability to obtain projects from oil and gas companies or insurance. We maintain several types of insurance to cover liabilities arising from our services, including onshore and offshore non-marine operations, as well as marine vessel operations. These policies include primary and excess umbrella liability policies with limits of $50 million dollars per occurrence, including sudden and accidental pollution incidents. We also maintain property insurance on our physical assets, including marine vessels, and operating equipment. Successful claims for which we are not fully insured may adversely affect our working capital and profitability.
     For our oil and gas operations, we maintain control of well, operators extra expense and pollution liability coverage, to include our liabilities under the federal Oil Pollution Act of 1990, or OPA. Limits maintained for well control incidents unrelated to windstorms range from $35 million to $50 million per occurrence. We have a limit of $75 million in the aggregate per policy year for named windstorm related events. The liability limit is $50 million per occurrence for non-well control events. We also maintain property insurance on our physical assets, including offshore production facilities and operating equipment. As a result of the losses caused by recent hurricanes in the Gulf of Mexico, we experienced substantial increases in our costs of insurance, as well as increased deductibles and self-insured retentions. Any significant uninsured losses could have a material adverse effect on our financial position, results of operations and cash flows.
     The cost of many of the types of insurance coverage maintained by us has increased significantly during recent years and resulted in the retention of additional risk by us, primarily through higher insurance deductibles. Very few insurance underwriters offer certain types of insurance coverage maintained by us, and there can be no assurance that any particular type of insurance coverage will continue to be available in the future, that we will not accept retention of additional risk through higher insurance deductibles or otherwise, or that we will be able to purchase our desired level of insurance coverage at commercially feasible rates. Further, due to the losses as a result of hurricanes that occurred in the Gulf of Mexico in 2005 and 2004, we were not be able to obtain insurance coverage comparable with that of prior years, thus putting us at a greater risk of loss due to severe weather conditions especially with our oil and gas properties. In addition, costs have significantly increased for windstorm, or hurricane, coverage which also impose higher deductibles and limit maximum aggregate recoveries. Any significant uninsured losses could have a material adverse effect on our financial position, results of operations and cash flows.
     The occurrence of any of these risks could also subject us to clean-up obligations, regulatory investigation, penalties or suspension of operations. Further, our operations may be materially curtailed, delayed or canceled as a result of numerous factors, including:

•	the presence of unanticipated pressure or irregularities in formations;

•	equipment failures or accidents;

•	adverse weather conditions;

•	compliance with governmental requirements; and

•	shortages or delays in obtaining drilling rigs or in the delivery of equipment and services.
Our oil and gas revenues are subject to commodity price risk.
     We are subject to market risk exposure in the pricing applicable to our oil and gas production. Considering the historical and continued volatility and uncertainty of prices received for oil and gas production, we have and may continue to enter into hedging arrangements to reduce our exposure to decreases in the prices of natural gas and oil.
     Hedging arrangements expose us to risk of significant financial loss in some circumstances including circumstances where:
•	there is a change in the expected differential between the underlying price in the hedging agreement and actual prices received;

•	our production and/or sales of natural gas are less than expected;

•	payments owed under derivative hedging contracts typically come due prior to receipt of the hedged month’s production revenue; and

•	the other party to the hedging contract defaults on its contract obligations.
     We cannot assure you that the hedging transactions we enter into will adequately protect us from declines in the prices of natural gas and oil. In addition, our hedging arrangements will limit the benefit we would receive from increases in the prices for natural gas and oil.
Factors beyond our control affect our ability to market oil and gas.
     The availability of markets and the volatility of product prices are beyond our control and represent a significant risk. The marketability of our production depends upon the availability and capacity of gas gathering systems, pipelines and processing facilities. The unavailability or lack of capacity of these systems and facilities could result in the shut-in of producing wells or the delay or discontinuance of development plans for properties. Our ability to market oil and gas also depends on other factors beyond our control, including:
•	the level of domestic production and imports of oil and gas;

•	the proximity of gas production to gas pipelines;

•	the availability of pipeline capacity;

•	the demand for oil and natural gas by utilities and other end users;

•	the availability of alternate fuel sources;

•	state and federal regulation of oil and gas marketing; and

•	federal regulation of gas sold or transported in interstate commerce.
     If these factors were to change dramatically, our ability to market oil and gas could be adversely affected.
Our inability to control the inherent risks of acquiring businesses could adversely affect our operations.
     Acquisitions have been and we believe will continue to be a key element of our business strategy. We cannot assure you that we will be able to identify and acquire acceptable acquisition candidates on terms favorable to us in the future. We may be required to incur substantial indebtedness to finance future acquisitions. Such additional debt service requirements may impose a significant burden on our results of operations and financial condition. We cannot assure you that we will be able to successfully consolidate the operations and assets of any acquired business with our own business. Acquisitions may not perform as expected when the acquisition was made and may be dilutive to our overall operating results. In addition, our management may not be able to effectively manage our increased size or operate a new line of business.
We may not be able to acquire oil and gas properties to increase our asset utilization.
     Our strategy to increase our asset utilization by performing work on our own properties depends on our ability to find, acquire, manage and decommission mature Gulf of Mexico oil and gas properties. Factors that may hinder our ability to acquire these properties include competition, prevailing oil and natural gas prices and the number of properties for sale. Another factor that could hinder our ability to acquire oil and gas properties is our ability to assume additional decommissioning liabilities without posting bonds or providing other financial security to the U.S. Department of Interior, Minerals Management Service, or MMS, or the sellers of these properties, the cost of which may render our proposal unattractive to the sellers. In certain instances, the sellers of these properties may have continuing obligations to us that are unsecured, and although we believe these arrangements represent minimal credit risk, we cannot guarantee that any seller will not become a credit risk in the future. If we are unable to find and acquire properties meeting our criteria on acceptable terms to us, we will not be able to increase the utilization of our assets and services by performing work on our own properties during seasonal downtime and when we have available equipment not being utilized by our traditional customer base. We cannot guarantee that we will be able to locate and acquire such properties.
The nature of our industry subjects us to compliance with regulatory and environmental laws.
     Our business is significantly affected by a wide range of local, state and federal statutes, rules, orders and regulations relating to the oil and gas industry in general, and more specifically with respect to the environment, health and safety, waste management and the manufacture, storage, handling and transportation of hazardous wastes. The failure to comply with these rules and regulations can result in the revocation of permits, corrective action orders, administrative or civil penalties and criminal prosecution. Further, laws and regulations in this area are complex and change frequently. Changes in laws or regulations, or their enforcement, could subject us to material costs.
     Our oil and gas operations are conducted on federal leases that are administered by MMS and are required to comply with the regulations and orders promulgated by MMS under the Outer Continental Shelf Lands Act. MMS regulations also establish construction requirements for production facilities located on federal offshore leases and govern the plugging and abandonment of wells and the removal of production facilities from these leases. Under limited circumstances, MMS could require us to suspend or terminate our operations on a federal lease. MMS also establishes the basis for royalty payments due under federal oil and natural gas leases through regulations issued under applicable statutory authority.
     Our oil and gas operations are also subject to certain requirements under OPA. Under OPA and its implementing regulations, “responsible parties,” including owners and operators of certain vessels and offshore facilities, are strictly liable for damages resulting from spills of oil and other related substances in the United States waters, subject to certain limitations. OPA also requires a responsible party to submit proof of its financial ability to cover environmental cleanup and restoration costs that could be incurred in connection with an oil spill. Further, OPA imposes other requirements, such as the preparation of oil spill response plans. In the event of a substantial oil spill originating from one of our facilities, we could be required to expend potentially significant amounts of capital which could have a material adverse effect on our future operations and financial results.
     We have compliance costs and potential environmental liabilities with respect to our offshore and onshore operations, including our environmental cleaning services. Certain environmental laws provide for joint and several liabilities for remediation of spills and releases of hazardous substances. These environmental statutes may impose liability without regard to negligence or fault. In addition, we may be subject to claims alleging personal injury or property damage as a result of alleged exposure to hazardous substances. We believe that our present operations substantially comply with applicable federal and state pollution control and environmental protection laws and regulations. We also believe that compliance with such laws has not had a material adverse effect on our operations. However, we are unable to predict whether environmental laws and regulations will have a material adverse effect on our future operations and financial results. Sanctions for noncompliance may include revocation of permits, corrective action orders, administrative or civil penalties and criminal prosecution.
     Federal, state and local statutes and regulations require permits for drilling operations, drilling bonds and plugging and abandonment and reports concerning operations. Federal and state laws that also require owners of non-producing wells to plug the well and remove all exposed piping and rigging before the well is permanently abandoned significantly affect the demand for our plug and abandonment services. A decrease in the level of enforcement of such laws and regulations in the future would adversely affect the demand for our services and products. In addition, demand for our services is affected by changing taxes, price controls and other laws and regulations relating to the oil and gas industry generally. The adoption of laws and regulations curtailing exploration and development drilling for oil and gas in our areas of operations for economic, environmental or other policy reasons could also adversely affect our operations by limiting demand for our services.

     The regulatory burden on our business increases our costs and, consequently, affects our profitability. We are unable to predict the level of enforcement of existing laws and regulations, how such laws and regulations may be interpreted by enforcement agencies or court rulings, or whether additional laws and regulations will be adopted. We are also unable to predict the effect that any such events may have on us, our business, or our financial condition.
A terrorist attack or armed conflict could harm our business.
     Terrorist activities, anti-terrorist efforts and other armed conflict involving the United States may adversely affect the United States and global economies and could prevent us from meeting our financial and other obligations. If any of these events occur, the resulting political instability and societal disruption could reduce overall demand for oil and natural gas, potentially putting downward pressure on demand for our services and causing a reduction in our revenues. Oil and gas related facilities could be direct targets of terrorist attacks, and our operations could be adversely impacted if infrastructure integral to customers’ operations is destroyed or damaged. Costs for insurance and other security may increase as a result of these threats, and some insurance coverage may become more difficult to obtain, if available at all.
Risks Relating to the Notes
Although the notes are referred to as “senior notes,” the notes are effectively subordinated to the rights of our and the guarantors’ existing and future secured creditors and any liabilities of our non-guarantor subsidiaries.
     The notes are our senior unsecured obligations and rank equally in right of payment to all of our other existing and future senior indebtedness, including our outstanding 6 7/8% Senior Notes due 2014 and indebtedness under our credit facility. The notes are being guaranteed on a senior basis by Superior Energy and our current domestic significant subsidiaries, which are the same guarantors of our outstanding 6 7/8% Senior Notes due 2014. In addition, future subsidiaries that guarantee any indebtedness of SESI, Superior Energy or any domestic subsidiary of SESI will also guarantees the notes. The notes rank equally in right of payment to all of Superior Energy’s and such subsidiary guarantors’ other existing and future senior indebtedness. However, the notes are structurally subordinated to all of the indebtedness and other liabilities of our non-guarantor subsidiaries. The notes are also effectively subordinated to all of our, Superior Energy’s and the subsidiary guarantors’ secured indebtedness, including indebtedness under our credit facility, to the extent of the value of the assets securing such indebtedness.
     Holders of our, Superior Energy’s or our subsidiary guarantors’ existing and future secured indebtedness will have claims that are senior to your claims as holders of the notes, to the extent of the value of the assets securing such other indebtedness. The notes are effectively subordinated to existing secured financings and any other secured indebtedness incurred by us, Superior Energy or our subsidiary guarantors. As a result, in the event of any distribution or payment of our, Superior Energy’s or our subsidiary guarantors’ assets in any bankruptcy, liquidation or dissolution, holders of secured indebtedness will have prior claim to those assets that constitute their collateral. Holders of the notes will participate ratably with all holders of our, Superior Energy’s and our subsidiary guarantors’ unsecured indebtedness that is deemed to be of the same class as the notes or the guarantees, as the case may be, and potentially with all of our general creditors, based on the respective amounts owed to each holder or creditor, in our, Superior Energy’s or our subsidiary guarantors’ remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes.
     As of March 31, 2007, we had approximately $712.4 million of outstanding senior indebtedness and other liabilities (excluding trade payables, accrued expenses, taxes, decommissioning liabilities and other long-term liabilities), approximately $16.6 million of which represented secured indebtedness.
A fundamental change may adversely affect us or the notes.
     You may have the right to require us to repurchase your notes upon the occurrence of a fundamental change as described in “Description of Notes — Fundamental Change Permits Holders to Require SESI to Purchase Notes.” Future debt we may incur in connection with a fundamental change may limit our ability to repurchase the notes upon a fundamental change. Also, if a fundamental change occurs, we cannot assure you that we will have enough funds to repurchase all the notes.
     Furthermore, the fundamental change provisions, including the provisions requiring us to increase the exchange rate by a number of additional shares related to exchanges in connection with a fundamental change, may in certain circumstances make more difficult or discourage a takeover of our company and the removal of incumbent management.
We may not have the ability to raise the funds necessary to settle an exchange of the notes or to purchase the notes upon a fundamental change or on other purchase dates, and our future debt may contain limitations on our ability to pay cash upon exchange or repurchase of the notes.

     Upon exchange of the notes, we may pay a settlement amount in cash and shares of Superior Energy’s common stock, if any, based upon a 25 trading-day observation period. In addition, on December 15, 2011, December 15, 2016 and December 15, 2021, holders of the notes may require us to purchase their notes for cash. See “Description of Notes — Purchase of Notes by Us at the Option of the Holder.” Holders may also require us to purchase their notes upon a fundamental change as described under “Description of Notes — Fundamental Change Permits Holders to Require Us to Purchase Notes.” We cannot assure you that we would have sufficient financial resources, or would be able to arrange financing, to pay the settlement amount in cash, or the purchase price or fundamental change purchase price for the notes tendered by the holders in cash.
     Further, our ability to pay the settlement amount in cash, or the purchase price or fundamental change purchase price for the notes in cash will be subject to limitations we may have in our credit facilities or any other indebtedness we may have in the future. If you exchange your notes or require us to repurchase them, we may seek the consent of our lenders or attempt to refinance our debt, but there can be no assurance that we will be able to do so.
     Failure by us to pay the settlement amount upon exchange or purchase the notes when required will result in an event of default with respect to the notes, which may also result in the acceleration of our other indebtedness.
Future sales of Superior Energy’s common stock or the issuance of other equity may adversely affect the market price of Superior Energy’s common stock and the value of the notes.
     Sales of Superior Energy’s common stock or other equity-related securities could depress the market price of the notes, Superior Energy’s common stock, or both, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of Superior Energy’s common stock or other equity-related securities would have on the market price of Superior Energy’s common stock or the value of the notes. The price of Superior Energy’s common stock could he affected by possible sales of Superior Energy’s common stock by investors who view the notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that we expect to develop involving Superior Energy’s common stock. The hedging or arbitrage could, in turn, affect the market price of the notes.
The market price of the notes could be significantly affected by the market price of Superior Energy’s common stock and other factors.
     We expect that the market price of our notes will be significantly affected by the market price of Superior Energy’s common stock. This may result in greater volatility in the market price of the notes than would be expected for non-exchangeable debt securities. The market price of Superior Energy’s common stock will likely continue to fluctuate in response to factors including the factors discussed elsewhere in “Risk Factors,” many of which are beyond our control.
The conditional exchange feature of the notes could result in your receiving less than the value of the common stock or cash and common stock, as applicable, for which a note would otherwise be exchangeable.
     Prior to September 15, 2026, the notes are exchangeable for cash and shares of Superior Energy’s common stock only if specified conditions are met. If the specific conditions for exchange are not met, you will not be able to exchange your notes, and you may not be able to receive the value of the common stock or cash and common stock, as applicable, for which the notes would otherwise be exchangeable.
Upon exchange of the notes, we will pay a settlement amount consisting of cash and shares of Superior Energy’s common stock, if any, based upon a specified observation period.
     Generally, we will satisfy our exchange obligation to holders by paying cash and by delivering shares of Superior Energy’s common stock based on a daily exchange value calculated on a proportionate basis for each trading day of the 25 trading-day observation period. Accordingly, upon exchange of a note, holders might not receive any shares of Superior Energy’s common stock, or they might receive fewer shares of common stock relative to the exchange value of the note as of the exchange date. In addition, because of the 25 trading-day observation period and settlement mechanics, settlement will be delayed until at least the 28th trading day following the related exchange date (and possibly later). See “Description of Notes — Exchange Rights — Payment Upon Exchange.” Upon exchange of the notes, you may receive less proceeds than expected because the value of Superior Energy’s common stock may decline (or not appreciate as much as you may expect) between the exchange date and the day the settlement amount of your notes is determined.
The notes are not protected by restrictive covenants.
     The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us, Superior Energy or any of our subsidiaries. The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change involving us except to the extent described under “Description of Notes — Fundamental Change Permits Holders to Require

SESI to Purchase Notes,” “Description of Notes — Exchange Rights-Exchange Rate Adjustments — Adjustment to Shares Delivered Upon Exchange Upon Certain Fundamental Changes” and “Description of Notes — Exchange Rights — Exchange Rate Adjustments — Exchange After a Public Acquirer Change of Control.”
The adjustment to the exchange rate for notes exchanged in connection with specified corporate transactions may not adequately compensate you for any lost value of your notes as a result of such transaction.
     If a specified corporate transaction that constitutes a fundamental change occurs prior to December 15, 2011 we will, under certain circumstances, increase the exchange rate by a number of additional shares of Superior Energy’s common stock for notes exchanged in connection with such specified corporate transaction. The increase in the exchange rate will be determined based on the date on which the specified corporate transaction becomes effective and the price paid per share of Superior Energy’s common stock in such transaction, as described below under “Description of Notes — Exchange Rights-Exchange Rate Adjustments — Adjustments to Shares Delivered Upon Exchange Upon Certain Fundamental Changes.” The adjustment to the exchange rate for notes exchanged in connection with a specified corporate transaction may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the effective date for the specified corporate transaction occurs on or after December 15, 2011 or if the price of Superior Energy’s common stock in the transaction is greater than $140 per share or less than $33.76 (in each case, subject to adjustment), no adjustment will be made to the exchange rate. In addition, in no event will the total number of shares of common stock issuable upon exchange as a result of this adjustment exceed 29.6209 per $1,000 principal amount of notes, subject to adjustments in the same manner as the exchange rate as set forth under “Description of Notes — Exchange Rights — Exchange Rate Adjustments.” Our obligation to increase the exchange rate in connection with any such specified corporate transaction could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.
The exchange rate of the notes may not be adjusted for all dilutive events.
     The exchange rate of the notes is subject to adjustment only for certain specified events, including, but not limited to, the issuance of stock dividends on Superior Energy’s common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of Notes — Exchange Rights — Exchange Rate Adjustments.” However, the exchange rate will not be adjusted for other events, such as a third party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or the common stock.
Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.
     Upon the occurrence of a fundamental change, you have the right to require us to repurchase your notes. See “Description of Notes — Fundamental Change Permits Holders to Require Us to Purchase Notes.” However, the fundamental change provisions will not afford protection to holders of notes in the event of certain transactions. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by Superior Energy or SESI may not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.
There is no established trading market for the notes.
     There is no established trading market for the notes. However, the notes that were issued in the private placement are eligible for trading in The PORTALSM Market. The notes sold using this prospectus, however, will no longer be eligible for trading in The PORTALSM Market, but may be freely traded in compliance with the registration statement. We do not intend to apply for listing of the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. As a result, an active trading market for the notes may not develop. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case, you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price. Future trading prices of the notes will depend on many factors, including:
•	our operating performance and financial condition;

•	our ability to have a resale registration statement covering the notes and the common stock issuable upon exchange of the notes declared effective by the Securities and Exchange Commission;

•	the interest of securities dealers in making a market; and

•	the market for similar securities.

     Historically, the markets for non-investment grade debt securities have been subject to disruptions that have caused volatility in prices. It is possible that the markets for the notes will be subject to disruptions. Any such disruptions may have a negative effect on a holder of the notes, regardless of our prospects and financial performance.
You may be deemed to have received a taxable distribution without the receipt of any cash.
     The exchange rate of the notes will be adjusted in certain circumstances. Under Section 305(c) of the Internal Revenue Code of 1986 (the “Code”), adjustments (or failures to make adjustments) that have the effect of increasing your proportionate interest in Superior Energy’s assets or earnings may in some circumstances result in a deemed distribution to you. Certain of the exchange rate adjustments with respect to the notes (including, without limitation, adjustments in respect of taxable dividends to holders of Superior Energy’s common stock) will result in deemed distributions to the holders of notes even though they have not received any cash or property as a result of such adjustments. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules under the Code. In addition, holders of the notes may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding taxes (including backup withholding taxes or withholding taxes for payments to foreign persons). If we pay withholding taxes on behalf of a holder, we may, at our option, set off such payments against payments of cash and common stock on the notes. See “Certain United States Federal Income Tax Considerations — Consequences to U.S. Holders — Constructive Distributions” and “Certain United States Federal Income Tax Considerations — Consequences to Non-U.S. Holders — Dividends and Constructive Distributions.”
The exchangeable note hedge and warrant transactions may affect the value of the notes and Superior Energy’s common stock.
     We entered into exchangeable note hedge and warrant transactions in connection with the private placement of the notes with counterparties that include affiliates of the initial purchasers. The exchangeable note hedge transactions are expected to reduce the potential dilution upon exchange of the notes. However, if the warrants are exercised, such exercise would mitigate some of that reduction.
     In connection with hedging these transactions, such counterparties or their affiliates:
•	may enter or may have entered into various derivative transactions with respect to Superior Energy’s common stock and/or purchase shares of Superior Energy’s common stock in secondary market transactions concurrently with or shortly after the pricing of the notes; and

•	may enter into, or may unwind, various derivatives and/or purchase or sell Superior Energy’s common stock in secondary market transactions following the pricing of the notes (and are likely to do so during any observation period related to a exchange of notes).
     These activities could have the effect of causing, increasing or preventing a decline in the price of Superior Energy’s common stock concurrently with or shortly following the pricing of the notes.
     Such counterparties or their affiliates are likely to modify their hedge positions from time to time prior to exchange or maturity of the notes by purchasing and/or selling shares of Superior Energy’s common stock or entering into or unwinding various derivatives. In addition, we intend to exercise options we hold under the exchangeable note hedge transactions whenever notes are exchanged. In order to unwind their hedge position with respect to those exercised options, such counterparties or their affiliates expect to sell shares of Superior Energy’s common stock in secondary market transactions or unwind various derivative transactions with respect to Superior Energy’s common stock during the observation period for the exchanged notes. Such hedging modifications may have a material adverse effect on the settlement amount received in relation to the exchange of those notes.
     The effect, if any, of these exchangeable note hedge and warrant transactions or any of these hedging activities on the market price of Superior Energy’s common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could materially and adversely affect the value of Superior Energy’s common stock and the value of the notes and, as a result, the number of shares and value of the consideration you will receive upon the exchange of the notes.
If you hold notes, you are not entitled to any rights with respect to Superior Energy’s common stock, but you are subject to all changes made with respect to Superior Energy’s common stock.
     If you hold notes, you are not entitled to any rights with respect to Superior Energy’s common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on Superior Energy’s common stock), but you are subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when Superior Energy delivers shares of common stock to you upon exchange of your notes and in limited cases under the anti-dilution adjustments of the notes. For example, in the event that an amendment is proposed to Superior Energy’s certificate of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of the common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of Superior Energy’s common stock.
You should consider the U.S. federal income tax consequences of exchanging the notes.
     The U.S. federal income tax treatment of the exchange of the notes for a combination of Superior Energy’s common stock and cash is uncertain. You are urged to consult your tax advisors with respect to the U.S. federal income tax consequences resulting from the exchange of notes into a combination of cash and common stock. A discussion of the U.S. federal income tax consequences of ownership and disposition of the notes is contained in this prospectus under the heading “Certain United States Federal Income Tax Considerations.”
The fundamental change purchase feature of the notes may delay or prevent an otherwise beneficial takeover attempt of our company.
     The terms of the notes require SESI to purchase the notes for cash in the event of a fundamental change. A takeover of Superior Energy would trigger the requirement that SESI purchase the notes. This may have the effect of delaying or preventing a takeover of Superior Energy that would otherwise be beneficial to investors.
Exchange of the notes or exercise of the warrants issued in the warrant transactions may dilute the ownership interest of existing stockholders, including holders who have previously exchanged their notes.
     The exchange of the notes or exercise of some or all of the warrants Superior Energy issued in the warrant transactions may dilute the ownership interests of existing stockholders, including holders who have previously exchanged their notes. Although the exchangeable note hedge transactions are expected to reduce potential dilution upon exchange of the notes, the warrant transactions could have a dilutive effect on our earnings per share to the extent that the price of Superior Energy’s common stock exceeds the strike price of the warrants. Any sales in the public market of Superior Energy’s common stock issuable upon such exchange could adversely affect prevailing market prices of Superior Energy’s common stock. In addition, the anticipated exercise of the warrants for shares of Superior Energy’s common stock could depress the price of Superior Energy’s common stock.
Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of the notes to return payments received from SESI, Superior Energy or the subsidiary guarantors.
     Superior Energy and certain of SESI’s subsidiaries guarantee the notes on a senior, unsecured basis. Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee of the notes could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the debt evidenced by its guarantee:
•	issued the guarantee to delay, hinder or defraud present or future creditors; or

•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee, and, at the time it issued the guarantee:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged or about to engage in a business or transaction for which the guarantor’s remaining unencumbered assets constituted unreasonably small capital to carry on its business; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay the debts as they mature.
     In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.
     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would he considered insolvent if, at the time it incurred the debt:
•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.
     We cannot be sure as to the standards that a court would use to determine whether or not Superior Energy or the subsidiary guarantors were solvent at the relevant time, or, regardless of the standard that the court uses, that the issuance of the guarantee of the notes would not be voided or the guarantee of the notes would not be subordinated to Superior Energy’s or that subsidiary guarantor’s other debt.
     If a case were to occur, any guarantee of the notes incurred by Superior Energy or one or more of the subsidiary guarantors could also be subject to the claim that, since the guarantee was incurred for our benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than fair consideration.
     A court could thus void the obligations under the guarantee or subordinate the guarantee to the applicable guarantor’s other debt or take other action detrimental to holders of the notes.
Risks Related to Superior Energy’s Common Stock
Superior Energy has no plans to pay dividends on its common stock. You may not receive funds without selling your shares.
     Superior Energy currently intends to retain any future earnings to finance the growth, development and expansion of our business. Accordingly, Superior Energy does not intend to declare or pay any dividends on its common stock for the foreseeable future. The declaration, payment and amount of future dividends, if any, will be at the sole discretion of Superior Energy’s board of directors after taking into account various factors, including our financial condition, results of operations, cash flow from operations, current and anticipated capital requirements and expansion plans, the income tax laws then in effect and the requirements of Delaware law. In addition, the indenture governing our 6 7/8% senior notes and the agreement governing our revolving credit facility include restrictions on Superior Energy’s ability to pay cash dividends without meeting certain financial ratios and obtaining the consent of the lenders.
The price of Superior Energy’s shares of common stock may fluctuate significantly in the future, and you could lose all or a part of your investment as a result.
     The trading price of Superior Energy’s common stock could be subject to significant fluctuations, and may decline. The following factors could affect Superior Energy’s stock price:
•	government regulations;

•	the prices of oil and gas;

•	our operating results;

•	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;

•	changes in earnings estimates by securities analysts or our ability to meet those estimates;

•	speculation in the press or investment community;

•	general market conditions, including fluctuations in commodity prices;

•	news announcements regarding the oil and gas or related industries in general, our customers, our competitors; or

•	other factors beyond our control.
     The stock markets in general have also experienced extreme volatility that has often been unrelated to the operating performance of particular companies. This volatility and the realization of any of the risks described above could cause the market price of Superior Energy’s common stock to decline significantly.
Future sales of Superior Energy’s common stock could adversely affect its market price.
     Following this offering, Superior Energy will have a large number of shares of common stock outstanding and available for resale beginning at various points in time in the future. Sales of a substantial number of shares of Superior Energy’s common stock in the public market after this offering, or the possibility that these sales may occur, could cause the market price for its common stock to decline. These sales, or the possibility that these sales may occur, could also make it more difficult for Superior Energy to sell its common stock or other equity securities in the future at a time and at a price that it deems appropriate. As of March 31, 2007, there were 80,671,745 shares of Superior Energy’s common stock outstanding, which are freely transferable without restriction or further registration under the federal securities laws, except for any shares held by its affiliates, sales of which will be limited by Rule 144 under the Securities Act, absent registration under the Securities Act and for certain limited contractual restrictions applicable to certain shares.
Superior Energy can issue preferred stock without your approval; which could materially adversely affect the rights of common stockholders.
     Superior Energy’s certificate of incorporation authorizes it to issue “blank check” preferred stock, the designation, number, voting powers, preferences, and rights of which may be fixed or altered from time to time by Superior Energy’s board of directors. Accordingly, the board of directors has the authority, without stockholder approval, to issue preferred stock with rights that could materially adversely affect the voting power or other rights of the common stock holders or the market value of the common stock.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     Certain of the statements in this prospectus and the documents incorporated by reference in this prospectus, including without limitation statements regarding future transactions, constitute forward-looking statements. These statements include all statements other than statements conveying historical information or other facts.
     Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from those expressed or implied in such statements. These forward-looking statements can be identified by the use of terminology such as: believe, hope, may, anticipate, should, intend, plan, will, expect, estimate, continue, project, positioned, strategy and similar expressions.
     Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. In light of these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Except to the extent required by applicable law or regulation, we do not undertake any obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures on related subjects contained in our filings, from time to time, with the SEC. Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, we can give no assurance that we will attain these expectations or that any deviations will not be material.

NO PROCEEDS
     The selling security holders will receive all of the proceeds from the sale of the securities offered by this prospectus. We will not receive any of the proceeds from these sales.
RATIO OF EARNINGS TO FIXED CHARGES
     The ratio was computed by dividing earnings by fixed charges. For this purpose, “earnings” represent the aggregate of pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, amortization of capitalized interest, distributed income of equity investees, our share of pre-tax losses of equity investees, and fixed charges less capitalized interest. The table below sets forth our consolidated ratios of earnings to fixed charges for the periods indicated.

	Year Ended December 31,
	2002	2003	2004	2005	2006
Ratio of earnings to fixed charges	2.45x	3.03x	3.38x	5.50x	12.81x
DESCRIPTION OF OUR OTHER INDEBTEDNESS
Credit Facility
     On December 6, 2006, we amended our revolving credit facility with a group of financial institutions to provide for a $250.0 million revolving loan with a final maturity date of June 14, 2011. The amount available for borrowings under the credit facility is reduced by outstanding borrowings and obligations in respect of letters. As of March 31, 2007, we had no amounts outstanding under the credit facility and letters of credit outstanding of approximately $60.7 million. JPMorgan Chase Bank, N.A. is the sole agent and J.P. Morgan Securities Inc. is the sole lead arranger and sole book manager under the credit facility.
     Amounts outstanding under the credit facility bear interest at a LIBOR rate plus margins determined by reference to a pricing schedule that is based upon our leverage ratio. The applicable margins are generally subject to quarterly adjustment within a range of 125 to 225 basis points above the LIBOR rate based upon our leverage ratio. In addition, we pay a commitment fee on the unused portion of the credit facility within a range of 30.0 to 50.0 basis points based upon our leverage ratio.
     Amounts under the credit facility may be repaid and reborrowed prior to the final maturity date, subject to the availability limit. There are no mandatory prepayment obligations under the credit facility.
     The credit facility contains affirmative and negative covenants. The covenants include limitations on liens, limitations on mergers, consolidations and asset sales, limitations on incurrence of indebtedness, dividends, stock repurchases and the redemption and/or prepayment of other indebtedness, limitations on investments and acquisitions and limitations on transactions with affiliates. The covenants also prohibit us from creating or assuming any liabilities to plug and abandon offshore wells in excess of the amount permitted by MMS without supplemental bonding. In addition, the credit agreement contains the following financial covenants: (i) a maximum leverage ratio of 3.00 to 1.00; (ii) a maximum adjusted leverage ratio of 3.65 to 1.00; and (iv) a minimum fixed charge coverage ratio of 1.10 to 1.00. The financial covenants are calculated on a consolidated basis after giving pro forma effect to certain permitted asset acquisitions. The cost of acquisitions (essentially cash and assumed indebtedness) is limited to $75.0 million per acquisition and $150.0 million in the aggregate during any 12 month period. In addition, the business and assets so acquired must be in the same line of business as us or our subsidiaries.
     Events of default under the credit facility include nonpayment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, cross-defaults with respect to material indebtedness, a change of control of Superior Energy and other customary events of default. If an event of default occurs, the lenders are entitled to take various actions, including accelerating the amounts due under the credit facility and requiring immediate repayment of all amounts outstanding, terminating any commitment to fund additional loans under the credit facility and commencing proceedings to foreclose on the collateral.
     Our obligations under the credit facility are guaranteed by Superior Energy and substantially all of our existing domestic subsidiaries and will be guaranteed by future domestic subsidiaries that have assets with a book value exceeding $15.0 million. All obligations under the credit facility, the guarantees and any interest rate protection and other hedging agreements with any lender or its affiliates are secured by (i) a first priority perfected security interest in all inventory, accounts, equipment, vessels, instruments, chattel paper, documents, general intangibles (and proceeds thereof and in the case of inventory, all products thereof) of ours or any of our guarantor subsidiaries; (ii) a first priority perfected security interest in all outstanding shares of stock or partnership or membership interests, as the case may be, of each of our guarantor subsidiaries and 66% of the outstanding shares or membership interests, as the case may be, of virtually all of our existing foreign subsidiaries and future foreign subsidiaries that have assets with a book value exceeding $15.0 million; and (iii) a first priority perfected security interest in Superior Energy’s entire membership interest of us.
6 7/8% Senior Notes due 2014
     The indenture governing our 6 7/8% senior notes requires semi-annual interest payments, on every June 1 and December 1 through the maturity date of June 1, 2014. This indenture contains affirmative and negative covenants that, among other things, limit our ability to incur debt, make investments, create liens on assets, sell or dispose of assets or capital stock of subsidiaries, engage in sale and leaseback transactions, and effect a consolidation or merger or sale, transfer, lease, or other disposition of all or substantially all assets. This indenture also provides for customary events of default, including payment defaults, breaches of covenants, failure to pay judgments and events of bankruptcy, insolvency and reorganization. If an event of default occurs and is continuing, the principal amount of the notes, plus accrued and unpaid interest, if any, may be declared immediately due and payable.
MARAD Financing
     We had $16.6 million outstanding at March 31, 2007 in U.S. Government guaranteed long-term financing under Title XI of the Merchant Marine Act of 1936, which is administered by the Maritime Administration (MARAD), for two 245-foot class liftboats. This indebtedness bears an interest rate of 6.45% per annum and is payable in equal semi-annual installments of $405,000 on every June 3rd and December 3rd through June 3, 2027. Our obligations are secured by mortgages on the two liftboats. This MARAD financing also requires that we comply with certain covenants and restrictions, including the maintenance of minimum net worth and debt-to-equity requirements.
Shelf Registration Statement
     On April 8, 2005, the SEC declared effective our shelf registration statement on Form S-3 with respect to the possible future issuance by us of up to $350.0 million principal amount of, among other things, debt securities and guarantees of debt securities. Any debt securities we may offer pursuant to the registration statement will be direct, unsecured obligations, unless the applicable prospectus supplements provides otherwise, and shall rank equally with our other unsecured obligations for borrowed money, including the notes offered by this prospectus. In addition, any debt securities we may offer pursuant to the registration statement may be guaranteed by one or more of our subsidiaries on an equal and ratable basis, and will rank pari passu with the notes offered by this prospectus. As of the date of this prospectus, the entire $350.0 million of securities remain unsold and issuable under this registration statement.
DESCRIPTION OF NOTES
     SESI issued the notes under an indenture (the “indenture”) among itself, the guarantors and The Bank of New York Trust Company, N.A., as trustee (the “trustee”). The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes and the shares of Superior Energy’s common stock issuable upon exchange of the notes are covered by a registration rights agreement.
     You may request a copy of the indenture and the registration rights agreement from us as set forth in “Where You Can Find More Information.”
     The following description is a summary of the material provisions of the notes, the indenture and the registration rights agreement and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes, the indenture and the registration rights agreement, including the definitions of certain terms used in these documents. We urge you to read the indenture and the registration rights agreement because they, and not this description, define your rights as a holder of the notes.
     For purposes of this description, references to “the Company,” “we,” “our” and “us” refer to SESI, L.L.C., its parent, Superior Energy Services, Inc., and their subsidiaries, unless otherwise indicated. References to (i) ”SESI” are to SESI, L.L.C. and (ii) ”Superior Energy” are to Superior Energy Services, Inc., and not to any of their respective subsidiaries.

General
     The notes:
•	were issued in an aggregate principal amount of $400.0 million and sold in private placement on December 12, 2006;

•	mature on December 15, 2026 unless earlier exchanged, redeemed or repurchased;

•	are in denominations of $1,000 and multiples of $1,000;

•	are represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “— Book-Entry, Settlement and Clearance;” and

•	are eligible for trading on The PORTALSM Market.
     The notes are general unsecured, senior obligations of SESI, ranking equally in right of payment with all of SESI’s existing and future senior indebtedness, including its outstanding 6 7/8% Senior Notes due 2014 and indebtedness under its revolving credit facility. The notes are effectively subordinated to all of SESI’s existing and future secured indebtedness, including indebtedness under its revolving credit facility, to the extent of the value of collateral securing such indebtedness. The notes are guaranteed on a senior, unsecured basis by SESI’s current domestic significant subsidiaries, which are the same subsidiaries that guarantee SESI’s outstanding 6 7/8% Senior Notes due 2014. Future subsidiaries that guarantee other indebtedness of SESI, SESI’s domestic subsidiaries or Superior Energy will also guarantee the notes. As of March 31, 2007, we had approximately $712.4 million of outstanding senior indebtedness and other liabilities (excluding trade payables, accrued expenses, taxes, decommissioning liabilities and other long-term liabilities), approximately $16.6 million of which represented secured indebtedness.
     Subject to fulfillment of certain conditions and during the periods described below, the notes may be exchanged at an initial exchange rate of 21.9414 shares of Superior Energy’s common stock per $1,000 principal amount of notes (equivalent to an exchange price of approximately $45.58 per share of Superior Energy’s common stock). The exchange rate is subject to adjustment if certain events occur as described below under “ — Exchange Rights — Exchange Rate Adjustments.” Upon exchange, SESI will have the right to deliver either (i) in the case of any exchange prior to December 15, 2011 other than an exchange related to SESI’s call of notes for redemption, shares of Superior Energy’s common stock based upon the applicable exchange rate, or (ii) a combination of cash and shares of Superior Energy’s common stock, if any, based on a daily exchange value (as described herein) calculated on a proportionate basis for each trading day of the 25 trading-day observation period. At any time on or before the 28th scheduled trading day prior to December 15, 2011, SESI may irrevocably waive in its sole discretion its right to satisfy its exchange obligations prior to December 15, 2011 solely in shares of Superior Energy’s common stock, by delivery of notice to that effect to the trustee. See “ — Exchange Rights — Exchange After Irrevocable Election to Waive Right to Settle Solely in Shares of Superior Energy’s Common Stock.” You will not receive any separate cash payment or shares for interest or additional interest, if any, accrued and unpaid to the exchange date except under the limited circumstances described below.
     The indenture does not limit the amount of debt which may be issued by SESI, SESI’s subsidiaries or Superior Energy. Other than restrictions described under “ — Fundamental Change Permits Holders to Require SESI to Purchase Notes” and “ — Consolidation, Merger and Sale of Assets” below and except for the provisions set forth under “ — Exchange Rights — Exchange Rate Adjustments — Adjustment to Shares Delivered Upon Exchange Upon Certain Fundamental Changes” and “ — Exchange Rights — Exchange Rate Adjustments — Exchange After a Public Acquirer Change of Control,” the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving either Superior Energy or SESI or in the event of a decline in the credit of either Superior Energy or SESI as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving either Superior Energy or SESI that could adversely affect such holders.
     SESI may, without the consent of the holders, issue additional notes under the indenture with the same terms and with the same CUSIP numbers as the notes offered hereby in an unlimited aggregate principal amount, provided that such additional notes must be part of the same issue as the notes offered hereby for federal income tax purposes. SESI may also from time to time repurchase notes in open market purchases or negotiated transactions without prior notice to holders.
     The Company does not intend to list the notes on a national securities exchange.
Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange
     SESI will pay principal of, and any premium on, certificated notes at the office or agency designated by it for that purpose. SESI has initially designated the trustee as paying agent and registrar. SESI may, however, change the paying agent or registrar without prior notice to the holders of the notes, and it may act as paying agent or registrar. Interest (including additional interest, if any), on certificated notes will be payable (i) to holders having an aggregate principal amount of $5.0 million or less, by check mailed to the holders of these notes and (ii) to holders having an aggregate principal amount of more than $5.0 million either by check mailed to each holder or, upon application by a holder to the registrar not later than the relevant record date, by wire transfer in immediately available funds to that holder’s account within the United States, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.
     SESI will pay principal of and interest on (including any additional interest), notes in global form registered in the name of or held by or on behalf of The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.
     A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by SESI, the trustee or the registrar for any registration of transfer or exchange of notes, but SESI may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. SESI is not required to register any transfer of or exchange of any note selected for redemption or surrendered for exchange. Also, SESI is not required to register any transfer of or exchange of any note in certificated form for a period of 15 days before the mailing of a notice of redemption.
     The registered holder of a note will be treated as the owner of it for all purposes, and references to “holders” or “you” in this description are to holders registered unless the context otherwise indicates.
Interest
     The notes will bear interest at a rate of 1.50% per annum until, but excluding, December 15, 2011, decreasing to a rate of 1.25% per annum beginning that date and thereafter. Interest on the notes began to accrue on December 12, 2006. Interest will be payable semiannually in arrears on December 15 and June 15 of each year, beginning June 15, 2007.
     Interest will be paid to the person in whose name a note is registered at the close of business on December 1 or June 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months.
Optional Redemption
     No sinking fund is provided for the notes. Prior to December 15, 2011, the notes will not be redeemable. On or after December 15, 2011, SESI may redeem at any time for cash all or part of the notes, upon not less than 30 nor more than 45 scheduled trading days’ notice before the redemption date by mail to the trustee, the paying agent and each holder of notes, at 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, including any additional interest, to but excluding the redemption date.
     If SESI decides to redeem fewer than all of the outstanding notes, the trustee will select the notes to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, or on a pro rata basis or by another method the trustee considers fair and appropriate, including any method required by DTC or any successor depositary.
     If the trustee selects a portion of your note for partial redemption and you exchange a portion of the same note, the exchanged portion will be deemed to be from the portion selected for redemption.
     In the event of any redemption in part, SESI will not be required to register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.
The Guarantees
     The notes are guaranteed initially by Superior Energy and SESI’s domestic subsidiaries that are guarantors of SESI’s outstanding 6 7/8% Senior Notes due 2014, issued pursuant to that certain Indenture, dated as of May 22, 2006, among SESI, the guarantors named therein and The Bank of New York Trust Company N.A., as trustee. These guarantees are joint and several obligations of the guarantors. Each guarantee ranks senior in right of payment with any existing and future subordinated indebtedness of that guarantor and ranks equally in right of payment with all existing and future senior debt of the guarantor. Each guarantee effectively ranks junior to all secured indebtedness of that guarantor, including its guarantee of our revolving credit facility, to the extent of the value of the assets securing such indebtedness. The liability of each guarantor under its guarantee is limited as necessary to the amount, if any, which would not have rendered such guarantor “insolvent” (as such term is defined under federal bankruptcy law and in the debtor and creditor law of New York state) or, under certain circumstances, left it with unreasonably small capital. See “Risk Factors — Risks Related to the Notes — Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of the notes to return payments received from SESI, Superior Energy or the subsidiary guarantors.”

     Subsidiary guarantors may, without the consent of the holders of notes, consolidate with, merge with or into or transfer all or substantially all of their assets to:
•	another guarantor or SESI; provided that certain conditions are met, including, in the case of such a transaction with SESI or Superior Energy, the conditions described under “ — Consolidation, Merger and Sale of Assets;” and

•	any other entity, provided that:
•	the surviving entity assumes all of the guarantor’s obligations under the indenture;

•	immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have happened and be continuing; and

•	certain other conditions are met.
     The guarantee of a subsidiary guarantor will be released:
•	in connection with any sale or other disposition of all or substantially all of the assets of that guarantor (including by way of merger or consolidation, in accordance with the provisions of the indenture);

•	in connection with any sale of all of the capital stock of a guarantor, in accordance with the provisions of the indenture; or

•	upon the release of its guarantee of all other indebtedness of Superior Energy, SESI or any of SESI’s domestic subsidiaries.
     The indenture provides that if any of SESI’s subsidiaries (including a foreign subsidiary) that is not already a subsidiary guarantor, guarantees any indebtedness of SESI, Superior Energy or a domestic subsidiary of SESI, then such subsidiary will guarantee the notes in accordance with the terms of the indenture and deliver an opinion of counsel to the trustee.
Exchange Rights
General
     Notes are exchangeable only upon satisfaction of one or more of the conditions described under the headings “ — Exchange Upon Satisfaction of Sale Price Condition,” “ — Exchange Upon Satisfaction of Trading Price Condition,” ‘‘ — Exchange Upon Notice of Redemption,” and “ — Exchange Upon Specified Corporate Transactions.” If one or more of such conditions is satisfied, holders may exchange each of their notes based on an initial exchange rate of 21.9414 shares of Superior Energy’s common stock per $1,000 principal amount of notes (equivalent to an initial exchange price of approximately $45.58 per share of Superior Energy’s common stock) at any time specified under such headings prior to the close of business on the business day immediately preceding the maturity date. Upon exchange of a note, SESI will, except as provided below in “ — Surrender to a Financial Institution in Lieu of Exchange” and “ — Exchange After Irrevocable Election to Waive Right to Settle Solely in Shares of Superior Energy’s Common Stock,” have the right to deliver either (i) in the case of any exchange prior to December 15, 2011 other than an exchange related to SESI’s call of notes for redemption, shares of Superior Energy’s common stock based upon the applicable exchange rate, or (ii) a combination of cash and shares of Superior Energy’s common stock, if any, based on a daily exchange value (as defined below) calculated on a proportionate basis for each trading day of the 25 trading-day observation period (as defined below), all as set forth below under “ — Payment Upon Exchange.” The trustee is initially acting as the exchange agent.
     The exchange rate and the equivalent exchange price in effect at any given time are referred to as the “applicable exchange rate” and the “applicable exchange price,” respectively, and are subject to adjustment as described below under “ — Exchange Rate Adjustments.” A holder may exchange fewer than all of such holder’s notes so long as the notes exchanged are a multiple of $1,000 principal amount.
     If SESI calls notes for redemption, a holder of notes may exchange notes only until the close of business on the third scheduled trading day (as defined below) prior to the redemption date unless SESI fails to pay the redemption price. If a holder of notes has submitted notes for repurchase upon a fundamental change or on a purchase date that is unrelated to a fundamental change, the holder may exchange those notes only if that holder withdraws the repurchase notice delivered by that holder in accordance with the terms of the indenture.
     Upon exchange, you will not receive any separate cash payment or shares for accrued and unpaid interest and additional interest, if any, unless such exchange occurs between a regular record date and the interest payment date to which it relates as described below. SESI will not deliver fractional shares of Superior Energy’s common stock upon exchange of notes. Instead, SESI will pay cash in lieu of fractional shares based on the daily VWAP (as defined under “ — Payment Upon Exchange”) of Superior Energy’s common stock on the last day of the observation period (as defined under “ — Payment Upon Exchange”). SESI’s delivery to you of shares of Superior Energy’s common stock or a combination of cash and shares of Superior Energy’s common stock, if applicable, together with any cash payment for any fractional share, for which a note is exchangeable, will be deemed to satisfy in full SESI’s obligation to pay:
•	the principal amount of the note; and

•	accrued and unpaid interest and additional interest, if any, to, but not including, the exchange date.
     As a result, accrued and unpaid interest and additional interest, if any, to, but not including, the exchange date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.
     Notwithstanding the preceding paragraph, if notes are exchanged after 5:00 p.m., New York City time, on a regular record date for the payment of interest, holders of such notes at 5:00 p.m., New York City time, on such record date will receive the interest and additional interest, if any, payable on such notes on the corresponding interest payment date notwithstanding the exchange. Notes, upon surrender for exchange during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following interest payment date, must be accompanied by funds equal to the amount of interest and additional interest, if any, payable on the notes so exchanged; provided that no such payment need be made:
•	if SESI has specified a redemption date that is after a record date and on or prior to the third scheduled trading date following the corresponding interest payment date;

•	if SESI has specified a fundamental change purchase date that is after a record date and on or prior to the third scheduled trading date following the corresponding interest payment date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of exchange with respect to such note.
     If a holder exchanges notes, SESI will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Superior Energy’s common stock upon the exchange, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.
     Holders may surrender their notes for exchange only under the following circumstances:
Exchange Upon Satisfaction of Sale Price Condition
     A holder may surrender all or a portion of its notes for exchange during any fiscal quarter (and only during such fiscal quarter) commencing after March 31, 2007 if the last reported sale price of Superior Energy’s common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter is greater than or equal to 135% of the applicable exchange price on such last trading day.
     The “last reported sale price” of Superior Energy’s common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which Superior Energy’s common stock is listed for trading.
     If Superior Energy’s common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the mid-point of the last quoted bid and ask prices for Superior Energy’s common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization.
     If Superior Energy’s common stock is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices for Superior Energy’s common stock on the relevant date from each of at least three nationally recognized independent investment banking firms (which may include one or more initial purchasers or their affiliates) selected by SESI for this purpose.
     A “trading day” is any day during which (i) trading in Superior Energy’s common stock generally occurs, and (ii) there is no market disruption event. For purposes of the definition of “trading day,” “market disruption event” means the occurrence or existence during the one-half hour period ending on the scheduled close of trading on the principal U.S. national or regional securities exchange on which Superior Energy’s common stock is listed for trading of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in Superior Energy’s common stock or in any options contracts or future contracts relating to Superior Energy’s common stock.

Exchange Upon Satisfaction of Trading Price Condition
     Prior to December 15, 2011, a holder of notes may surrender its notes for exchange during the five business day period after any 10 consecutive trading day period (the “measurement period”) in which the “trading price” per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day of the measurement period was less than 95% of the product of the last reported sale price of Superior Energy’s common stock and the applicable exchange rate for such trading day.
     The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of notes obtained by the trustee for $5.0 million principal amount of the notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers SESI selects (which may include one or more initial purchasers or their affiliates); provided that, if three such bids cannot reasonably be obtained by the trustee but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the trustee, that one bid shall be used. If the trustee cannot reasonably obtain on any trading day at least one bid for $5.0 million principal amount of the notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes for such trading day will be deemed to be less than 95% of the product of the last reported sale price of Superior Energy’s common stock and the applicable exchange rate.
     In connection with any exchange upon satisfaction of the above trading price condition, the trustee shall have no obligation to determine the trading price of the notes unless SESI has requested such determination; and SESI shall have no obligation to make such request unless a holder of a note provides it with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 95% of the product of the last reported sale price of Superior Energy’s common stock and the applicable exchange rate. At such time, SESI shall instruct the trustee to determine the trading price of the notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes for any trading day is greater than or equal to 95% of the product of the last reported sale price of Superior Energy’s common stock and the applicable exchange rate.
Exchange Upon Notice of Redemption
     If SESI calls any or all of the notes for redemption, holders may exchange notes that have been so called for redemption at any time prior to the close of business on the third scheduled trading day prior to the redemption date, even if the notes are not otherwise exchangeable at such time, after which time the holder’s right to exchange will expire unless SESI defaults in the payment of the redemption price.
Exchange Upon Specified Corporate Transactions
Certain Distributions
     If Superior Energy elects to:
•	distribute to all holders of Superior Energy’s common stock any rights or warrants entitling them to purchase, for a period expiring within 45 days after the ex-dividend date of the distribution, shares of Superior Energy’s common stock at a price per share less than the average of the last reported sale prices of Superior Energy’s common stock for the 10 consecutive trading-day period ending on the trading day preceding the ex-dividend date for such distribution; or

•	distribute to all holders of Superior Energy’s common stock Superior Energy’s assets, debt securities or certain rights to purchase Superior Energy’s securities, which distribution has a per share value, as determined by Superior Energy’s board of directors, exceeding 15% of the last reported sale price of Superior Energy’s common stock on the trading day immediately preceding the ex-dividend date for such distribution,
SESI must notify the holders of the notes at least 35 scheduled trading days prior to the ex-dividend date for such distribution. Once SESI has given such notice, holders may surrender their notes for exchange at any time until the earlier of 5:00 p.m., New York City time, on the business day immediately prior to the ex-dividend date or the announcement that such distribution will not take place, even if the notes are not otherwise exchangeable at such time; provided, however, that a holder may not exercise this exchange right if the holders of the notes participate (as a result of holding the notes, and at the same time as the Superior Energy common stockholders participate) in any of the transactions described above as if such holders of the notes held a number of shares of Superior Energy’s common stock equal to the applicable exchange rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder, without having to exchange their notes.
     The “ex-dividend date” is the first date on which the shares of Superior Energy’s common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

Certain Corporate Events
     If Superior Energy is party to a transaction described in clause (2) of the definition of fundamental change (after giving effect to the paragraph following that definition, see “ — Fundamental Change Permits Holders to Require SESI to Purchase Notes”) or a combination, merger, binding share exchange or sale, lease or other transfer of all or substantially all of its and its subsidiaries’ assets, taken as a whole, in each case pursuant to which Superior Energy’s common stock would be converted into cash, securities and/or other property that does not also constitute a fundamental change, SESI must notify holders of the notes at least 35 scheduled trading days prior to the anticipated effective date for such transaction. Once SESI has given such notice, holders may surrender their notes for exchange at any time until seven scheduled trading days after the actual effective date of such transaction or, if later, the related fundamental change purchase date. In addition, you may surrender all or a portion of your notes for exchange if a fundamental change of the type described in clauses (1) and (3) of the definition of fundamental change occurs. In such event, you may surrender notes for exchange at any time beginning on the actual effective date of such fundamental change until and including the date which is seven scheduled trading days after the actual effective date of such transaction or, if later, until the related fundamental change purchase date corresponding to such fundamental change.
Surrender to a Financial Institution in Lieu of Exchange
     When a holder surrenders notes for exchange, SESI may direct the exchange agent to surrender such notes to a financial institution designated by SESI for transfer in lieu of exchange. In order to accept any notes surrendered for exchange, the designated financial institution must agree to deliver, in exchange for such notes, all shares based upon the applicable exchange rate or a combination of cash and shares of Superior Energy’s common stock equal to the consideration due upon exchange, as determined below under “ — Payment Upon Exchange.” By the close of business on the scheduled trading day immediately preceding the start of the observation period, SESI will notify the holder surrendering notes for exchange that (i) SESI has directed the designated financial institution to accept the notes in lieu of exchange and (ii) whether the designated financial institution will deliver shares of Superior Energy’s common stock based upon the applicable exchange rate or a combination of cash and shares of Superior Energy’s common stock equal to the consideration due upon exchange, as determined below under ‘‘— Payment Upon Exchange.” If the designated financial institution accepts any such notes, it will deliver the appropriate number of shares of Superior Energy’s common stock or cash and shares of Superior Energy’s common stock, as the case may be, to the exchange agent and the exchange agent will deliver those shares or cash and shares of Superior Energy’s common stock, as the case may be, to the holder. Any notes accepted by the designated financial institution in lieu of exchange will remain outstanding. If the designated financial institution agrees to accept any notes surrendered for exchange but does not timely deliver the related consideration, or if such designated financial institution does not accept the notes surrendered for exchange, SESI will, as promptly as practical thereafter, exchange the notes for shares of Superior Energy’s common stock or cash and shares of Superior Energy’s common stock in accordance with the election made by SESI in the initial notice to the holders surrendering the notes and based on the observation period as determined below under “ — Payment Upon Exchange.” SESI’s designation of a financial institution to which the notes may be surrendered for exchange does not require the institution to accept any notes. SESI will not pay any consideration to, or otherwise enter into any agreement with, the designated financial institution for or with respect to such designation.
Exchange During Specified Period Immediately Prior to Maturity
     Notwithstanding anything herein to the contrary, a holder may surrender its notes for exchange beginning on September 15, 2026, until the close of business on the second business day immediately preceding December 15, 2026.
Exchange After Irrevocable Election to Waive Right to Settle Solely in Shares of Superior Energy’s Common Stock
     At any time on or before the 28th scheduled trading day prior to December 15, 2011, SESI may irrevocably waive in its sole discretion without the consent of the holders of the notes, by notice to the trustee and the holders of the notes, SESI’s right to satisfy its exchange obligations prior to December 15, 2011 solely in shares of Superior Energy’s common stock.
Exchange Procedures
     If you hold a beneficial interest in a global note, to exchange you must comply with DTC’s procedures for exchanging a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and, if required, pay all taxes or duties, if any.
     If you hold a certificated note, to exchange you must:
•	complete and manually sign the exchange notice on the back of the note, or a facsimile of the exchange notice;

•	deliver the exchange notice, which is irrevocable, and the note to the exchange agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay all transfer or similar taxes; and

•	if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.
     The date you comply with these requirements is the exchange date under the indenture.
     If a holder has already delivered a purchase notice as described under either “— Purchase of Notes by SESI at the Option of the Holder” or ‘‘— Fundamental Change Permits Holders to Require SESI to Purchase Notes” with respect to a note, the holder may not surrender that note for exchange until the holder has withdrawn the notice in accordance with the indenture.
     As described below under “— Payment Upon Exchange,” SESI will have the right to deliver shares of Superior Energy’s common stock or cash and shares of Superior Energy’s common stock in amounts described below under “— Payment Upon Exchange.” Settlement of SESI’s obligation to deliver Superior Energy’s shares and cash with respect to a exchange will occur on the dates described below under “ — Payment Upon Exchange.” Delivery of shares will be accomplished by delivery to the exchange agent of certificates for the relevant number of shares, other than in the case of holders of notes in book-entry form with DTC, which shares shall be delivered in accordance with DTC customary practices. In addition, SESI will pay cash for any fractional shares, as described above.
Payment Upon Exchange
     In the event that SESI receives a holder’s notice of exchange upon satisfaction of one or more of the conditions to exchange described above, SESI will notify the relevant holders within two scheduled trading days following the exchange date whether SESI will satisfy its obligation to exchange the notes through delivery of (i) shares of Superior Energy’s common stock based upon the applicable exchange rate or (ii) a combination of cash and shares of Superior Energy’s common stock based on a daily exchange value. However, SESI will not be permitted to elect the option described in clause (i) above (A) on or after December 15, 2011, (B) in connection with any exchanges made in connection with a redemption of the notes at SESI’s option as described above under “ — Exchange Upon Notice of Redemption,” or (C) if SESI has made the election to waive described above under “ — Exchange After Irrevocable Election to Waive Right to Settle Solely in Shares of Superior Energy’s Common Stock.”
     In a case of a satisfaction of SESI’s obligation to exchange the notes (the “exchange obligation”) by a combination of cash and shares of Superior Energy’s common stock, upon exchange SESI will deliver to holders in respect of each $1,000 principal amount of notes being exchanged a “settlement amount” equal to the sum of the daily settlement amounts for each of the 25 VWAP trading days during the observation period.
     The settlement amount will be computed as follows:
     “Daily settlement amount,” for each of the 25 VWAP trading days during the observation period, shall consist of:
•	cash equal to the lesser of $40 and the daily exchange value; and

•	to the extent the daily exchange value exceeds $40, a number of shares equal to, (A) the difference between the daily exchange value and $40, divided by (B) the daily VWAP for such VWAP trading day.
     “Daily exchange value” means, for each of the 25 consecutive VWAP trading days during the observation period, 4% of the product of (1) the applicable exchange rate and (2) the daily VWAP of Superior Energy’s common stock on such VWAP trading day.
     “Daily VWAP” means, for each of the 25 consecutive VWAP trading days during the observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “SPN UN <EQUITY> VAP <GO>“ (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on such VWAP trading day (or if such volume-weighted average price is unavailable, or if such page or its equivalent is unavailable, the (a) price of each trade in Superior Energy’s common shares multiplied by the number of shares in each such trade (b) divided by the total shares traded, in each case during such VWAP trading day between 9:30 a.m. and 4:00 p.m., New York City Time on the New York Stock Exchange or, if Superior Energy’s common stock is not traded on the New York Stock Exchange, the principal U.S. national or regional securities exchange on which Superior Energy’s common stock is listed, by a nationally recognized independent investment banking firm (which may be one of the initial purchasers or its affiliates) retained for this purpose by SESI).
     “Observation period” with respect to any note means the 25 consecutive VWAP trading day period beginning on and including the third trading day after the related exchange date, except that with respect to any related exchange date occurring after the date of issuance of a notice of redemption as described under “ — Optional Redemption,” the “observation period” means the 25 consecutive VWAP trading days beginning on and including the 28th scheduled trading day prior to the applicable redemption date.
     “Scheduled trading day” means a day that is scheduled to be a trading day on the primary United States national securities exchange or market on which Superior Energy’s common stock is listed or admitted to trading.
     A “VWAP trading day” is any scheduled trading day on which (i) there is no market disruption event and (ii) the New York Stock Exchange or, if Superior Energy’s common stock is not quoted on the New York Stock Exchange, the principal U.S. national or regional securities exchange on which Superior Energy’s common stock is listed, is open for trading or, if Superior Energy’s common shares are not so listed, admitted for trading or quoted, any business day. A “VWAP trading day” only includes those scheduled trading days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system. For the purposes of the definition of “VWAP trading day,” “market disruption event” means (i) a failure by the primary United States national securities exchange or market on which Superior Energy’s common stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. on any scheduled trading day for Superior Energy’s common stock for an aggregate one half hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in Superior Energy’s common stock or in any options contracts or future contracts relating to Superior Energy’s common stock.
     SESI will deliver the settlement amount to exchanging holders as soon as practicable following the last day of the observation period.
     SESI will deliver cash in lieu of any fractional share of common stock issuable in connection with payment of the settlement amount. The delivery of shares of Superior Energy’s common stock, if any, will occur through the exchange agent or DTC, as the case may be.
     In a case of a satisfaction of the exchange obligation in shares of Superior Energy’s common stock, upon exchange SESI will, except as provided above under “ — Surrender to a Financial Institution in Lieu of Exchange,” deliver to holders a number of shares equal to (i) the aggregate principal amount of notes to be exchanged divided by $1,000 multiplied by (ii) the applicable exchange rate.
     SESI will deliver cash in lieu of any fractional share of Superior Energy’s common stock that would be deliverable. The delivery of shares of Superior Energy’s common stock for which the notes are exchanged (and cash in lieu of any fractional shares) will occur through the exchange agent or DTC, as the case may be, as described above as soon as practicable following the last day of the observation period.
Exchange Rate Adjustments
     The applicable exchange rate will be adjusted only as described below; provided, however, that SESI will not make any adjustments to the exchange rate if holders of the notes participate (as a result of holding the notes, and at the same time as the Superior Energy common stockholders participate) in any of the transactions described below as if such holders of the notes held a number of shares of Superior Energy’s common stock equal to the applicable exchange rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder, without having to exchange their notes.
     (1) If Superior Energy issues shares of its common stock as a dividend or distribution on shares of common stock, or if Superior Energy effects a share split or share combination, the exchange rate will be adjusted based on the following formula:
     where,
     ERo = the exchange rate in effect immediately prior to the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be;
     ER’ = the new exchange rate in effect immediately after the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be;
     OSo = the number of shares of Superior Energy’s common stock outstanding immediately prior to the ex-dividend date for such dividend or distribution, or the effective date of such share split or share combination, as the case may be; and

     OS’= the number of shares of Superior Energy’s common stock outstanding immediately after such dividend or distribution, or the effective date of such share split or share combination, as the case may be.
     Any adjustment made pursuant to this clause (1) shall become effective immediately after (x) the ex-dividend date for such dividend or distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this clause (1) is declared but not so paid or made, the new exchange rate shall be readjusted to the exchange rate that would then be in effect if such dividend or distribution had not been declared.
     (2) If Superior Energy distributes to all holders of its common stock any rights or warrants entitling them to purchase, for a period of not more than 45 days after the ex-dividend date for the distribution, shares of Superior Energy’s common stock at a price per share less than the average of the last reported sale prices of Superior Energy’s common stock for the 10 consecutive trading-day period ending on the trading day preceding the ex-dividend date for such distribution, the exchange rate will be adjusted based on the following formula:
     where,
     ERo = the exchange rate in effect immediately prior to the ex-dividend date for such distribution;
     ER’ = the new exchange rate in effect immediately after the ex-dividend date for such distribution;
     OSo = the number of shares of Superior Energy’s common stock outstanding immediately prior to the ex-dividend date for such distribution;
     X = the total number of shares of Superior Energy’s common stock issuable pursuant to such rights or warrants; and
     Y = the number of shares of Superior Energy’s common stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the last reported sale prices of Superior Energy’s common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-dividend date for such distribution.
     For purposes of this clause (2), in determining whether any rights or warrants entitle the holders to subscribe for or purchase Superior Energy’s common stock at less than the applicable last reported sale prices of Superior Energy’s common stock, and in determining the aggregate exercise or exchange price payable for such common stock, there shall be taken into account any consideration received by Superior Energy for such rights or warrants and any amount payable on exercise or exchange thereof, with the value of such consideration, if other than cash, to be determined by Superior Energy’s board of directors. If any right or warrant described in this clause (2) is not exercised or exchanged prior to the expiration of the exercisability or exchangeability thereof, the new exchange rate shall be readjusted to the exchange rate that would then be in effect if such right or warrant had not been so issued. Any adjustment made pursuant to this clause (2) shall become effective immediately after the ex-dividend date for the applicable distribution.
     (3) If Superior Energy distributes shares of its capital stock, evidences of its indebtedness or any of its other assets or property to all holders of its common stock, excluding:
•	dividends or distributions referred to in clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash; and

•	spin-offs to which the provisions set forth below in this clause (3) shall apply;
     then the exchange rate will be adjusted based on the following formula:
     where,
     ERo = the exchange rate in effect immediately prior to the ex-dividend date for such distribution;

     ER’= the new exchange rate in effect immediately after the ex-dividend date for such distribution;
     SPo = the average of the last reported sale prices of Superior Energy’s common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-dividend date for such distribution; and
     FMV = the average of the fair market values (as determined by Superior Energy’s board of directors) of the shares of Superior Energy’s capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Superior Energy’s common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-dividend date for such distribution.
     An adjustment to the exchange rate made pursuant to this clause (3) shall become effective immediately after the ex-dividend date for the applicable distribution.
     With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on Superior Energy’s common stock or shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, which is referred to herein as a “spin-off,” the exchange rate in effect immediately before 5:00 p.m., New York City time, on the tenth trading day immediately following, and including, the effective date of the spin-off will be increased based on the following formula:

ER’ = ERo	x	FMVo + MPo

MPo
     where,
     ERo = the exchange rate in effect immediately prior to the tenth trading day immediately following, and including, the effective date of the spin-off;
     ER’= the new exchange rate in effect immediately after the tenth trading day immediately following, and including, the effective date of the spin-off;
     FMVo = the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of Superior Energy’s common stock applicable to one share of Superior Energy’s common stock over the first 10 consecutive trading-day period immediately following, and including, the effective date of the spin-off; and
     MPo = the average of the last reported sale prices of Superior Energy’s common stock over the first 10 consecutive trading-day period immediately following, and including, the effective date of the spin-off.
     The adjustment to the exchange rate under this clause (3) will occur immediately after the tenth trading day immediately following, and including, the effective date of the spin-off provided that, for purposes of determining the exchange rate, in respect of any exchange during the ten trading days following the effective date of any spin-off, references within the portion of this clause (3) related to “spin-offs” to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the effective date of such spin-off and the relevant exchange date.
     If any such dividend or distribution described in this clause (3) is declared but not paid or made, the new exchange rate shall be readjusted to be the exchange rate that would then be in effect if such dividend or distribution had not been declared.
     (4) If any cash dividend or distribution is made to all holders of Superior Energy’s common stock, the exchange rate will be adjusted based on the following formula:

ER’ = ERo	x	SPo

SPo - C
     where,
     ERo = the exchange rate in effect immediately prior to the ex-dividend date for such distribution;
     ER’= the new exchange rate in effect immediately after the ex-dividend date for such distribution;

     SPo = the last reported sale price of Superior Energy’s common stock on the trading day immediately preceding the ex-dividend date for such distribution; and
     C = the amount in cash per share Superior Energy distributes to holders of Superior Energy’s common stock.
     An adjustment to the exchange rate made pursuant to this clause (4) shall become effective immediately after the ex-dividend date for the applicable dividend or distribution. If any dividend or distribution described in this clause (4) is declared but not so paid or made, the new exchange rate shall be readjusted to the exchange rate that would then be in effect if such dividend or distribution had not been declared.
     (5) If Superior Energy or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for Superior Energy’s common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the last reported sale price of Superior Energy’s common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the exchange rate will be increased based on the following formula:
     where,
     ERo = the exchange rate in effect at the close of business on the last trading day of the 10 consecutive trading-day period commencing on the trading day next succeeding the date such tender or exchange offer expires;
     ER’ = the new exchange rate in effect immediately following the last trading day of the 10 consecutive trading-day period commencing on the trading day next succeeding the date such tender or exchange offer expires;
     AC = the aggregate value of all cash and any other consideration (as determined by Superior Energy’s board of directors) paid or payable for shares purchased in such tender or exchange offer;
     OSo = the number of shares of Superior Energy’s common stock outstanding immediately prior to the expiration of such tender or exchange offer;
     OS’= the number of shares of Superior Energy’s common stock outstanding immediately after the expiration of such tender or exchange offer (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and
     SP’ = the average of the last reported sale prices of Superior Energy’s common stock over the 10 consecutive trading-day period commencing on the trading day next succeeding the date such tender or exchange offer expires.
     The adjustment to the exchange rate under this clause (5) shall become effective immediately following the tenth trading day next succeeding the date such tender or exchange offer expires; provided that, for purposes of determining the exchange rate, in respect of any exchange during the ten trading days following the date that any tender or exchange offer expires, references within this clause (5) to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the date such tender or exchange offer expires and the relevant exchange date. If Superior Energy or one of its subsidiaries is obligated to purchase Superior Energy’s common stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new exchange rate shall be readjusted to be the exchange rate that would be in effect if such tender or exchange offer had not been made.
     Except as stated herein, SESI will not adjust the exchange rate for the issuance of shares of Superior Energy’s common stock or any securities convertible into or exchangeable for shares of Superior Energy’s common stock or the right to purchase shares of Superior Energy’s common stock or such convertible or exchangeable securities. If, however, the application of the foregoing formulas would result in a decrease in the exchange rate, no adjustment to the exchange rate will be made (except on account of share combinations).
     A holder may, in some circumstances, including the distribution of cash dividends to holders of Superior Energy’s shares of common stock, be deemed to have received a distribution or dividend subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the exchange rate, and such adjustment or nonoccurrence of an adjustment may result in withholding taxes for holders (including backup withholding taxes or withholding taxes on payments to foreign persons). Because this deemed income would not give rise to any cash from which any applicable withholding tax could be satisfied, if SESI pays withholding taxes on behalf of a holder, SESI may, at its option, set-off such payments against payments of cash and Superior Energy’s common stock on the notes. See “Certain United States Federal Income Tax Considerations — Consequences to

U.S. Holders — Dividends,” “Certain United States Federal Income Tax Considerations-Consequences to U.S. Holders — Constructive Distributions” and “Certain U.S. Federal Income Tax Considerations — Consequences to Non-U.S. Holders — Dividends and Constructive Distributions.”
     To the extent that Superior Energy has a rights plan in effect upon exchange of the notes for common stock, you will receive, upon exchange of notes in respect of which SESI has elected to deliver Superior Energy common stock, if applicable, the rights under the rights plan, unless prior to any exchange, the rights have separated from the Superior Energy common stock, in which case, and only in such case, the exchange rate will be adjusted at the time of separation as if Superior Energy distributed to all holders of Superior Energy’s common stock, shares of Superior Energy’s capital stock, evidences of indebtedness or assets as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.
     SESI will not make any adjustment to the exchange rate except as specifically set forth in this “Exchange Rate Adjustments” and in “— Adjustment to Shares Delivered Upon Exchange Upon Certain Fundamental Changes.” Further, in the event of an adjustment to the exchange rate pursuant to clauses (4) and (5) above, in no event will the exchange rate exceed 40 shares of Superior Energy’s common stock per $1,000 principal amount of notes, subject to adjustment pursuant to clauses (1), (2) and (3) above.
     Without limiting the foregoing, the applicable exchange rate will not be adjusted:
•	upon the issuance of any shares of Superior Energy’s common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on its securities and the investment of additional optional amounts in shares of its common stock under any plan;

•	upon the issuance of any shares of Superior Energy’s common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program or employee stock purchase plan of or assumed by Superior Energy or any of its subsidiaries;

•	upon the issuance of any shares of Superior Energy’s common stock pursuant to any option, warrant, right or exercisable, exchangeable or exchangeable security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for a change in the par value of Superior Energy’s common stock;

•	for accrued and unpaid interest and additional interest, if any; or

•	upon the issuance of any shares of Superior Energy’s common stock pursuant to the warrants contemplated herein.
     No adjustment to the exchange rate will be required unless the adjustment would require an increase or decrease of at least 1% of the exchange rate. If the adjustment is not made because the adjustment does not change the exchange rate by at least 1%, then the adjustment that is not made will be carried forward and taken into account in any future adjustment. All required calculations will be made to the nearest cent or 1/1000th of a share, as the case may be. Notwithstanding the foregoing, if the notes are called for redemption, all adjustments not made on or prior to the date 30 days prior to the applicable redemption date will be made effective as of such date 30 days prior to such redemption date.
Recapitalizations, Reclassifications and Changes of Superior Energy’s Common Stock
     In the case of any recapitalization, reclassification or change of Superior Energy’s common stock (other than changes resulting from a subdivision or combination), a consolidation, merger or combination involving Superior Energy, a sale or conveyance to another person of all or substantially all of Superior Energy’s property and assets or any statutory share exchange, in each case as a result of which Superior Energy’s common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event or transaction, a “reorganization event”), then, following the effective time of the reorganization event, the right to receive shares of Superior Energy’s common stock upon exchange of notes, if any, will be changed into a right to receive the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a like number of shares of Superior Energy’s common stock immediately prior to such reorganization event would have been entitled to receive (the “reference property”) upon such reorganization event. If the reorganization event causes Superior Energy’s common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Superior Energy’s common stock that affirmatively make such an election. SESI will notify holders of the weighted average as soon as practicable after such determination is made. Upon such reorganization event, Superior Energy or any successor company will enter into a supplemental indenture consistent with the foregoing.

     However, if the transaction described above also constitutes a “public acquirer change of control,” then SESI may in certain circumstances elect to change the exchange right in the manner described under “— Exchange After a Public Acquirer Change of Control” in lieu of changing the exchange right in the manner described in the foregoing paragraph.
Adjustment to Shares Delivered Upon Exchange Upon Certain Fundamental Changes
     If you elect to exchange your notes as described above under “— Exchange Upon Specified Corporate Transactions — Certain Corporate Events,” in connection with a corporate transaction that also constitutes a fundamental change (as defined under “— Fundamental Change Permits Holders to Require SESI to Purchase Notes”) the effective date for which occurs on or prior to December 15, 2011, the exchange rate will be increased by an additional number of shares of Superior Energy’s common stock (the “additional shares”) as described below.
     Any exchange will be deemed to have occurred in connection with such fundamental change if such notes are surrendered for exchange at a time when the notes would be exchangeable in light of the expected or actual occurrence of a fundamental change and notwithstanding the fact that a note may then be exchangeable because another condition to exchange also has been satisfied.
     The number of additional shares by which the exchange rate will be increased will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the price (the “stock price”) paid per share of Superior Energy’s common stock in the fundamental change. If the fundamental change is a transaction described in clause (2) of the definition thereof and holders of Superior Energy’s common stock receive only cash in that fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average of the last reported sale prices of Superior Energy’s common stock over the five trading-day period ending on the trading day preceding the effective date of the fundamental change.
     The stock prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the exchange rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exchange rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is ‘the exchange rate as so adjusted. The number of additional shares will be adjusted in the same manner as the exchange rate as set forth under “— Exchange Rate Adjustments.”
     The following table sets forth the hypothetical stock price and the number of additional shares to be received per $1,000 principal amount of notes:

Stock Price
Effective Date	$33.76	$40.00	$45.00	$50.00	$55.00	$60.00	$70.00	$80.00	$90.00	$100.00	$110.00	$120.00	$130.00	$140.00

December 12, 2006	7.6795	5.3908	4.1618	3.2711	2.6104	2.1102	1.4238	0.9938	0.7117	0.5199	0.3867	0.2877	0.2161	0.1615
December 15, 2007	7.6795	5.3194	4.0237	3.0976	2.4214	1.9179	1.2443	0.8375	0.5803	0.4114	0.2984	0.2159	0.1582	0.1149
December 15, 2008	7.6795	5.1070	3.7477	2.7945	2.1135	1.6188	0.9825	0.6210	0.4067	0.2748	0.1924	0.1336	0.0947	0.0662
December 15, 2009	7.6795	4.7750	3.3425	2.3690	1.6959	1.2221	0.6321	0.2676	0.1915	0.1302	0.0921	0.0635	0.0444	0.0300
December 15, 2010	7.6795	4.1931	2.6460	1.6720	1.0619	0.6793	0.2811	0.0898	0.0576	0.0359	0.0242	0.0163	0.0108	0.0064
December 15, 2011	7.6795	3.0586	0.2808	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
     The exact stock prices and effective dates may not be set forth in the table above, in which case:
•	If the stock price is between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year.

•	If the stock price is greater than $140 per share (subject to adjustment), no additional shares will be issued upon exchange.

•	If the stock price is less than $33.76 per share (subject to adjustment), no additional shares will be issued upon exchange.
     Notwithstanding the foregoing, the exchange rate shall not exceed 29.6209 per $1,000 principal amount of notes on account of adjustments described in this section, subject to the adjustments set forth in clauses (1) through (5) of “— Exchange Rate Adjustments.”

     If you exchange your notes prior to the effective date of any fundamental change, and the fundamental change does not occur, you will not be entitled to additional shares in connection with such exchange.
     SESI’s obligation to increase the exchange rate as described above could be considered a penalty, in which case the enforceability thereof would be subject to general principles of economic remedies.
     An increase in the exchange rate upon a fundamental change may be treated as a deemed distribution to holders of the notes, possibly subject to U.S. federal withholding tax. See “Certain United States Federal Income Tax Considerations.”
Settlement of Exchange in a Fundamental Change
     As described above under “— Recapitalizations, Reclassifications, and Changes of Superior Energy’s Common Stock,” upon effectiveness of any fundamental change and a related exchange, the applicable exchange rate or the sum of the daily settlement amounts with respect to the notes submitted for exchange will be determined by the reference property. If, as described above, SESI is required to increase the exchange rate by the additional shares as a result of the fundamental change, any related exchanges will be settled as follows:
•	If the last day of the applicable observation period related to the notes submitted for exchange in connection with the fundamental change is prior to the third scheduled trading day preceding the effective date of the fundamental change, SESI will settle such exchange as described under “— Payment Upon Exchange” above by delivering the number of shares of Superior Energy’s common stock or the amount of cash and shares of Superior Energy’s common stock, as the case may be, based on the applicable exchange rate then in effect without regard to the number of additional shares to be added to the applicable exchange rate as described above, as promptly as practicable following the last day of the applicable observation period. In addition, as soon as practicable following the effective date of the fundamental change, SESI will deliver the increase in such amount of cash and reference property deliverable in lieu of Superior Energy’s common stock, as if the applicable exchange rate had been increased by such number of additional shares during the related observation period (and based upon the same daily VWAP for each trading day in such observation period). If such increased amount results in an increase to the amount of cash to be paid to holders, SESI will pay such increase in cash, and if such increased settlement amount results in an increase to the number of shares of Superior Energy’s common stock, SESI will deliver such increase by delivering reference property based on such increased number of shares of Superior Energy’s common stock; or

•	If the last day of the applicable observation period related to notes submitted for exchange in connection with the fundamental change is on or following the third scheduled trading day preceding the effective date of the fundamental change, SESI will settle such exchange as described under “— Payment Upon Exchange” above (based on the applicable exchange rate as increased by the additional shares described above) on the later to occur of (1) the effective date of the fundamental change and (2) as promptly as practicable following the last day of the applicable observation period.
Exchange After a Public Acquirer Change of Control
     Notwithstanding the foregoing, in the case of a fundamental change constituting a public acquirer change of control (as defined below), SESI may, in lieu of increasing the exchange rate by a number of additional shares as described in “— Adjustment to Shares Delivered Upon Exchange Upon Certain Fundamental Changes” above, elect to adjust the exchange rate and the related exchange obligation such that from and after the effective date of such public acquirer change of control, holders of the notes will be entitled to exchange their notes (subject to the satisfaction of the conditions to exchange described under “— Exchange Rights”) for cash and a number of shares of public acquirer common stock (as defined below), still subject to the arrangements for payment upon exchange as set forth above under “— Payment Upon Exchange,” by adjusting the exchange rate in effect immediately before the public acquirer change of control by a fraction:
•	the numerator of which will be the average of the daily VWAP prices of Superior Energy’s common stock for the five consecutive VWAP trading days prior to but excluding the effective date of such public acquirer change of control; and

•	the denominator of which will be the average of the daily VWAP prices of the public acquirer common stock for the five consecutive VWAP trading days commencing on the trading day next succeeding the effective date of such public acquirer change of control.
     A “public acquirer change of control” means a fundamental change as defined in clause (2) in the definition thereof (after giving effect to the paragraph following that definition) in which the acquirer has a class of common stock traded on a U.S. national securities exchange or which will be so traded when issued or exchanged in connection with such fundamental change (the “public acquirer common stock”). If an acquirer does not itself have a class of common stock satisfying the foregoing requirement, it will be deemed to have “public acquirer common stock” if a corporation that directly or indirectly owns at least a majority of the acquirer has a class of common stock satisfying the foregoing requirement, in such case, all references to public acquirer common stock shall refer to such class of common stock. Majority owned for these purposes means having “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of the respective entity’s capital stock that are entitled to vote generally in the election of directors.
     At least 35 scheduled trading days prior to the expected effective date of a fundamental change that is also a public acquirer change of control, SESI will provide to all holders of the notes and the trustee and paying agent a notification stating whether SESI will:
•	elect to adjust the exchange rate and related exchange obligation described in the second preceding paragraph, in which case the holders will not have the right to receive additional shares upon exchange, as described under “— Adjustments to Shares Delivered Upon Exchange Upon Certain Fundamental Changes;” or

•	not elect to adjust the exchange rate and related exchange obligation, in which case the holders will have the right to exchange notes and, if applicable, receive additional shares upon exchange as described above under “— Adjustments to Shares Delivered Upon Exchange Upon Certain Fundamental Changes.”
     In addition, upon a public acquirer change of control, in lieu of exchanging notes, the holder can, subject to certain conditions, require SESI to repurchase all or a portion of its notes as described below.
Purchase of Notes by SESI at the Option of the Holder
     Holders have the right to require SESI to purchase the notes on December 15, 2011, December 15, 2016 and December 15, 2021 (each, a “purchase date”). SESI will be required to purchase any outstanding notes for which a holder delivers a written purchase notice to the paying agent. This notice must be delivered during the period beginning at any time from the opening of business on the date that is 20 business days prior to the relevant purchase date until the close of business on the second business day prior to the purchase date. If the purchase notice is given and withdrawn during such period, SESI will not be obligated to purchase the related notes. Also, SESI’s ability to satisfy its purchase obligations may be affected by the factors described in “Risk Factors” under the caption “We may not have the ability to raise the funds necessary to settle exchange of the notes or to purchase the notes upon a fundamental change or on other purchase dates, and our future debt may contain limitations on our ability to pay cash upon exchange or repurchase of the notes.”
     The purchase price payable will be equal to 100% of the principal amount of the notes to be purchased plus any accrued and unpaid interest, including any additional amounts, to such purchase date. Any notes purchased by SESI will be paid for in cash.
     On or before the 20th business day prior to each purchase date, SESI will provide to the trustee, the paying agent and to all holders of the notes, and to beneficial owners as required by applicable law, a notice (delivered in any manner permitted by the indenture, including through DTC) stating, among other things:
•	the last date on which a holder may exercise the repurchase right;

•	the repurchase price;

•	the name and address of the paying agent; and

•	the procedures that holders must follow to require SESI to repurchase their notes.
     Simultaneously with providing such notice, SESI will publish a notice containing this information in a newspaper of general circulation in the City of New York or publish the information on Superior Energy’s website or through such other public medium as SESI may use at that time.
     A notice electing to require SESI to purchase your notes must state:
•	if certificated notes have been issued, the certificate numbers of the notes, or if not certificated, your notice must comply with appropriate DTC procedures;

•	the portion of the principal amount of notes to be purchased, in multiples of $1,000; and

•	that the notes are to be purchased by SESI pursuant to the applicable provisions of the notes and the indenture.
     No notes may be purchased at the option of holders if there has occurred and is continuing an event of default other than an event of default that is cured by the payment of the purchase price of the notes.

     You may withdraw any purchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the purchase date. The notice of withdrawal must state:
•	the principal amount of the withdrawn notes;

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if not certificated, your notice must comply with appropriate DTC procedures; and

•	the principal amount, if any, which remains subject to the purchase notice.
     You must either effect book-entry transfer or deliver the notes, together with necessary endorsements, to the office of the paying agent after delivery of the purchase notice to receive payment of the purchase price. You will receive payment promptly following the later of the purchase date or the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the purchase price of the notes on the business day following the purchase date, then:
•	the notes will cease to be outstanding and interest, including any additional interest, will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent); and

•	all other rights of the holder will terminate (other than the right to receive the purchase price and previously accrued and unpaid interest and additional interest upon delivery or transfer of the notes).
     SESI will be responsible for making all determinations with respect to the adequacy of all notices electing to require SESI to purchase notes and all notices withdrawing such elections and any such determination shall be binding on the applicable holder.
     SESI will comply with the provisions of Rule 13e-4 and any other rules under the Exchange Act that may be applicable.
Fundamental Change Permits Holders to Require SESI to Purchase Notes
     If a fundamental change (as defined below in this section) occurs at any time, you will have the right, at your option, to require SESI to purchase any or all of your notes, or any portion of the principal amount thereof, at a purchase price equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid interest, including additional interest, to but excluding the fundamental change purchase date (unless the fundamental change purchase date is between a regular record date and the interest payment date to which it relates, in which case SESI will pay accrued and unpaid interest to the holder of record on such regular record date). The fundamental change purchase date will be a date specified by SESI no later than the 35th day following the date of Superior Energy’s fundamental change notice as described below. Any notes purchased by SESI will be paid for in cash.
     A “fundamental change” will be deemed to have occurred if any of the following occurs:
     (1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than Superior Energy, its subsidiaries or their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Superior Energy’s common equity representing more than 50% of the ordinary voting power of its common equity;
     (2) consummation of any share exchange, consolidation or merger of Superior Energy pursuant to which its common stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of Superior Energy’s and Superior Energy’s subsidiaries’ assets, taken as a whole, to any person other than one of its subsidiaries; provided, however, that a transaction where the holders of more than 50% of all classes of Superior Energy’s common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving entity or transferee or the parent thereof immediately after such event shall not be a fundamental change; or
     (3) Superior Energy’s common stock (or other common stock for which the notes are then exchangeable) ceases to be listed on a U.S. national or regional securities exchange or quoted on an established automated over-the-counter trading market in the United States for a period of 30 consecutive scheduled trading days.
     A fundamental change described in clause (2) of the definition will not be deemed to have occurred, however, if at least 90% of the consideration received or to be received by Superior Energy’s common stockholders, excluding cash payments for fractional shares and cash payments in respect of statutory dissenters’ rights, in connection with the transaction or transactions constituting the fundamental change described in clause (2) of the definition consists of shares of common stock traded on a U.S. national or regional securities exchange, or which will be so traded when issued or exchanged in connection with a fundamental change described in clause (2) of the definition (these securities being referred to as “publicly traded securities”) and as a result of this transaction or transactions the notes become exchangeable for such publicly traded securities, excluding cash payments for fractional shares and cash payments in respect of statutory dissenters’ rights.
     On or before the 20th day after the occurrence of a fundamental change, SESI will provide to all holders of the notes and the trustee and paying agent a notice (delivered in any manner permitted by the indenture, including through DTC) of the occurrence of the fundamental change and of the resulting purchase right. Such notice shall state, among other things:
•	the events causing a fundamental change;

•	the date of the fundamental change;

•	the last date on which a holder may exercise the repurchase right;

•	the fundamental change purchase price;

•	the fundamental change purchase date;

•	the name and address of the paying agent and the exchange agent, if applicable;

•	if exchange of the notes is permitted in connection with such fundamental change as described in “— Exchange Rights — Exchange Upon Specified Corporate Transactions — Certain Corporate Events,” the then applicable exchange rate and any adjustments to the applicable exchange rate;

•	that the notes with respect to which a fundamental change purchase notice has been delivered by a holder may be exchanged only if the holder withdraws the fundamental change purchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require SESI to purchase their notes.
     Simultaneously with providing such notice, SESI will publish a notice containing this information in a newspaper of general circulation in the City of New York or publish the information on Superior Energy’s website or through such other public medium as SESI may use at that time.
     To exercise the purchase right, you must deliver, on or before the business day immediately preceding the fundamental change purchase date, subject to extension to comply with applicable law, the notes to be purchased, duly endorsed for transfer, together with a written purchase notice and the form entitled “Form of Fundamental Change Purchase Notice” on the reverse side of the notes duly completed, to the paying agent. Your purchase notice must state:
•	if certificated, the certificate numbers of your notes to be delivered for purchase, or if not certificated, your notice must comply with appropriate DTC procedures;

•	the portion of the principal amount of notes to be purchased, which must be $1,000 or a multiple thereof; and

•	that the notes are to be purchased by SESI pursuant to the applicable provisions of the notes and the indenture.
     You may withdraw any purchase notice in whole or in part by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day prior to the fundamental change purchase date. The notice of withdrawal must state:
•	the principal amount of the withdrawn notes;

•	if certificated notes have been issued, the certificate numbers of the withdrawn notes, or if not certificated, your notice must comply with appropriate DTC procedures; and

•	the principal amount, if any, which remains subject to the purchase notice.
     SESI will be required to purchase the notes on the fundamental change purchase date, subject to extension to comply with applicable law. You will receive payment of the fundamental change purchase price promptly following the later of the fundamental change purchase date or the time of book-entry transfer or the delivery of the notes. If the paying agent holds money or securities sufficient to pay the fundamental change purchase price of the notes on the business day following the fundamental change purchase date, then:

•	the notes will cease to be outstanding and interest, including any additional interest, if any, will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent); and

•	all other rights of the holder will terminate (other than the right to receive the fundamental change purchase price and previously accrued and unpaid interest (including any additional interest) upon delivery or transfer of the notes).
     The purchase rights of the holders could discourage a potential acquirer of Superior Energy or SESI. The fundamental change purchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of either Superior Energy or SESI by any means or part of a plan by management to adopt a series of anti-takeover provisions.
     The term fundamental change is limited to specified transactions and may not include other events that might adversely affect Superior Energy’s consolidated financial condition. In addition, the requirement that SESI offer to purchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving Superior Energy or SESI that is not a fundamental change (as defined).
     No notes may be purchased at the option of holders upon a fundamental change if there has occurred and is continuing an event of default other than an event of default that is cured by the payment of the fundamental change purchase price of the notes.
     SESI will be responsible for making all determinations with respect to the adequacy of all notices electing to require SESI to purchase notes and all notices withdrawing such elections and any such determination shall be binding on the applicable holder.
     The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of Superior Energy’s and its subsidiaries’ assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require SESI to purchase its notes as a result of the sale, lease or other transfer of less than all of Superior Energy’s and its subsidiaries’ assets may be uncertain.
     If a fundamental change were to occur, SESI may not have enough funds to pay the fundamental change purchase price. See “Risk Factors” under the caption “We may not have the ability to raise the funds necessary to settle exchange of the notes or to purchase the notes upon a fundamental change or on other purchase dates, and our future debt may contain limitations on our ability to pay cash upon exchange or repurchase of the notes.” If SESI fails to purchase the notes when required following a fundamental change, SESI will be in default under the indenture. In addition, SESI has, and may in the future incur, other indebtedness with similar change in control provisions permitting its holders to accelerate or to require SESI to purchase its indebtedness upon the occurrence of similar events or on some specific dates.
Consolidation, Merger and Sale of Assets
     The indenture provides that neither Superior Energy nor SESI shall consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its properties and assets to, another person, unless (i) the resulting, surviving or transferee entity (if neither SESI nor Superior Energy) expressly assumes by supplemental indenture all the obligations of Superior Energy or SESI as applicable under the notes, the indenture and, to the extent then still operative, the registration rights agreement; and (ii) immediately after giving effect to such transaction, no default has occurred and is continuing under the indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee entity shall succeed to, and may exercise every right and power of, Superior Energy or SESI as applicable under the indenture.
     Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change (as defined above) permitting each holder to require SESI to purchase the notes of such holder as described above.
Events of Default
     Each of the following is an event of default:
     (1) default in any payment of interest, including any additional interest (as described below in this section or required by the registration rights agreement) on any note when due and payable and the default continues for a period of 30 days;
     (2) default in the payment of principal of any note when due and payable at its stated maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise;
     (3) failure by SESI to comply with its obligation to exchange the notes in accordance with the indenture upon exercise of a holder’s exchange right and such failure continues for a period of 10 days;

     (4) failure by SESI to give a fundamental change notice or notice of a specified corporate transaction as described under “— Exchange Upon Specified Corporate Transactions” or a public acquirer change of control notice as described under “— Exchange After a Public Acquirer Change of Control,” in each case when due;
     (5) failure by SESI or Superior Energy to comply with its obligations under “— Consolidation, Merger and Sale of Assets;”
     (6) failure by SESI or Superior Energy for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of its other agreements contained in the notes or indenture;
     (7) default by Superior Energy, SESI or any other subsidiary of Superior Energy in the payment of the principal or interest on any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced any indebtedness for money borrowed in excess of $20 million in the aggregate of Superior Energy, SESI and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created resulting in such indebtedness becoming or being declared due and payable, and such acceleration shall not have been rescinded or annulled within 30 days after written notice of such acceleration has been received by Superior Energy, SESI or such subsidiary from the trustee (or to SESI and the trustee from the holders of at least 25% in principal amount of the outstanding notes);
     (8) certain events of bankruptcy, insolvency, or reorganization of Superior Energy, SESI or any other significant subsidiary of Superior Energy (as defined in Regulation S-X under the Exchange Act) (the “bankruptcy provisions”); or
     (9) except as permitted by the indenture, any guarantee shall be held in any final judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any person acting in behalf of any guarantor, shall deny or disaffirm its obligations under its guarantee.
     If an event of default occurs and is continuing, the trustee by notice to SESI, or the holders of at least 25% in principal amount of the outstanding notes by notice to SESI and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, including additional interest or premium, if any, on all the notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization, involving Superior Energy, SESI or a significant subsidiary of Superior Energy, 100% of the principal, premium, if any, and accrued and unpaid interest on the notes will automatically become due and payable. Upon such a declaration, such principal, premium (if any) and accrued and unpaid interest, including any additional interest will be due and payable immediately.
     Notwithstanding the foregoing, the indenture will provide that the sole remedy for an event of default relating to the failure to comply with the reporting obligations in the indenture, which are described below under the caption “— Reports,” and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the 365 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at an annual rate equal to 0.50% of the principal amount of the notes. This additional interest will be in addition to any additional interest that may accrue as a result of a registration default as described in the registration rights agreement and will be payable in the same manner as additional interest accruing as a result of a registration default. The additional interest will accrue on all outstanding notes from and including the date on which an event of default relating to a failure to comply with the reporting obligations in the indenture first occurs to but not including the 365th day thereafter (or such earlier date on which the event of default relating to the reporting obligations shall have been cured or waived). On such 365th day (or earlier, if the event of default relating to the reporting obligations is cured or waived prior to such 365th day), such additional interest will cease to accrue and the notes will be subject to acceleration as provided above if the event of default is continuing. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default and will have no effect on the rights of holders of notes under the registration rights agreement.
     The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal or interest, including any additional interest, or failure to deliver, upon exchange, cash and shares of Superior Energy’s common stock, if applicable) and rescind any such acceleration with respect to the notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing events of default, other than the nonpayment of the principal of and interest, including additional interest, on the notes that have become due solely by such declaration of acceleration, have been cured or waived.
     Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest, including any additional interest, when due, no holder may pursue any remedy with respect to the indenture or the notes unless:

     (1) such holder has previously given the trustee notice that an event of default is continuing;
     (2) holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;
     (3) such holders have offered the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;
     (4) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and
     (5) the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.
     Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
     The indenture provides that if a default occurs and is continuing and is known to the trustee, the trustee must provide to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest on any note, the trustee may withhold notice if and so long as the trustee determines in good faith that withholding notice is in the interests of the holders. In addition, SESI is required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. SESI also is required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action SESI is taking or proposes to take in respect thereof.
Modification and Amendment
     Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:
     (1) reduce the percentage in aggregate principal amount of notes whose holders must consent to an amendment or waive any past default;
     (2) reduce the rate of or extend the stated time for payment of interest, including additional interest, on any note;
     (3) reduce the principal of or extend the stated maturity of any note;
     (4) otherwise impair the right of any holder to receive payment of principal, premium, if any, and interest, including additional interest, on such holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s notes;
     (5) make any change that impairs or adversely affects the exchange rights of any notes;
     (6) reduce the redemption price, the purchase price or fundamental change purchase price of any note or amend or modify in any manner adverse to the holders of notes SESI’s obligation to make such payments;
     (7) make any note payable in currency other than that stated in the note; or
     (8) make any change in the amendment provisions which require each holder’s consent or in the waiver provisions.
     Without the consent of any holder, SESI, the guarantors and the trustee may amend the indenture to:

     (1) cure any ambiguity, omission, defect or inconsistency in the indenture in a manner that does not individually or in the aggregate adversely affect the rights of any holder of notes in any respect;
     (2) provide for the assumption by a successor entity of the obligations of SESI or Superior Energy under the indenture as described under “— Consolidation, Merger and Sale of Assets” or any successor subsidiary guarantor under any subsidiary guarantee;
     (3) add additional guarantors with respect to the notes;
     (4) secure the notes;
     (5) add to the covenants of SESI or Superior Energy for the benefit of the holders or surrender any right or power conferred upon SESI or Superior Energy;
     (6) make any change that does not materially adversely affect the rights of any holder;
     (7) comply with any requirement of the Commission in connection with the qualification of the indenture under the Trust Indenture Act;
     (8) provide for the acceptance of appointment by a successor trustee or paying agent or facilitate the administration of the trusts under the indenture by more than one trustee or paying agent;
     (9) add to events of default for the benefit of the holders of the notes; or
     (10) conform the text of the indenture, any guarantee or the notes to any provision of this “Description of Notes.”
     The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, SESI is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.
Discharge
     SESI may satisfy and discharge its obligations under the indenture by delivering to the registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at stated maturity, or any redemption date, or any purchase date, or upon exchange or otherwise, cash or shares of Superior Energy’s common stock (in respect of exchanges) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by SESI. Such discharge is subject to terms contained in the indenture.
No Stockholder Rights for Holders of Notes
     Holders of notes, as such, will not have any rights as stockholders of Superior Energy (including, without limitation, voting rights and rights to receive any dividends or other distributions on Superior Energy’s common stock).
Reports
     Superior Energy shall deliver to the trustee, within 15 days after filing with the Commission, copies of Superior Energy’s annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which Superior Energy is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. In the event Superior Energy is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the trustee with reports containing substantially the same information as would have been required to be filed with the Commission had Superior Energy continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times Superior Energy would have been required to provide reports had it continued to have been subject to such reporting requirements. SESI and the guarantors also shall comply with the other provisions of Section 314(a) of the Trust Indenture Act.
Notices
     Except as otherwise provided in the indenture, notices to holders of the notes will be given by mail to the addresses of holders of the notes as they appear in the notes register; provided that notices given to holders holding notes in book-entry form may be given through the facilities of DTC or any successor depository.

No Personal Liability of Directors, Officers, Employees and Stockholders
     No director, manager, officer, employee, incorporator, organizer, stockholder, member or partner of SESI or any guarantor, as such, will have any liability for any obligations of SESI or any guarantor under the notes, the indenture, any guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Calculations in Respect of Notes
     Except as otherwise provided above, SESI will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the last reported sale prices of Superior Energy’s common stock, accrued interest payable on the notes and the exchange rate of the notes. SESI will make all these calculations in good faith and, absent manifest error, its calculations will be final and binding on holders of notes. SESI will provide a schedule of its calculations to each of the trustee and the exchange agent, and each of the trustee and exchange agent is entitled to rely conclusively upon the accuracy of its calculations without independent verification. The trustee will forward these calculations to any holder of notes upon the request of that holder.
Trustee
     The Bank of New York Trust Company, N.A. is the initial trustee, registrar, paying agent and exchange agent for the notes. The Bank of New York Trust Company, N.A., in each of its capacities, including without limitation as trustee, security registrar, paying agent and exchange agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.
     The trustee is also trustee under the indenture governing SESI’s existing 6 7/8% Senior Notes due 2014. We maintain banking relationships in the ordinary course of business with the trustee and its affiliates.
Governing Law
     The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York.
Book-Entry, Settlement and Clearance
The Global Notes
     The notes were initially issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes were deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.
     Ownership of beneficial interests in a global note is limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:
•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the initial purchasers; and

•	ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participant (with respect to other owners of beneficial interests in the global note).
     Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.
     The global notes and beneficial interests in the global notes are subject to restrictions on transfer.
Book-Entry Procedures for the Global Notes

     All interests in the global notes are subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.
     DTC has advised us that it is:
•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.
     DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
     So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:
•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•	will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.
     As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).
     Payments of principal, premium, if any, and interest (including additional interest) with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither SESI nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.
     Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
     Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.
Certificated Notes
     Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:
•	DTC notifies SESI at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	SESI, at its option, notifies the trustee that it elects to cause the issuance of certificated notes, subject to DTC’s procedures; or

•	certain other events provided in the indenture should occur.
DESCRIPTION OF OUR CAPITAL STOCK
     This section contains a description of the material features and rights of Superior Energy’s capital stock. This description does not purport to be exhaustive and is qualified in its entirety by references to applicable Delaware law and Superior Energy’s certificate of incorporation and by-laws.
Common Stock
     Under Superior Energy’s certificate of incorporation, it has authority to issue 125,000,000 shares of common stock, par value $.001 per share. As of March 31, 2007, 80,671,745 shares of Superior Energy’s common stock were outstanding. As of that date, Superior Energy also had 4,299,002 shares of common stock reserved for issuance upon exercise of options or in connection with other awards outstanding under various employee or director incentive, compensation and option plans. All of the outstanding shares of Superior Energy’s common stock are fully paid and nonassessable, and any of its shares issued in exchange for the notes will be fully paid and nonassessable when issued.
Dividends
     Subject to any preferences accorded to the holders of Superior Energy’s preferred stock that may be issued and outstanding, holders of Superior Energy’s common stock are entitled to any dividend declared by its board of directors out of funds legally available for that purpose.
Voting Rights
     The holders of Superior Energy’s common stock are entitled to one vote for each share of common stock held of record on all matters as to which stockholders are entitled to vote. Stockholders are not allowed to cumulate votes on any matters submitted to Superior Energy’s stockholders, including the election of its board of directors.
Liquidation and Other Rights
     In the event of Superior Energy’s voluntary or involuntary liquidation, dissolution or winding up, the holders of its common stock will be entitled to share equally in any of Superior Energy’s assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding preferred stock have received their liquidation preferences in full. The holders of Superior Energy’s common stock are not entitled to preemptive or redemption rights. Shares of common stock are not redeemable and are not convertible into shares of any other class of capital stock.
Provisions of Superior Energy’s Certificate of Incorporation and By-laws and Delaware Law
     Superior Energy’s certificate of incorporation contains provisions that limit the amount of its voting stock (including its common stock) that may be owned by persons who are not U.S. citizens, which may adversely affect the liquidity of Superior Energy’s common stock in certain situations. In addition, Superior Energy’s certificate of incorporation and by-laws contain provisions that may have an adverse effect on the ability of its stockholders to influence its corporate governance.
     Summaries of the provisions described in the preceding paragraph, and certain provisions of Delaware law, are set forth below. However, you should read Superior Energy’s certificate of incorporation and by-laws for a more complete description of the rights of holders of its common stock.
     Limitations on Ownership of Superior Energy’s Stock by Persons who are not U.S. Citizens. Federal maritime laws (including the Merchant Marine Act of 1920, the Merchant Marine Act of 1936, and the Shipping Act of 1916) provide that vessels may only transport passengers and merchandise between points in the United States (referred to as “operating in the coastwise trade”) if they are owned by U.S. citizens. For such purposes, a corporation is considered a U.S. citizen if at least 75% of its outstanding stock is owned by persons or organizations who are U.S. citizens. Some of our subsidiaries may be deemed from time to time to operate in the coastwise trade, and as a result we could be subject to these requirements. If we were to fail to comply with these maritime laws, those subsidiaries would not be permitted to continue to operate vessels in the coastwise trade. Therefore, to facilitate compliance, Superior Energy’s certificate of incorporation contains provisions which are designed to enable us to regulate the ownership of Superior Energy’s capital stock by persons who are not U.S. citizens, including the following:
•	any transfer of shares of Superior Energy’s capital stock that would result in non-U.S. citizens controlling more than 23% (the “permitted amount”) of the total voting power of all of its capital stock will be void and not effective, except for the purpose of enabling Superior Energy to effect the other remedies described below;

•	shares of capital stock owned by non-U.S. citizens in excess of the permitted amount are not entitled to voting rights;

•	dividends with respect to shares owned by non-U.S. citizens in excess of the permitted amount are to be withheld by us until the shares are transferred to U.S. citizens or the number of shares held by non-U.S. citizens again does not exceed the permitted amount;

•	Superior Energy is permitted (but not required) to redeem shares of capital stock in excess of the permitted amount; and

•	Superior Energy’s board of directors is authorized to adopt measures that it determines are necessary or desirable to assure that it can effectively monitor the citizenship of holders of Superior Energy’s capital stock, including requiring proof of citizenship of existing or prospective stockholders or implementing a “dual stock certificate” system whereby U.S. citizens and non-U.S. citizens would receive different stock certificates.
     Amendment of By-laws. Under Delaware law, the power to adopt, amend or repeal by-laws is conferred upon stockholders. However, a corporation may in its certificate of incorporation also confer such power upon the board of directors. Superior Energy’s certificate of incorporation and by-laws grant such powers to its board of directors.
     Advance Notice of Stockholder Nominations and Stockholder Business. Superior Energy’s by-laws permit stockholders to nominate a person for election as a director or bring other matters before a stockholders’ meeting only if a written notice of intent to nominate or bring business before a meeting is given a specified time in advance of the meeting.
     Delaware Section 203. Superior Energy is subject to Section 203 of the Delaware General Corporation Law, which imposes a three-year moratorium on the ability of Delaware corporations to engage in a wide range of specified transactions with any interested stockholder. An interested stockholder includes, among other things, any person other than the corporation and its majority-owned subsidiaries who owns 15% or more of any class or series of stock entitled to vote generally in the election of directors. However, the moratorium will not apply if, among other things, the transaction is approved by:
•	the corporation’s board of directors prior to the date the interested stockholder became an interested stockholder; or

•	the holders of two-thirds of the outstanding shares of each class or series of stock entitled to vote generally in the election of directors, not including those shares owned by the interested stockholder.
     Special Meetings of the Stockholders. Superior Energy’s bylaws provide that special meetings of stockholders may be called only by either the chairman of Superior Energy’s board of directors or by a vote of the majority of its board of directors. Superior Energy’s stockholders do not have the power to call a special meeting.
     Limitation of Directors’ Liability. Superior Energy’s certificate of incorporation contains provisions eliminating the personal liability of its directors to it and its stockholders for monetary damages for breaches of their fiduciary duties as directors to the fullest extent permitted by Delaware law. Under Delaware law and our certificate of incorporation, a director will not be liable for a breach of his or her duty except for liability for:
•	a breach of his or her duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	dividends or stock repurchases or redemptions that are unlawful under Delaware law; and

•	any transaction from which he or she receives an improper personal benefit.
     These provisions pertain only to breaches of duty by directors as directors and not in any other corporate capacity, such as officers. In addition, these provisions limit liability only for breaches of fiduciary duties under Delaware corporate law and not for violations of other laws such as the federal securities laws.

     As a result of these provisions in Superior Energy’s certificate of incorporation, its stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duties. However, Superior Energy’s stockholders may obtain injunctive or other equitable relief for these actions. These provisions also reduce the likelihood of derivative litigation against Superior Energy’s directors that might have benefited us.
Transfer Agent and Registrar
     American Stock Transfer & Trust Company is the transfer agent and registrar for Superior Energy’s common stock.
Listing
     Superior Energy’s common stock is traded on the New York Stock Exchange under the symbol “SPN.”
Preferred Stock
     Under Superior Energy’s certificate of incorporation, as amended to date, it has authority to issue, in one or more series, 5,000,000 shares of preferred stock, par value $.01 per share. The number of authorized shares of preferred stock may be increased or decreased by the affirmative vote of the holders of a majority of Superior Energy’s outstanding stock without the separate vote of holders of preferred stock as a class. Currently, no shares of our preferred stock are outstanding.
     The description of the terms of Superior Energy’s preferred stock set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to Superior Energy’s certificate of incorporation and the certificate of designations relating to each series of preferred stock.
     Superior Energy’s board of directors is authorized to designate, for each series of preferred stock, the preferences, qualifications, limitations, restrictions and optional or other special rights of such series, including, but not limited to:
•	the number of shares in the series;

•	the name of the series;

•	the dividend rate or basis for determining such rate if any, on the shares of the series;

•	whether dividends will be cumulative and, if so, from which date or dates;

•	whether the shares of the series will be redeemable and if so, the dates, prices and other terms and conditions of redemption;

•	whether Superior Energy will be obligated to purchase or redeem shares of the series pursuant to a sinking fund or otherwise, and the prices, periods and other terms and conditions upon which the shares of the series will be redeemed or purchased;

•	the rights, if any, of holders of the shares of the series to convert such shares into, or exchange such shares for, shares of any other class of stock;

•	whether the shares of the series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of those voting rights; and

•	the rights of the shares of the series in the event of our liquidation, dissolution or winding up.
     The shares of preferred stock of any one series will be identical except for the dates from which dividends will cumulate, if at all.
     The issuance of preferred stock could adversely affect the voting power of holders of Superior Energy’s common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control.
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
     TO COMPLY WITH TREASURY DEPARTMENT CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS PROSPECTUS AND RELATED MATERIALS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY YOU, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON YOU UNDER THE INTERNAL REVENUE CODE OF 1986 (THE

“CODE”); (B) ANY SUCH DISCUSSION IS BEING USED IN CONNECTION WITH THE PROMOTION OR MARKETING BY US OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.
     The following is a summary of certain material U.S. federal income tax consequences of the ownership of the securities offered by this prospectus, as of the date hereof. Except where noted, this summary deals only with a note or share of Superior Energy’s common stock held as a capital asset by a holder who purchased the note on original issuance at its initial “issue price” (generally, the first price at which a substantial portion of the notes are sold for cash to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This summary does not deal with special situations, such as:
•	tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies, or traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	tax consequences to persons holding notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	tax consequences to U.S. holders (as defined below) of notes or shares of Superior Energy’s common stock whose “functional currency” is not the U.S. dollar;

•	tax consequences to investors in partnerships and other pass-through entities;

•	alternative minimum tax consequences, if any;

•	estate or gift tax consequences; and

•	any state, local or foreign tax consequences.
     The discussion below is based upon the provisions of the Code, and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to holders in light of their particular circumstances.
     If you are considering the purchase of notes, you should consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your particular situation as well as any consequences arising under the laws of any other taxing jurisdiction.
     As used herein, the term “U.S. holder” means a beneficial owner of notes or shares of Superior Energy’s common stock that is, for U.S. federal income tax purposes:
•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if it (i) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.
     A “non-U.S. holder” is a beneficial owner of notes or shares of Superior Energy’s common stock (other than a partnership) that is not a U.S. holder.
Tax Status of SESI
     SESI is a single member limited liability company that is disregarded as a separate entity and treated as a division of Superior Energy, SESI’s sole member, for federal income tax purposes. Superior Energy does not anticipate that the tax status of SESI will change, and the following discussion assumes that the tax status of SESI will not change, during the term of the notes.

Consequence to U.S. Holders
Payment of Interest
     Interest on a note will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your usual method of accounting for tax purposes.
Market Discount
     The market discount provisions of sections 1276 through 1278 of the Code may apply to you if you acquire a Note at a price that is less than the stated redemption price at maturity of such Notes. The “market discount” on such a Note is the excess of the stated redemption price at maturity of such Note over the price that you pay for the Note. Market discount will generally accrue on a straight line basis over the term of the Note, unless you make an election to have the market discount accrue on a constant interest basis.
     Unless you make an election to include the market discount in income currently as it accrues on a Note, the amount of market discount is not included in your income until you dispose of the Note in a taxable transaction. (See discussion under — Sale, Exchange, Redemption, or Other Disposition of Notes). If you make such an election, the amount of market discount that accrues on the Note each year will be treated as interest. This election is revocable only with the consent of the Internal Revenue Service and applies to all market discount bonds that you on or after the first day of the taxable year in which you make such an election.
Market Premium
     If you acquires a Note at a cost that exceeds the amount payable at the maturity date of such Note, the excess will be deductible, subject to certain limitations with respect to individuals, by you as amortizable bond premium over the term of the Notes (taking into account earlier redemption dates, as appropriate), under a yield to maturity formula, if you make an election under section 171 of the Code. This election is available to you if you hold your Notes as capital assets. The election is binding once made and applies to all debt obligations owned or subsequently acquired by the you. Under the Code the amortizable bond premium will be treated as an offset to interest income on the Notes rather than as a separate deduction item although such treatment may otherwise be provided in future regulations.
Additional Payments
     We may be required to make additional payments to you in certain circumstances related to the registration of the notes. Because we believe that the likelihood that we will be obligated to make any such additional payments is remote, we intend to take the position (and this discussion assumes) that the notes will not be treated as contingent payment debt instruments due to the possibility of such additional payments. Assuming our position is respected, additional payments will generally be taxable to you at the time such payments are received or accrued in accordance with your usual method of accounting for tax purposes.
Sale, Exchange, Redemption, or Other Disposition of Notes
     Except as provided under “— Exchange of Notes for Cash or Superior Energy’s Common Stock and Cash” below, you will generally recognize gain or loss upon the sale, exchange, redemption or other disposition (including a surrender to a designated financial institution in lieu of exchange, as described in “— Surrender to a Financial Institution in Lieu of Exchange”) of a note equal to the difference between (i) the amount of cash received for such Note, other than the portion of such amount that is properly allocable to accrued interest, which will be taxed as ordinary income, and (ii) your “adjusted tax basis” for such Note at the time of the sale. Gain or loss will be separately computed for each block of Notes sold. Generally, your adjusted tax basis for a Note will be equal to the cost of the Note, less payments (other than interest payments) received on the Note. If applicable, your tax basis in a Note also would be increased by any market discount previously included in income by you pursuant to an election to include market discount in gross income currently as it accrues, and would be reduced by the accrual of amortizable bond premium which you have previously elected to deduct from gross income on an annual basis. (See discussion under — Market Discount and Market Premium above). Such capital gain or loss will be long-term if you have held the Note for more than one year at the time of such sale.
An exception to the capital gain treatment described above may apply if you purchased a Note at a market discount and did not elect to include such market discount in gross income currently as it accrued. In that case, any gain realized by a you on the sale of a Note having market discount will be treated as ordinary income to the extent of the market discount that has accrued on the Note while you held the Note (See discussion under — Market Discount above as to how market discount accrues on a Note.)
     Certain limitations exist on the deduction of capital losses by both corporations and individual taxpayers. You should consult your own tax advisors with respect to the tax consequences to them of the receipt of cash in a sale of a Note.
Exchange of Notes for Cash or Superior Energy’s Common Stock and Cash

     If you exchange your notes for a combination of cash and stock (excluding a surrender to a designated financial institution for transfer in lieu of exchange, as described in “Description of Notes — Surrender to a Financial Institution in Lieu of Exchange”), it is likely that the exchange will be treated as a recapitalization. Under such treatment, you will realize gain, but not loss, equal to the excess, if any, of the fair market value of the Superior Energy common stock and cash received (except to the extent of amounts received with respect to accrued but unpaid interest, which will be treated as such, and cash received in lieu of a fractional share) over your adjusted tax basis in the note (other than basis that is allocable to a fractional share), but in no event will the amount recognized exceed the amount of such cash received (excluding amounts received with respect to accrued but unpaid interest and cash received in lieu of a fractional share). You will recognize gain or loss on the receipt of cash in lieu of a fractional share in an amount equal to the difference between the amount of cash you receive in respect of the fractional share and the portion of your adjusted tax basis in the note that is allocable to the fractional share. The aggregate tax basis of the shares of Superior Energy’s common stock received upon an exchange, other than any shares of Superior Energy’s common stock received with respect to accrued but unpaid interest, will equal the adjusted tax basis of the note that was exchanged (excluding the portion of the tax basis that is allocable to any fractional share), reduced by the amount of any cash received (other than cash received in lieu of a fractional share) and increased by the amount of gain, if any, recognized (other than with respect to a fractional share or cash received with respect to accrued but unpaid interest). Your holding period for these shares of Superior Energy’s common stock will include the period during which you held the notes. The tax basis of any shares of Superior Energy’s common stock received with respect to accrued but unpaid interest upon exchange will equal the then-current fair market value of that Superior Energy common stock. Your holding period for these shares of Superior Energy’s common stock will commence on the day after receipt.
     Alternatively, it is possible that the exchange could be treated as a partial taxable sale of the note and a partial tax-free exchange of the note. You should consult your tax advisor regarding the U.S. federal income tax consequences to you of the receipt of both cash and Superior Energy’s common stock upon exchange of a note.
     If you receive solely cash in exchange for your notes, your gain or loss will be determined in the same manner as if you disposed of the note in a taxable disposition (as described under “— Sale, Exchange, Redemption or Other Disposition of Notes” above).
Constructive Distributions
     The exchange rate of the notes will be adjusted in certain circumstances as described in “Description of Notes — Exchange Rights — Exchange Rate Adjustments.” Under Section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing your proportionate interest in Superior Energy’s assets or earnings may in some circumstances result in a deemed distribution to you. Adjustments to the exchange rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not be considered to result in a deemed distribution to you. Certain of the possible exchange rate adjustments provided in the notes (including, without limitation, adjustments in respect of taxable dividends to holders of Superior Energy’s common stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, you will be deemed to have received a distribution even though you have not received any cash or property as a result of such adjustments. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain in accordance with the earnings and profits rules under the Code. It is not clear whether a constructive dividend deemed paid to you would be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends received. It is also unclear whether corporate holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends. Because a constructive dividend deemed received by a U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if we pay backup withholding taxes on behalf of a U.S. holder (because such U.S. holder failed to establish an exemption from backup withholding taxes), we may, at our option, set-off any such payment against payments of cash and Superior Energy’s common stock payable on the notes (or, in certain circumstances, against any payments on the common stock).
Dividends
     Distributions, if any, made on Superior Energy’s common stock generally will be included in your income as ordinary dividend income to the extent of Superior Energy’s current and accumulated earnings and profits. However, with respect to individuals, for taxable years beginning before January 1, 2011, such dividends are generally taxed at the lower applicable long-term capital gains rates provided certain holding period requirements are satisfied. Distributions in excess of Superior Energy’s current and accumulated earnings and profits will be treated as a return of capital to the extent of your adjusted tax basis in the Superior Energy common stock and thereafter as capital gain from the sale or exchange of such Superior Energy common stock. Dividends received by a corporation may be eligible for a dividends received deduction, subject to applicable limitations.
Sale, Exchange, Redemption or Other Taxable Disposition of Superior Energy’s Common Stock
     Upon the sale, taxable exchange, certain redemptions or other taxable disposition of Superior Energy’s common stock, you generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) your adjusted tax basis in the Superior Energy common stock. Such capital gain or loss will be long-term capital gain or loss if your holding period in the Superior Energy common stock is more than one year at the time of the taxable disposition. Long-term capital gains recognized by individuals will generally be subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations.
Possible Effect of the Change in Exchange After a Public Acquirer Change of Control
     In certain situations, we may provide for the exchange of the notes for shares of a public acquirer (as described above under “Description of Notes — Exchange Rights — Exchange Rate Adjustments — Adjustment to Shares Delivered Upon Exchange Upon Certain Fundamental Changes”). Depending on the circumstances, such adjustments could result in a deemed taxable exchange to a holder and the modified note could be treated as newly issued at that time. You should consult your tax advisor regarding the potential tax consequences of such a deemed exchange and the subsequent settlement of such a modified note.
Information Reporting and Backup Withholding
     Information reporting requirements generally will apply to payments of interest on the notes and dividends on shares of Superior Energy’s common stock and to the proceeds of a sale of a note or share of Superior Energy’s common stock paid to you, unless you are an exempt recipient, such as a corporation. Backup withholding will apply to those payments if you fail to provide your taxpayer identification number or otherwise fail to comply with applicable requirements to establish an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished timely to the Internal Revenue Service.
Consequences to Non-U.S. Holders
Payments of Interest
     The 30% U.S. federal withholding tax will not he applied to any payment to you of interest (including additional interest payable under the registration rights agreement) provided that:
•	interest paid on the note is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of Superior Energy’s stock that are entitled to vote within the meaning of section 871(h)(3) of the Code;

•	you are not a controlled foreign corporation that is related to Superior Energy (actually or constructively) through stock ownership; and

•	(a) you provide your name and address, and certify, under penalties of perjury, that you are not a United States person (which certification may be made on an internal Revenue Service Form W-8BEN (or other applicable form)) or (b) you hold your notes through certain foreign intermediaries or certain foreign partnerships, and you and they satisfy the certification requirements of applicable Treasury regulations.
     Special certification rules apply to non-U.S. holders that are pass-through entities.
     If you cannot satisfy the requirements described above, payments of interest (including additional interest payable under the registration rights agreement) will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) Internal Revenue Service Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (2) Internal Revenue Service Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States. If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment, then (although you will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied) you will generally be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if you were a U.S. Holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States.
Dividends and Constructive Distributions
     Any dividends paid to you with respect to the shares of Superior Energy’s common stock (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the exchange rate, see “— Consequences to U.S. Holders — Constructive

Distributions” above) will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. In the case of any deemed dividend, it is possible that the U.S. federal tax on this dividend would be withheld from interest, shares of your Superior Energy common stock or sales proceeds subsequently paid or credited to you. However, dividends that are effectively connected with the conduct of a trade or business within the United States and, where a tax treaty applies, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification requirements and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Because a constructive dividend deemed received by a non-U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if we pay withholding taxes on behalf of a non-U.S. holder, we may, at our option, set-off any such payment against payments of cash and Superior Energy’s common stock payable on the notes (or, in certain circumstances, against any payments on the Superior Energy common stock).
     A non-U.S. holder of shares of Superior Energy’s common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. If you are eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.
     Sale, Exchange, Redemption or Other Disposition of Notes or Shares of Superior Energy’s Common Stock
     Gain on the sale, exchange, redemption or other taxable disposition of a note (as well as upon the exchange of a note for cash or a combination of cash and stock) or Superior Energy’s common stock will not be subject to U.S. federal income tax unless:
•	that gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment);

•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	Superior Energy is or has been a “U.S. real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes during the shorter of your holding period or the 5-year period ending on the date of disposition of the notes or Superior Energy’s common stock, as the case may be.
     If you are described in the first bullet point above, you will be subject to tax on the net gain derived from the sale, exchange, redemption or other taxable disposition under regular graduated U.S. federal income tax rates. If you are described in the second bullet point above, you will be subject to a flat 30% tax on the gain derived from the sale, exchange, redemption or other taxable disposition, which may be offset by U.S. source capital losses, even though you are not considered a resident of the United States.
     If you are a foreign corporation that falls under the first bullet point above, you may be subject to the branch profits tax equal to 30% of your effectively connected earnings and profits, or at such lower rate as may be specified by an applicable income tax treaty.
     Superior Energy believes that it is not and does not anticipate becoming a USRPHC for U.S. federal income tax purposes. Even if it were or were to become a USRPHC, so long as Superior Energy’s common stock continues to be regularly traded on an established securities market, only a non-U.S. holder who owns within the time period described in the third bullet point above (i) in the case of a disposition of notes (x) more than 5% of the notes if the notes are regularly traded on an established securities market and (y) notes with a value greater than 5% of Superior Energy’s common stock as of the latest date such notes were acquired if the notes are not regularly traded on an established securities market, or (ii) in the case of a disposition of Superior Energy’s common stock, actually or constructively, more than 5% of Superior Energy’s common stock, will be subject to U.S. tax on the disposition thereof. It is uncertain whether the notes will he considered to be “regularly traded on an established securities market” for purposes of the test described in (i) above.
     Any stock which you receive on the sale, exchange, redemption or other disposition of a note which is attributable to accrued interest will be subject to U.S. federal income tax in accordance with the rules for taxation of interest described above under “— Consequences to Non-U.S. Holders — Payments of Interest.”
Information Reporting and Backup Withholding
     Generally, we must report annually to the Internal Revenue Service and to you the amount of interest and dividends paid to you and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest, dividends and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

     In general, you will not be subject to backup withholding with respect to payments of interest or dividends that we make to you, provided the statement described above in the last bullet point under “— Consequences to Non-U.S. Holders — Payments of Interest” has been received (and we do not have actual knowledge or reason to know that you are a United States person, as defined under the Code, that is not an exempt recipient).
     In addition, you will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note or share of Superior Energy’s common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received (and we do not have actual knowledge or reason to know that you are a United States person, as defined under the Code, that is not an exempt recipient) or you otherwise establish an exemption.
     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished timely to the Internal Revenue Service.
SELLING SECURITY HOLDERS
     On December 12, 2006, we issued and sold a total of $400,000,000 aggregate principal amount of the notes in private placement to Bear Stearns & Co. Inc., Lehman Brothers Inc. and J.P. Morgan Securities Inc. (which we refer to in this prospectus as the initial purchasers). The initial purchasers have advised us that they resold the securities, in transactions exempt from the registration requirements of the Securities Act, to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A. The selling security holders, which term includes their transferees, pledgees, donees and successors, may from time to time offer and sell pursuant to this prospectus any and all of the securities.
     The securities are being registered pursuant to a registration rights agreement between the initial purchasers and us. In that agreement, we undertook to file a registration statement with regard to the securities. The registration statement of which this prospectus is a part is intended to satisfy our obligations under that agreement.
     The selling security holders named below have advised us that they currently intend to sell pursuant to this prospectus the securities set forth below. Additional selling security holders may choose to sell securities from time to time upon notice to us. None of the selling security holders named below, has, within the past three years, held any position or office with us or any of our predecessors or affiliates, or had any other material relationship with us or any of our predecessors or affiliates, except as noted below.
     Before a security holder not named below may use this prospectus in connection with an offering of securities, other than securities that were purchased pursuant to the registration statement of which this prospectus is a part, this prospectus will be amended. In that amendment, we will include the name of the holder, the amount of notes and common stock beneficially owned by the holder and the amount of notes and common stock to be offered. Alternatively, we can include that information in a report filed with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, and incorporate it by reference into this prospectus or we can include that information in a supplement to this prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act. Any such amendment, report or prospectus supplement will also disclose whether any selling security holder named in the amendment, report or prospectus supplement has held any position or office with us or any of our predecessors or affiliates, or had any other material relationship with us or any of our predecessors or affiliates, during the three years prior to the date of the amendment, report or prospectus supplement.
     Selling security holders who are registered broker-dealers are deemed to be “underwriters” within the meaning of the Securities Act. In addition, a selling security holder who is an affiliate of a registered broker-dealer may be deemed to be an “underwriter” within the meaning of the Securities Act if the selling security holder (i) did not acquire its notes or underlying common stock in the ordinary course of business or (ii) had any agreement or understanding, directly or indirectly, with any person to distribute the notes or underlying common stock. To our knowledge, no selling security holder who is a registered broker-dealer or an affiliate of a registered broker-dealer received any securities as underwriting compensation.
     The following table is based solely on the information provided to us by the selling security holders on or before April 27, 2007.

						No. of
						Shares of
					No. of Shares	Superior
			Amount of	No. of Shares	of Superior	Energy
	Amount of		Notes	of Superior	Energy	Common
	Notes	% of Notes	Being	Energy	Common	Stock Held
	Beneficially	Beneficially	Offered	Common Stock	Stock Being	After
Name	Owned ($)	Owned	($)(1)	Owned (2)(3)	Offered (1)(3)	Offering (1)
ACE Tempest Reinsurance Ltd.(4)	655,000	*	655,000	14,371	14,371	0

ACIG Insurance Company(5)	75,000	*	75,000	1,645	1,645	0

Admiral Flagship Master Fund, Ltd.	8,500,000	2.13%	8,500,000	186,501	186,501	0

Advent Convertible Master Fund, L.P.	4,564,000	1.14%	4,564,000	100,140	100,140	0

Alcon Laboratories	399,000	*	399,000	8,754	8,754	0

American Beacon Funds(6)	270,000	*	270,000	5,924	5,924	0

Arlington County Employees Retirement System	573,000	*	573,000	12,572	12,572	0

Aventis Pension Master Trust(7)	300,000	*	300,000	6,582	6,582	0

Beamtenversiche-rung kasse Des Kantons Zurich(8)	6,150,000	1.54%	6,150,000	134,939	134,939	0

Bear, Stearns & Co. Inc.(9)	11,400,000	2.85%	11,400,000	250,131	250,131	0

Black Diamond Offshore Ltd.(10)	676,000	*	676,000	14,832	14,832	0

BMO Nesbitt Burns Inc.(11)	4,000,000	1.00%	4,000,000	87,765	87,765	0

Boilermakers – Blacksmith Pension Trust(12)	1,750,000	*	1,750,000	38,397	38,397	0

British Virgin Islands Social Security Board	132,000	*	132,000	2,896	2,896	0

CALAMOS Global Growth & Income Fund – CALAMOS Investment Trust(13)	7,600,000	1.90%	7,600,000	166,754	166,754	0

						No. of
						Shares of
					No. of Shares	Superior
			Amount of	No. of Shares	of Superior	Energy
	Amount of		Notes	of Superior	Energy	Common
	Notes	% of Notes	Being	Energy	Common	Stock Held
	Beneficially	Beneficially	Offered	Common Stock	Stock Being	After
Name	Owned ($)	Owned	($)(1)	Owned (2)(3)	Offered (1)(3)	Offering (1)
CALAMOS Global Opportunities Fund LP(14)	310,000	*	310,000	6,801	6,801	0

CALAMOS Growth & Income Fund – CALAMOS Investment Trust(15)	40,050,000	10.01%	40,050,000	878,753	878,753	0

CALAMOS Growth & Income Portfolio – CALAMOS Advisors Trust(16)	270,000	*	270,000	5,924	5,924	0

CALAMOS Market Neutral Income Fund – CALAMOS Investment Trust(17)	10,000,000	2.50%	10,000,000	219,414	219,414	0

CEMEX Pension Plan(18)	140,000	*	140,000	3,071	3,071	0

Chrysler Corporation Master Retirement Trust(19)	2,925,000	*	2,925,000	64,178	64,178	0

The City University of New York (CUNY)	114,000	*	114,000	2,501	2,501	0

CNH CA Master Account, L.P.(20)	10,000,000	2.50%	10,000,000	219,414	219,414	0

The Cockrell Foundation(21)	80,000	*	80,000	1,755	1,755	0

Congregation of the Sisters of Charity of the Incarnate Word(22)	70,000	*	70,000	1,535	1,535	0

Consolidated Fund of the R.W. Grand Lodge of F. & A.M. of Pennsylvania(23)	85,000	*	85,000	1,865	1,865	0

CQS Convertible and Quantitative Strategies Master Fund Limited(24)	5,000,000	1.25%	5,000,000	109,707	109,707	0

						No. of
						Shares of
					No. of Shares	Superior
			Amount of	No. of Shares	of Superior	Energy
	Amount of		Notes	of Superior	Energy	Common
	Notes	% of Notes	Being	Energy	Common	Stock Held
	Beneficially	Beneficially	Offered	Common Stock	Stock Being	After
Name	Owned ($)	Owned	($)(1)	Owned (2)(3)	Offered (1)(3)	Offering (1)
Delaware Public Employees Retirement System(25)	1,645,000	*	1,645,000	36,093	36,093	0

Delta Airlines Master Trust(26)	500,000	*	500,000	10,970	10,970	0

Delta Airlines Master Trust - CV(27)	500,000	*	500,000	10,970	10,970	0

Delta Pilots Disability and Survivorship Trust(28)	400,000	*	400,000	8,776	8,776	0

Delta Pilots Disability and Survivorship Trust - CV(29)	355,000	*	355,000	7,789	7,789	0

Dorinco Reinsurance Company(30)	850,000	*	850,000	18,650	18,650	0

Double Black Diamond Offshore LDC(31)	5,324,000	1.33%	5,324,000	116,816	116,816	0

The Dow Chemical Company Employee’s Retirement Plan(32)	1,700,000	*	1,700,000	37,300	37,300	0

Fore Convertible Master Fund, Ltd.(33)	5,000	*	5,000	109	109	0

F.M. Kirby Foundation(34)	505,000	*	505,000	11,080	11,080	0

Froley Revy Alternative Strategies(35)	500,000	*	500,000	10,970	10,970	0

Gemini Sammelstiftung Zur Forderling Der Personalvorsorge (36)	680,000	*	680,000	14,920	14,920	0

GM	566,000	*	566,000	12,418	12,418	0

The Grable Foundation	46,000	*	46,000	1,009	1,009	0

Grady Hospital Foundation	109,000	*	109,000	2,391	2,391	0

						No. of
						Shares of
					No. of Shares	Superior
			Amount of	No. of Shares	of Superior	Energy
	Amount of		Notes	of Superior	Energy	Common
	Notes	% of Notes	Being	Energy	Common	Stock Held
	Beneficially	Beneficially	Offered	Common Stock	Stock Being	After
Name	Owned ($)	Owned	($)(1)	Owned (2)(3)	Offered (1)(3)	Offering (1)
HFR Convertible Arbitrage	231,000	*	231,000	5,068	5,068	0

Independence Blue Cross	430,000	*	430,000	9,434	9,434	0

INOVA Health Care Services(37)	375,000	*	375,000	8,228	8,228	0

INOVA Health System Retirement Plan(38)	115,000	*	115,000	2,523	2,523	0

Institutional Benchmark Series (Master Feeder) Limited in Respect of Electra Series c/o Quattro Fund(39)	1,050,000	*	1,050,000	23,038	23,038	0

International Truck & Engine Corporation Non-Contributory Retirement Plan Trust(40)	285,000	*	285,000	6,253	6,253	0

International Truck & Engine Corporation Retiree Health Benefit Trust(41)	170,000	*	170,000	3,730	3,730	0

International Truck & Engine Corporation Retirement Plan for Salaried Employees Trust(42)	155,000	*	155,000	3,400	3,400	0

Jefferies Umbrella Global Convertible Bond(43)	8,200,000	2.05%	8,200,000	179,919	179,919	0

JMG Capital Partners, L.P.(44)	7,500,000	1.88%	7,500,000	164,560	164,560	0

JMG Triton Offshore Fund, Ltd.(45)	7,500,000	1.88%	7,500,000	164,560	164,560	0

KBC Convertibles Mac 28 Ltd.(46)	2,250,000	*	1,650,000	49,368	49,368	0

						No. of
						Shares of
					No. of Shares	Superior
			Amount of	No. of Shares	of Superior	Energy
	Amount of		Notes	of Superior	Energy	Common
	Notes	% of Notes	Being	Energy	Common	Stock Held
	Beneficially	Beneficially	Offered	Common Stock	Stock Being	After
Name	Owned ($)	Owned	($)(1)	Owned (2)(3)	Offered (1)(3)	Offering (1)
KBC Diversified Fund(47)	4,950,000	1.24%	4,950,000	108,609	108,609	0

Kellogg Capital Group LLC(48)	2,000,000	*	2,000,000	43,882	43,882	0

Knoxville Utilities Board Retirement System(49)	135,000	*	135,000	2,962	2,962	0

LDG Limited(50)	444,000	*	444,000	9,741	9,741	0

Lehman Brothers Inc.(51)	27,000,000	6.75%	27,000,000	592,417	592,417	0

Louisiana Workers’ Compensation Corporation(52)	175,000	*	175,000	3,839	3,839	0

Lyxor Convertible Arbitrage	205,000	*	205,000	4,497	4,497	0

Macomb County Employees’ Retirement System(53)	325,000	*	325,000	7,130	7,130	0

Microsoft Capital Group, L.P.(54)	410,000	*	410,000	8,995	8,995	0

Morgan Stanley Convertible Securities Trust(55)	1,925,000	*	1,925,000	42,237	42,237	0

MSS Convertible Arbitrage I Fund(56)	98,000	*	98,000	2,150	2,150	0

National Railroad Retirement Investment Trust(57)	1,580,000	*	1,580,000	34,667	34,667	0

North Dakota State Investment Board(58)	830,000	*	830,000	18,211	18,211	0

Occidental Petroleum Corporation	257,000	*	257,000	5,638	5,638	0

OCM Convertible Trust(59)	930,000	*	930,000	20,405	20,405	0

						No. of
						Shares of
					No. of Shares	Superior
			Amount of	No. of Shares	of Superior	Energy
	Amount of		Notes	of Superior	Energy	Common
	Notes	% of Notes	Being	Energy	Common	Stock Held
	Beneficially	Beneficially	Offered	Common Stock	Stock Being	After
Name	Owned ($)	Owned	($)(1)	Owned (2)(3)	Offered (1)(3)	Offering (1)
OCM Global Convertible Securities Fund(60)	370,000	*	370,000	8,118	8,118	0

Partner Reinsurance Company Ltd.(61)	805,000	*	805,000	17,662	17,662	0

Partners Group Alternative Strategies PCC Limited, Red Delta Cell c/o Quattro Fund(62)	1,650,000	*	1,650,000	36,203	36,203	0

Pensionkasse Der Antalis AG(63)	110,000	*	110,000	2,413	2,413	0

Pensionkasse Der Lonza AG(64)	220,000	*	220,000	4,827	4,827	0

Pensionkasse Der Rockwell Automation AG(65)	220,000	*	220,000	4,827	4,827	0

Pensionkasse Huntsman(66)	200,000	*	200,000	4,388	4,388	0

Pensionkasse Huntsman II(67)	280,000	*	280,000	6,143	6,143	0

Personalvorsorge Der PV Promea(68)	340,000	*	340,000	7,460	7,460	0

The Police and Fire Retirement System of the City of Detroit	316,000	*	316,000	6,933	6,933	0

Polygon Global Opportunities Master Fund(69)	17,500,000	4.38%	17,500,000	383,974	383,974	0

Port Authority of Allegheny County Consolidated Trust Fund(70)	45,000	*	45,000	987	987	0

						No. of
						Shares of
					No. of Shares	Superior
			Amount of	No. of Shares	of Superior	Energy
	Amount of		Notes	of Superior	Energy	Common
	Notes	% of Notes	Being	Energy	Common	Stock Held
	Beneficially	Beneficially	Offered	Common Stock	Stock Being	After
Name	Owned ($)	Owned	($)(1)	Owned (2)(3)	Offered (1)(3)	Offering (1)
Port Authority of Allegheny County Retirement and Disability Allowance Plan of the Employees Represented by Local 85 of the Amalgamated Transit Union(71)	500,000	*	500,000	10,970	10,970	0

Prisma Foundation(72)	300,000	*	300,000	6,582	6,582	0

Promutual	723,000	*	723,000	15,863	15,863	0

Quattro Fund Ltd.(73)	11,250,000	2.81%	11,250,000	246,840	246,840	0

Quattro Multistrategy Masterfund LP(74)	1,050,000	*	1,050,000	23,038	23,038	0

Qwest Occupational Health Trust(75)	250,000	*	250,000	5,485	5,485	0

Qwest Pension Trust(76)	1,230,000	*	1,230,000	26,987	26,987	0

Rhythm Fund, Ltd.(77)	1,800,000	*	1,800,000	39,494	39,494	0

Royal Bank of Canada(78)	7,000,000	1.75%	7,000,000	153,589	153,589	0

S.A.C. Arbitrage Fund, LLC(79)	6,000,000	1.50%	6,000,000	131,648	131,648	0

San Francisco City and County ERS	1,133,000	*	1,133,000	24,859	24,859	0

SPT(80)	1,400,000	*	1,400,000	30,717	30,717	0

SuttonBrook Capital Portfolio LP(81)	4,000,000	1.00%	4,000,000	87,765	87,765	0

TQA Master Fund, Ltd.(82)	2,844,000	*	2,844,000	62,401	62,401	0

TQA Master Plus Fund, Ltd.(83)	1,629,000	*	1,629,000	35,742	35,742	0

The Travelers Indemnity Company(84)	1,885,000	*	1,885,000	41,359	41,359	0

						No. of
						Shares of
					No. of Shares	Superior
			Amount of	No. of Shares	of Superior	Energy
	Amount of		Notes	of Superior	Energy	Common
	Notes	% of Notes	Being	Energy	Common	Stock Held
	Beneficially	Beneficially	Offered	Common Stock	Stock Being	After
Name	Owned ($)	Owned	($)(1)	Owned (2)(3)	Offered (1)(3)	Offering (1)
Trust for the Defined Benefit Plans of ICI American Holdings, Inc.(85)	250,000	*	250,000	5,485	5,485	0

Trustmark Insurance Company	202,000	*	202,000	4,432	4,432	0

UBS AG London FBO WCBP(86)	20,000,000	5.00%	20,000,000	724,028	438,828	285,200

UBS Securities LLC(87)	7,250,000	1.81%	7,250,000	237,920	159,075	78,845

Union Carbide Retirement Account(88)	1,000,000	*	1,000,000	21,941	21,941	0

Univar USA Inc. Retirement Plan(89)	415,000	*	415,000	9,105	9,105	0

Universal Investment Gesellschaft MBH REF Aventis(90)	4,300,000	1.08%	4,300,000	94,348	94,348	0

UnumProvident Corporation(91)	330,000	*	330,000	7,240	7,240	0

Van Kampen Harbor Fund(92)	3,575,000	*	3,575,000	78,440	78,440	0

Vanguard Convertible Securities Fund, Inc.(93)	4,160,000	1.04%	4,160,000	91,276	91,276	0

Vicis Capital Master Fund(94)	12,000,000	3.00%	12,000,000	263,296	263,296	0

Virginia Retirement System(95)	4,705,000	1.18%	4,705,000	103,234	103,234	0

Zurich Institutional Benchmarks Master Fund, Ltd.(96)	985,000	*	985,000	21,612	21,612	0

Zurich Institutional Funds Wandelanleihen Global(97)	2,500,000	*	2,500,000	54,853	54,853	0

No. of
Shares of
					No. of Shares	Superior
			Amount of	No. of Shares	of Superior	Energy
	Amount of		Notes	of Superior	Energy	Common
	Notes	% of Notes	Being	Energy	Common	Stock Held
	Beneficially	Beneficially	Offered	Common Stock	Stock Being	After
Name	Owned ($)	Owned	($)(1)	Owned (2)(3)	Offered (1)(3)	Offering (1)
Unnamed security holders or any future transferees, pledges, donees or successors of or from any such unnamed security holders	73,980,000	18.50%		1,623,224

TOTAL	400,000,000	100%		8,776,560

*	Less than 1%.

(1)	Because the selling security holder may sell pursuant to the prospectus all or a portion of the offered notes, and common stock issuable upon exchange of the notes, we cannot know or estimate the number or percentage of notes and common stock that the selling security holder will hold upon the termination of any particular offering. The information presented assumes that the selling security holder will sell all of the notes or common stock issued upon exchange of the notes.

(2)	In calculating the number of shares of Superior Energy common stock owned, we treated as outstanding the number of Superior Energy common shares issuable upon exchange of all of that particular holder’s notes in accordance with the applicable referenced exchange rates.

(3)	Includes Superior Energy common shares issuable upon exchange of the notes based on the initial exchange rate of 21.9414 common shares per $1,000 principal amount of the notes. However, the exchange rate is subject to adjustment as described under “Description of the Notes – Exchange Rate Adjustments.” As a result, the number of common shares issuable upon exchange of the notes may increase or decrease in the future.

(4)	Oaktree Capital Management LLC (“Oaktree”), the investment manager of ACE Tempest Reinsurance Ltd., is an affiliate of a broker-dealer registered pursuant to Section 15 of the Exchange Act, OCM Investments, LLC. Oaktree is the majority owner of OCM Investments, LLC. Oaktree has voting and dispositive power over the securities. Lawrence Keele is a principal of Oaktree and is the portfolio manager for ACE Tempest Reinsurance Ltd. Mr. Keele, Oaktree and all employees and members of Oaktree disclaim beneficial ownership of the securities, except for pecuniary interest therein.

(5)	ACIG Insurance Company is an investment or hedge fund and Nick Calamos CIO and Calamos Advisors LLC have or share voting power or investment power over the securities.

(6)	American Beacon Funds is an investment or hedge fund and Nick Calamos CIO and Calamos Advisors LLC have or share voting power or investment power over the securities.

(7)	Aventis Pension Master Trust is an investment or hedge fund and Nick Calamos CIO and Calamos Advisors LLC have or share voting power or investment power over the securities.

(8)	Beamtenversicherungkasse Des Kantons Zurich is an investment or hedge fund and Avtandil Gigineishvili, fund manager, has or shares voting power or investment power over the securities.

(9)	Bear, Stearns & Co. Inc. (“Bear Stearns”) has identified itself as a broker-dealer registered pursuant to Section 15 of the Exchange Act. Bear Stearns purchased the notes for investment. Bear Stearns is a corporation that is not publicly held and The Bear Stearns Companies Inc. is the controlling shareholder. Bear Stearns was as a joint bookrunner on a $300 million senior note offering for Superior Energy Services, Inc. (“SPN”) in May 2006, a joint bookrunner for the $400 million senior exchangeable note offering for SPN in December 2006 and a specialist trader in SPN common stock on the NYSE. Bear Stearns entered into an engagement letter with SPN in May 2006 in connection with an assignment to review and evaluate the capital structure of SPN. As of the February 2,

2007 Bank Loan Report there is one outstanding equity option trade maturing on December 12, 2011 with SESI, LLC (“SESI”) with a $200 million notional and generating no exposure. No other Bear Stearns affiliate or employee has disclosed any material relationships with SPN or with SESI in the last twelve months. No Bear Stearns affiliate or employee has disclosed any outside business interest or investment with SPN or with SESI in the last twelve months. Bear Stearns’ BOC215 Short Sale Monitoring Report as of February 20, 2007 indicated that Bear Stearns proprietary accounts were long 294,638 shares of SPN. No Bear Stearns affiliate or employee has disclosed any “conflict of interest”, as defined in Rule 2720 of the NASD Conduct Rules with SPN or with SESI in the last twelve months. Neither SPN nor SESI are affiliates of Bear Stearns or its affiliates as defined in Rule 2720 of the NASD.

(10)	Black Diamond Offshore Ltd. is an investment or hedge fund and Clint D. Carlson has or shares voting or investment power.

(11)	BMO Nesbitt Burns Inc. (“BMO Nesbitt Burns”) has identified itself as a broker-dealer registered pursuant to Section 15 of the Exchange Act and has acquired the securities for investment. BMO Nesbitt Burns is a wholly-owned subsidiary of Bank of Montreal, a publicly traded company on the NYSE and TSX which files with the Securities and Exchange Commission.

(12)	Boilermakers – Blacksmith Pension Trust is an investment or hedge fund and Nick Calamos CIO and Calamos Advisors LLC have or share voting power or investment power over the securities.

(13)	CALAMOS Global Growth & Income Fund – CALAMOS Investment Trust is an investment or hedge fund and Nick Calamos CIO and Calamos Advisors LLC have or share voting power or investment power over the securities.

(14)	CALAMOS Global Opportunities Fund LP is an investment or hedge fund and Nick Calamos CIO and Calamos Advisors LLC have or share voting power or investment power over the securities.

(15)	CALAMOS Growth & Income Fund – CALAMOS Investment Trust is an investment or hedge fund and Nick Calamos CIO and Calamos Advisors LLC have or share voting power or investment power over the securities.

(16)	CALAMOS Growth & Income Portfolio – CALAMOS Advisors Trust is an investment or hedge fund and Nick Calamos CIO and Calamos Advisors LLC have or share voting power or investment power over the securities.

(17)	CALAMOS Market Neutral Income Fund – CALAMOS Investment Trust is an investment or hedge fund and each of Nick Calamos, CIO and Calamos Advisors LLC has or shares voting or investment power.

(18)	CEMEX Pension Plan is an investment or hedge fund and Nick Calamos CIO and Calamos Advisors LLC have or share voting power or investment power over the securities.

(19)	Oaktree Capital Management LLC (“Oaktree”), the investment manager of Chrysler Corporation Master Retirement Trust, is an affiliate of a broker-dealer registered pursuant to Section 15 of the Exchange Act, OCM Investments, LLC. Oaktree is the majority owner of OCM Investments, LLC. Oaktree has voting and dispositive power over the securities. Lawrence Keele is a principal of Oaktree and is the portfolio manager for Chrysler Corporation Master Retirement Trust. Mr. Keele, Oaktree and all employees and members of Oaktree disclaim beneficial ownership of the securities, except for pecuniary interest therein.

(20)	CNH Partners, LLC is Investment Advisor of CNH CA Master Account, L.P. and has sole voting and dispositive power over the registrable securities. Investment principals for the Advisor are Robert Krail, Mark Mitchell and Todd Pulvino.

(21)	The Cockrell Foundation is an investment or hedge fund and Nick Calamos CIO and Calamos Advisors LLC have or share voting power or investment power over the securities.

(22)	Congregation of the Sisters of Charity of the Incarnate Word is an investment or hedge fund and Nick Calamos CIO and Calamos Advisors LLC have or share voting power or investment power over the securities.

(23)	Consolidated Fund of the R.W. Grand Lodge of F. & A.M. of Pennsylvania is an investment or hedge fund and Nick Calamos CIO and Calamos Advisors LLC have or share voting power or investment power over the securities.

(24)	CQS Convertible and Quantitative Strategies Master Fund Limited is a corporation that is not publicly held and the controlling shareholder is CQS Convertible and Quantitative Strategies Feeder Fund Limited.

(25)	Oaktree Capital Management LLC (“Oaktree”), the investment manager of Delaware Public Employees Retirement System, is an affiliate of a broker-dealer registered pursuant to Section 15 of the Exchange Act, OCM Investments, LLC. Oaktree is the majority owner of OCM Investments, LLC. Oaktree has voting and dispositive power over the securities. Lawrence Keele is a principal of

Oaktree and is the portfolio manager for Delaware Public Employees Retirement System. Mr. Keele, Oaktree and all employees and members of Oaktree disclaim beneficial ownership of the securities, except for pecuniary interest therein.

(26)	Delta Airlines Master Trust is an investment or hedge fund and Nick Calamos CIO and Calamos Advisors LLC have or share voting power or investment power over the securities.

(27)	Oaktree Capital Management LLC (“Oaktree”), the investment manager of Delta Airlines Master Trust — CV, is an affiliate of a broker-dealer registered pursuant to Section 15 of the Exchange Act, OCM Investments, LLC. Oaktree is the majority owner of OCM Investments, LLC. Oaktree has voting and dispositive power over the securities. Lawrence Keele is a principal of Oaktree and is the portfolio manager for Delta Airlines Master Trust — CV. Mr. Keele, Oaktree and all employees and members of Oaktree disclaim beneficial ownership of the securities, except for pecuniary interest therein.

(28)	Delta Pilots Disability and Survivorship Trust is an investment or hedge fund and Nick Calamos CIO and Calamos Advisors LLC have or share voting power or investment power over the securities.

(29)	Oaktree Capital Management LLC (“Oaktree”), the investment manager of Delta Pilots Disability & Survivorship Trust — CV, is an affiliate of a broker-dealer registered pursuant to Section 15 of the Exchange Act, OCM Investments, LLC. Oaktree is the majority owner of OCM Investments, LLC. Oaktree has voting and dispositive power over the securities. Lawrence Keele is a principal of Oaktree and is the portfolio manager for Delta Pilots Disability & Survivorship Trust — CV. Mr. Keele, Oaktree and all employees and members of Oaktree disclaim beneficial ownership of the securities, except for pecuniary interest therein.

(30)	Dorinco Reinsurance Company is an investment or hedge fund and Nick Calamos CIO and Calamos Advisors LLC have or share voting power or investment power over the securities.

(31)	Double Black Diamond Offshore LDC is an investment or hedge fund and Clint D. Carlson has or shares voting or investment power.

(32)	The Dow Chemical Company Employee’s Retirement Plan is an investment or hedge fund and Nick Calamos CIO and Calamos Advisors LLC have or share voting power or investment power over the securities.

(33)	Fore Research and Management L.P. (“Fore Research”) is the investment manager for Fore Convertible Master Fund, Ltd. and Mathew Li is the managing director of Fore Research.

(34)	Oaktree Capital Management LLC (“Oaktree”), the investment manager of F.M. Kirby Foundation, Inc., is an affiliate of a broker-dealer registered pursuant to Section 15 of the Exchange Act, OCM Investments, LLC. Oaktree is the majority owner of OCM Investments, LLC. Oaktree has voting and dispositive power over the securities. Lawrence Keele is a principal of Oaktree and is the portfolio manager for F.M. Kirby Foundation, Inc. Mr. Keele, Oaktree and all employees and members of Oaktree disclaim beneficial ownership of the securities, except for pecuniary interest therein.

(35)	Froley Revy Alternative Strategies is a corporation that is not publicly held and the controlling shareholder is Ann Houlihan, 10900 Wilshire Blvd. Suite 900, Los Angeles, CA 90024.

(36)	Gemini Sammelstiftung Zur Forderling Der Personalvorsorge is an investment or hedge fund and Avtandil Gigineishvili, fund manager, has or shares voting power or investment power over the securities.

(37)	INOVA Health Care Services is an investment or hedge fund and Nick Calamos CIO and Calamos Advisors LLC have or share voting power or investment power over the securities.

(38)	INOVA Health System Retirement Plan is an investment or hedge fund and Nick Calamos CIO and Calamos Advisors LLC have or share voting power or investment power over the securities.

(39)	Institutional Benchmark Series (Master Feeder) Limited in Respect of Electra Series c/o Quattro Fund is an investment or hedge fund and Gary Crowdel has or shares voting or investment power.

(40)	Oaktree Capital Management LLC (“Oaktree”), the investment manager of International Truck & Engine Corporation Non-Contributory Retirement Plan Trust, is an affiliate of a broker-dealer registered pursuant to Section 15 of the Exchange Act, OCM Investments, LLC. Oaktree is the majority owner of OCM Investments, LLC. Oaktree has voting and dispositive power over the securities. Lawrence Keele is a principal of Oaktree and is the portfolio manager for International Truck & Engine Corporation Non-Contributory Retirement Plan Trust. Mr. Keele, Oaktree and all employees and members of Oaktree disclaim beneficial ownership of the securities, except for pecuniary interest therein.

(41)	Oaktree Capital Management LLC (“Oaktree”), the investment manager of International Truck & Engine Corporation Retiree Health Benefit Trust, is an affiliate of a broker-dealer registered pursuant to Section 15 of the Exchange Act, OCM Investments, LLC. Oaktree is the majority owner of OCM Investments, LLC. Oaktree has voting and dispositive power over the securities. Lawrence Keele is a principal of Oaktree and is the portfolio manager for International Truck & Engine Corporation Retiree Health Benefit Trust. Mr. Keele, Oaktree and all employees and members of Oaktree disclaim beneficial ownership of the securities, except for pecuniary interest therein.

(42)	Oaktree Capital Management LLC (“Oaktree”), the investment manager of International Truck & Engine Corporation Retirement Plan for Salaried Employees Trust, is an affiliate of a broker-dealer registered pursuant to Section 15 of the Exchange Act, OCM Investments, LLC. Oaktree is the majority owner of OCM Investments, LLC. Oaktree has voting and dispositive power over the securities. Lawrence Keele is a principal of Oaktree and is the portfolio manager for International Truck & Engine Corporation Retirement Plan for Salaried Employees Trust. Mr. Keele, Oaktree and all employees and members of Oaktree disclaim beneficial ownership of the securities, except for pecuniary interest therein.

(43)	Jefferies Umbrella Global Convertible Bond is an investment or hedge fund and Avtandil Gigineishvili, fund manager, has or shares voting power or investment power over the securities.

(44)	JMG Capital Partners, L.P. (“JMG Partners”) is a California limited partnership. Its general partner is JMG Captial Management, LLC (the “Manager”), a Delaware limited liability company and an investment adviser that has voting and dispositive power over JMG Partners’ investments, including the registrable securities. The equity interests of the Manager are owned by JMG Capital Management, Inc., (“JMG Capital”) a California corporation, and Asset Alliance Holding Corp., a Delaware corporation. Jonathan M. Glaser is the Executive Officer and Director of JMG Capital and has sole investment discretion over JMG Partners’ portfolio holdings.

(45)	JMG Triton Offshore Fund, Ltd. (the “Fund”) is an international business company organized under the laws of the British Virgin Islands. The Fund’s investment manager is Pacific Assets Management LLC, a Delaware limited liability company (the “Manager”) that has voting and dispositive power over the Fund’s investments, including the registrable securities. The equity interests of the Manager are owned by Pacific Capital Management, Inc., a California corporation (“Pacific”) and Asset Alliance Holding Corp., a Delaware corporation. The equity interests of Pacific are owned by Messrs. Roger Richter, Jonathan M. Glaser and Daniel A. David. Messrs. Glaser and Richter have sole investment discretion over the Fund’s portfolio holdings.

(46)	KBC Convertibles Mac 28 Ltd. has identified itself as an affiliate of KBC Financial Products USA Inc., a broker-dealer registered pursuant to Section 15 of the Exchange Act. KBC Convertibles Mac 28 Ltd. is an investment or hedge fund and Carlo Georg, the Chief Investment Officer of KBC AIM Ltd., has or shares voting or investment power.

(47)	KBC Diversified Fund, a Segregated Portfolio of KBC Diversified Fund SPC, has identified itself as an affiliate of KBC Financial Products USA Inc., a broker-dealer registered pursuant to Section 15 of the Exchange Act. KBC Diversified Fund is an investment or hedge fund and Carlo Georg, the Chief Investment Officer of KBC AIM Ltd., has or shares voting or investment power.

(48)	Kellogg Capital Group LLC (“KCG”) has identified itself as a broker-dealer registered pursuant to Section 15 of the Exchange Act. KCG purchased the notes for investment through Lehman Brothers on March 28, 2007.

(49)	Knoxville Utilities Board Retirement System is an investment or hedge fund and Nick Calamos CIO and Calamos Advisors LLC have or share voting power or investment power over the securities.

(50)	LDG Limited is a corporation that is not publicly held and TQA Investors, LLC (“TQA”) has sole investment power and shared voting power. TQA’s members are John Idone, Paul Bucci, Darren Langis and Andrew Anderson.

(51)	Lehman Brothers Inc. (“Lehman Brothers”) has identified itself as a broker-dealer registered pursuant to Section 15 of the Exchange Act. Lehman Brothers purchased the notes for investment.

(52)	Louisiana Workers’ Compensation Corporation is an investment or hedge fund and Nick Calamos CIO and Calamos Advisors LLC have or share voting power or investment power over the securities.

(53)	Macomb County Employees’ Retirement System is an investment or hedge fund and Nick Calamos CIO and Calamos Advisors LLC have or share voting power or investment power over the securities.

(54)	Oaktree Capital Management LLC (“Oaktree”), the investment manager of Microsoft Capital Group, L.P. , is an affiliate of a broker-dealer registered pursuant to Section 15 of the Exchange Act, OCM Investments, LLC. Oaktree is the majority owner of OCM Investments, LLC. Oaktree has voting and dispositive power over the securities. Lawrence Keele is a principal of Oaktree and is the portfolio manager for Microsoft Capital Group, L.P. Mr. Keele, Oaktree and all employees and members of Oaktree disclaim beneficial ownership of the securities, except for pecuniary interest therein.

(55)	Morgan Stanley Convertible Securities Trust (“Morgan Stanley”) has identified itself as a broker-dealer registered pursuant to Section 15 of the Exchange Act. Morgan Stanley purchased the notes for investment.

(56)	MSS Convertible Arbitrage I Fund is an investment or hedge fund and the following principals of TQA Investors, LLC have or share voting or investment power: Robert Butman, John Idone, Paul Bucci, George Esser, Bartholomew Tesoriero, DJ Langis and Andrew Anderson.

(57)	Oaktree Capital Management LLC (“Oaktree”), the investment manager of National Railroad Retirement Investment Trust, is an affiliate of a broker-dealer registered pursuant to Section 15 of the Exchange Act, OCM Investments, LLC. Oaktree is the majority owner of OCM Investments, LLC. Oaktree has voting and dispositive power over the securities. Lawrence Keele is a principal of Oaktree and is the portfolio manager for National Railroad Retirement. Mr. Keele, Oaktree and all employees and members of Oaktree disclaim beneficial ownership of the securities, except for pecuniary interest therein.

(58)	North Dakota State Investment Board is an investment or hedge fund and Nick Calamos CIO and Calamos Advisors LLC have or share voting power or investment power over the securities.

(59)	Oaktree Capital Management LLC (“Oaktree”), the investment manager of OCM Convertible Trust, is an affiliate of a broker-dealer registered pursuant to Section 15 of the Exchange Act, OCM Investments, LLC. Oaktree is the majority owner of OCM Investments, LLC. Oaktree has voting and dispositive power over the securities. Lawrence Keele is a principal of Oaktree and is the portfolio manager for OCM Convertible Trust. Mr. Keele, Oaktree and all employees and members of Oaktree disclaim beneficial ownership of the securities, except for pecuniary interest therein.

(60)	Oaktree Capital Management LLC (“Oaktree”), the investment manager of OCM Global Convertible Securities Fund, is an affiliate of a broker-dealer registered pursuant to Section 15 of the Exchange Act, OCM Investments, LLC. Oaktree is the majority owner of OCM Investments, LLC. Oaktree has voting and dispositive power over the securities. Lawrence Keele is a principal of Oaktree and is the portfolio manager for OCM Global Convertible Securities Fund. Mr. Keele, Oaktree and all employees and members of Oaktree disclaim beneficial ownership of the securities, except for pecuniary interest therein.

(61)	Oaktree Capital Management LLC (“Oaktree”), the investment manager of Partner Reinsurance Company Ltd., is an affiliate of a broker-dealer registered pursuant to Section 15 of the Exchange Act, OCM Investments, LLC. Oaktree is the majority owner of OCM Investments, LLC. Oaktree has voting and dispositive power over the securities. Lawrence Keele is a principal of Oaktree and is the portfolio manager for Partner Reinsurance Company Ltd. Mr. Keele, Oaktree and all employees and members of Oaktree disclaim beneficial ownership of the securities, except for pecuniary interest therein.

(62)	Partners Group Alternative Strategies PCC Limited, Red Delta Cell c/o Quattro Fund is an investment or hedge fund and Mark Rowe, Feliz Haldner, Michael Fitchet and Denis O’Malley have or share voting or investment power.

(63)	Pensionkasse Der Antalis AG is an investment or hedge fund and Avtandil Gigineishvili, fund manager, has or shares voting power or investment power over the securities.

(64)	Pensionkasse Der Lonza AG is an investment or hedge fund and Avtandil Gigineishvili, fund manager, has or shares voting power or investment power over the securities.

(65)	Pensionkasse Der Rockwell Automation AG is an investment or hedge fund and Avtandil Gigineishvili, fund manager, has or shares voting power or investment power over the securities.

(66)	Pensionkasse Huntsman is an investment or hedge fund and Avtandil Gigineishvili, fund manager, has or shares voting power or investment power over the securities.

(67)	Pensionkasse Huntsman II is an investment or hedge fund and Avtandil Gigineishvili, fund manager, has or shares voting power or investment power over the securities.

(68)	Personalvorsorge Der PV Promea is an investment or hedge fund and Avtandil Gigineishvili, fund manager, has or shares voting power or investment power over the securities.

(69)	Polygon Investment Partners LLP and Polygon Investment Partners LP (the “Investment Managers”), Polygon Investments Ltd. (the “Manager”), Alexander E. Jackson, Reade E. Griffith and Patrick G. G. Dear share voting and dispositive power of the securities held by Polygon Global Opportunities Master Fund. The Investment Managers, the Manager, Alexander E. Jackson, Reade E. Griffith and Patrick G. G. Dear disclaim beneficial ownership of the securities held by Polygon Global Opportunities Master Fund.

(70)	Port Authority of Allegheny County Consolidated Trust Fund is an investment or hedge fund and Nick Calamos CIO and Calamos Advisors LLC have or share voting power or investment power over the securities.

(71)	Port Authority of Allegheny County Retirement and Disability Allowance Plan fo the Employees Represented by Local 85 of the Amalgamated Transit Union is an investment or hedge fund and Nick Calamos CIO and Calamos Advisors LLC have or share voting power or investment power over the securities.

(72)	Prisma Foundation is an investment or hedge fund and Nick Calamos CIO and Calamos Advisors LLC have or share voting power or investment power over the securities.

(73)	Quattro Fund Ltd. is an investment or hedge fund and Andrew Kaplan, Brian Swain and Louis Napoli have or share voting or investment power.

(74)	Quattro Multistrategy Masterfund LP is an investment or hedge fund and Andrew Kaplan, Brian Swain and Louis Napoli have or share voting or investment power.

(75)	Oaktree Capital Management LLC (“Oaktree”), the investment manager of Qwest Occupational Health Trust, is an affiliate of a broker-dealer registered pursuant to Section 15 of the Exchange Act, OCM Investments, LLC. Oaktree is the majority owner of OCM Investments, LLC. Oaktree has voting and dispositive power over the securities. Lawrence Keele is a principal of Oaktree and is the portfolio manager for Qwest Occupational Health Trust. Mr. Keele, Oaktree and all employees and members of Oaktree disclaim beneficial ownership of the securities, except for pecuniary interest therein.

(76)	Oaktree Capital Management LLC (“Oaktree”), the investment manager of Qwest Pension Trust, is an affiliate of a broker-dealer registered pursuant to Section 15 of the Exchange Act, OCM Investments, LLC. Oaktree is the majority owner of OCM Investments, LLC. Oaktree has voting and dispositive power over the securities. Lawrence Keele is a principal of Oaktree and is the portfolio manager for Qwest Pension Trust. Mr. Keele, Oaktree and all employees and members of Oaktree disclaim beneficial ownership of the securities, except for pecuniary interest therein.

(77)	Rhythm Fund, Ltd. has identified itself as an affiliate of KBC Financial Products USA Inc., a broker-dealer registered pursuant to Section 15 of the Exchange Act. Rhythm Fund, Ltd. is an investment or hedge fund and Carlo Georg, the Chief Investment Officer of KBC AIM Ltd., has or shares voting or investment power.

(78)	Royal Bank of Canada (“RBC”) has identified itself as an affiliate of RBC Capital Markets Corp. (“RBC Capital”), a broker-dealer registered pursuant to Section 15 of the Exchange Act and a 100% owned subsidiary of RBC.

(79)	S.A.C. Arbitrage Fund, LLC is an investment or hedge fund and pursuant to investment agreements, each of S.A.C Capital Advisors, LLC, a Delaware limited liability company (“SAC Capital Advisors”) and S.A.C. Capital Management, LLC, a Delaware limited liability company, (“SAC Capital Management”) share all investment and voting power with respect to the securities held by S.A.C. Arbitrage Fund, LLC. Mr. Steven A. Cohen controls both SAC Capital Advisors and SAC Capital Management. Each of SAC Capital Advisors, SAC Capital Management and Mr. Cohen disclaim beneficial ownership of any of the securities covered by this questionnaire.

(80)	SPT is an investment or hedge fund and Nick Calamos CIO and Calamos Advisors LLC have or share voting power or investment power over the securities.

(81)	SuttonBrook Capital Management LP is the investment manager of SuttonBrook Capital Portfolio LP, a limited partnership, and John London and Steven M. Weinstein are the natural persons with control and voting power over SuttonBrook Captial Management LP.

(82)	TQA Master Fund, Ltd. is an investment or hedge fund and the following principals of TQA Investors, LLC have or share voting or investment power: Robert Butman, John Idone, Paul Bucci, George Esser, Bartholomew Tesoriero, DJ Langis and Andrew Anderson.

(83)	TQA Master Plus Fund, Ltd. is an investment or hedge fund and the following principals of TQA Investors, LLC have or share voting or investment power: Robert Butman, John Idone, Paul Bucci, George Esser, Bartholomew Tesoriero, DJ Langis and Andrew Anderson.

(84)	Oaktree Capital Management LLC (“Oaktree”), the investment manager of The Travelers Indemnity Company, is an affiliate of a broker-dealer registered pursuant to Section 15 of the Exchange Act, OCM Investments, LLC. Oaktree is the majority owner of OCM Investments, LLC. Oaktree has voting and dispositive power over the securities. Lawrence Keele is a principal of Oaktree and is the portfolio manager for The Travelers Indemnity Company. Mr. Keele, Oaktree and all employees and members of Oaktree disclaim beneficial ownership of the securities, except for pecuniary interest therein.

(85)	Oaktree Capital Management LLC (“Oaktree”), the investment manager of Trust for the Defined Benefit Plans of ICI American Holdings, Inc., is an affiliate of a broker-dealer registered pursuant to Section 15 of the Exchange Act, OCM Investments, LLC. Oaktree is the majority owner of OCM Investments, LLC. Oaktree has voting and dispositive power over the securities. Lawrence Keele is a principal of Oaktree and is the portfolio manager for Trust for the Defined Benefit Plans of ICI American Holdings, Inc. Mr. Keele, Oaktree and all employees and members of Oaktree disclaim beneficial ownership of the securities, except for pecuniary interest therein.

(86)	UBS AG London FBO WCBP (“UBS London”) has identified itself as an affiliate of UBS Securities LLC, a broker-dealer registered pursuant to Section 15 of the Exchange Act. The managing member of UBS London is Richard Simpson. The number of shares of Superior Energy common stock owned prior to the offering by UBS London includes an additional 285,200 shares of Superior Energy common stock, which does not include fixed income positions or equity options.

(87)	UBS Securities LLC (“UBS Securities”) has identified itself as a broker-dealer registered pursuant to Section 15 of the Exchange Act. UBS Securities purchased the notes for investment. The managing member of UBS Securities is John DiBacco. The number of shares of Superior Energy common stock owned prior to the offering by UBS Securities includes an additional 78,845 shares of Superior common stock, which does not include fixed income positions or equity options.

(88)	Union Carbide Retirement Account is an investment or hedge fund and Nick Calamos CIO and Calamos Advisors LLC have or share voting power or investment power over the securities.

(89)	Univar USA Inc. Retirement Plan is an investment or hedge fund and Nick Calamos CIO and Calamos Advisors LLC have or share voting power or investment power over the securities.

(90)	Universal Investment Gesellschaft MBH REF Aventis is an investment or hedge fund and Avtandil Gigineishvili, fund manager, has or shares voting power or investment power over the securities.

(91)	Oaktree Capital Management LLC (“Oaktree”), the investment manager of UnumProvident Corporation, is an affiliate of a broker-dealer registered pursuant to Section 15 of the Exchange Act, OCM Investments, LLC. Oaktree is the majority owner of OCM Investments, LLC. Oaktree has voting and dispositive power over the securities. Lawrence Keele is a principal of Oaktree and is the portfolio manager for UnumProvident Corporation. Mr. Keele, Oaktree and all employees and members of Oaktree disclaim beneficial ownership of the securities, except for pecuniary interest therein.

(92)	Van Kampen Harbor Fund (“Van Kampen”) has identified itself as a broker-dealer registered pursuant to Section 15 of the Exchange Act. Van Kampen purchased the notes for investment. Van Kampen Asset Management, as the Selling Securityholder’s investment adviser, has discretionary authority over the Selling Securityholder’s portfolio.

(93)	Oaktree Capital Management LLC (“Oaktree”), the investment manager of Vanguard Convertible Securities Fund, Inc., is an affiliate of a broker-dealer registered pursuant to Section 15 of the Exchange Act, OCM Investments, LLC. Oaktree is the majority owner of OCM Investments, LLC. Oaktree has voting and dispositive power over the securities. Lawrence Keele is a principal of Oaktree and is the portfolio manager for Vanguard Convertible Securities Fund, Inc. Mr. Keele, Oaktree and all employees and members of Oaktree disclaim beneficial ownership of the securities, except for pecuniary interest therein.

(94)	Vicis Capital L.L.C. is the investment manager of Vicis Capital Master Fund and Shad Stastney, John Succo and Sky Lucas control Vicis Capital L.L.C. equally but disclaim individual ownership of the securities.

(95)	Oaktree Capital Management LLC (“Oaktree”), the investment manager of Virginia Retirement System, is an affiliate of a broker-dealer registered pursuant to Section 15 of the Exchange Act, OCM Investments, LLC. Oaktree is the majority owner of OCM Investments, LLC. Oaktree has voting and dispositive power over the securities. Lawrence Keele is a principal of Oaktree and is the portfolio manager for Virginia Retirement System. Mr. Keele, Oaktree and all employees and members of Oaktree disclaim beneficial ownership of the securities, except for pecuniary interest therein.

(96)	Zurich Institutional Benchmarks Master Fund, Ltd. is an investment or hedge fund and the following principals of TQA Investors, LLC have or share voting or investment power: Robert Butman, John Idone, Paul Bucci, George Esser, Bartholomew Tesoriero, DJ Langis and Andrew Anderson.

(97)	Zurich Institutional Funds Wandelanleihen Global is an investment or hedge fund and Avtandil Gigineishvili, fund manager, has or shares voting power or investment power over the securities.
PLAN OF DISTRIBUTION
     The securities to be offered and sold using this prospectus are being registered to permit public secondary trading of these securities by the selling security holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling security holders of the securities offered by this prospectus. The aggregate proceeds to the selling security holders from the sale of the securities will be the purchase price of the securites less any discounts and commissions. A selling security holder reserves the right to accept and, together with its agents, to reject, any proposed purchases of notes or common stock to be made directly or through agents.
     The securities may be sold from time to time to purchasers directly by the selling security holders and their successors, which includes their transferees, pledgees or donees or their successors, or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling security holders or the purchasers of the securities. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.
     The selling security holders and any underwriters, broker-dealers or agents who participate in the distribution of the securities may be “underwriters” within the meaning of the Securities Act. To the extent any of the selling security holders are broker-dealers, they are, under the interpretation of the Commission, “underwriters” within the meaning of the Securities Act. Each of the following selling security holders has represented to us that it is a broker-dealer or an affiliate of a broker-dealer: ACE Tempest Reinsurance Ltd.; Bear, Stearns & Co. Inc.; BMO Nesbitt Burns Inc.; Chrysler Corporation Master Retirement Trust; Delaware Public Employees Retirement System; Delta Air Lines Master Trust – CV; Delta Pilots Disability & Survivorship Trust – CV; F.M. Kirby Foundation, Inc.; International Truck & Engine Corporation Non-Contributory Retirement Plan Trust; International Truck & Engine Corporation Retiree Health Benefit Trust; International Truck & Engine Corporation Retirement Plan for Salaried Employees Trust; KBC Convertibles Mac 28 Ltd.; KBC Diversified Fund; Kellogg Capital Group LLC; Lehman Brothers Inc.; Microsoft Capital Group, L.P.; Morgan Stanley Convertible Securities Trust; National Railroad Retirement Investment Trust; OCM Convertible Trust; OCM Global Convertible Securities Fund; Partner Reinsurance Company Ltd.; Qwest Occupational Health Trust; Qwest Pension Trust; Rhythm Fund, Ltd.; Royal Bank of Canada; The Travelers Indemnity Company; Trust for the Defined Benefit Plans of ICI American Holdings, Inc.; UBS AG London FBO WCBP; UBS Securities LLC; UnumProvident Corporation; Van Kampen Harbor Fund; Vanguard Convertible Securities Fund, Inc.; and Virginia Retirement System. Any profits on the sale of the notes and the common stock issuable upon the exchange of the notes by such selling security holders and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts and “underwriters” within the meaning of the Securities Act will be subject to prospectus delivery requirements of the Securities Act. If the selling security holders are deemed to be underwriters, such selling security holders may be subject to certain statutory liabilities of the Securities Act and the Exchange Act.
     We will pay all expenses of the registration of the securities pursuant to the registration rights agreement, including, without limitation, Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that if the securities are sold through underwriters, broker dealers or agents, the selling security holders will be responsible for underwriting discounts or commissions or agent’s commissions.
     The notes were issued and sold in December 2006 in transactions exempt from the registration requirements of the Securities Act pursuant to Rule 144A under the Securities Act. Pursuant to the registration rights agreement filed as an exhibit to the registration statement of which this prospectus is a part, we have agreed to indemnify the initial purchasers, holders who have provided us with selling security holder questionnaires and each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) the initial purchasers or the holders who have provided us with selling security holder notices and questionnaires, from and against certain liabilities under the Securities Act or such persons will be entitled to contribution in connection with these liabilities. Pursuant to such registration rights agreement, the selling security holders have agreed, severally and not jointly, to indemnify us and each of our directors, officers and control persons from certain liabilities under the Securities Act or we will be entitled to contribution in connection with these liabilities.
LEGAL MATTERS
     The validity of the notes, the guarantees and the common stock issuable upon exchange of the notes have been passed upon for us by Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P., New Orleans, Louisiana.

EXPERTS
     The consolidated financial statements and schedule as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report for the year ended December 31, 2006 refers to a change in the method of accounting for share-based payments.
     Certain information incorporated by reference in this prospectus regarding estimated quantities of oil and natural gas reserves owned by us, the future net revenues from those reserves and their present value is based on estimates of the reserves and present values prepared by or derived from estimates prepared by DeGolyer and MacNaughton, independent petroleum engineers. This information has been incorporated by reference in this prospectus in reliance upon the authority of DeGolyer and MacNaughton as experts in reserve determination. Future estimates of oil and natural gas reserves and related information hereafter incorporated by reference in this prospectus will be incorporated in reliance upon the reports of the firm examining such oil and gas reserves and related information and upon the authority of that firm as experts regarding the matters contained in their reports, to the extent the firm has consented to the use of their reports.
WHERE YOU CAN FIND MORE INFORMATION
     Superior Energy files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy materials with the SEC at the SEC’s public reference room, located at 100 F Street, N.E., Washington, D.C. 20549.
     Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Superior Energy’s SEC filings are also available to the public on the SEC’s Internet site at http://www.sec.gov.
     In addition, you may obtain a copy of Superior Energy’s SEC filings at no cost by writing or telephoning us at:
Superior Energy Services, Inc.
1105 Peters Road
Harvey, Louisiana 70058
Attn: Investor Relations
(504) 362-4321
INCORPORATION BY REFERENCE
     We “incorporate by reference” in this prospectus information that Superior Energy files with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document. Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is incorporated in this prospectus modifies or replaces such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings made by Superior Energy with the SEC under Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of the notes has been completed.
•	Annual Report on Form 10-K filed on February 28, 2007, for the fiscal year ended December 31, 2006;

•	Current Reports on Form 8-K filed February 1 and March 8, 2007, and Form 8-K/A filed January 10, 2007.

•	The description of Superior Energy’s common shares contained in Superior Energy’s Registration Statement on Form 8-A/A, filed on October 29, 1997.
          We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. For more details see “Where You Can Find More Information.”

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
     The following table sets forth the various costs and expenses payable by us in connection with the issuance and distribution of the notes and underlying Superior Energy common shares being registered hereby. All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$12,280
Accounting fees and expenses	40,000
Legal fees and expenses	30,000
Printing expenses	5,000
Miscellaneous	5,000

Total	$92,280

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
SESI, L.L.C.
     Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Section 4.5 of SESI’s Limited Liability Agreement states:
     Indemnification of the Member. Except to the extent such indemnification may be prohibited by law, the Company, its receiver, or its trustee shall indemnify, hold harmless, and pay all judgments and claims against the Member relating to any liability or damage incurred or suffered by any person by reason of any act performed or omitted to be performed (but not constituting willful misconduct, an intentional violation of this Agreement or gross negligence) by the Member or its agents or employees in connection with the Company’s business, including reasonable attorney’s fees incurred by the Member in connection with the defense or any claim or action based on any such act or omission. Such liability or damage caused by the Member’s acts or omissions in connection with the business of the Company includes but is not limited to any reasonable attorney’s fees incurred by the Member in connection with the defense of any action based on such acts or omissions, which attorney’s fees may be paid as incurred.
     SUPERIOR ENERGY SERVICES, INC.
     Our certificate of incorporation contains provisions eliminating the personal liability of our directors and stockholders for monetary damages for breaches of their fiduciary duties as directors to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). By virtue of these provisions, under current Delaware law a director of the Company will not be personally liable for monetary damages for a breach of his or her fiduciary duty except for liability for (a) a breach of his or her duty of loyalty to the Company or to its stockholders, (b) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) dividends or stock repurchases or redemptions that are unlawful under Delaware law and (d) any transaction from which he or she receives an improper personal benefit. In addition, our certificate of incorporation provides that if Delaware law is amended to authorize the further elimination or limitation of the liability of a director, then the liability of the directors shall be eliminated or limited to the fullest extent permitted by Delaware law, as amended. These provisions pertain only to breaches of duty by directors as directors and not in any other corporate capacity, such as officers, and limit liability only for breaches of fiduciary duties under Delaware corporate law and not for violations of other laws such as the federal securities laws.
     Our certificate of incorporation also requires us to indemnify our directors, officers, employees and agents to the fullest extent permitted by the DGCL against certain expenses and costs, judgments, settlements and fines incurred in the defense of any claim, including any claim brought by or in the right of the Company, to which they were made parties by reason of being or having been directors, officers, employees and agents.
     Under Section 9 of our by-laws, we are required to defend and indemnify each person who is involved in any threatened or actual claim, action or proceeding by reason of the fact that such person is or was a director or officer or serving in a similar position with respect to another entity at our request if (a) the director or officer is successful in defending the claim on its merits or otherwise or (b) the director or officer meets the standard of conduct described in Section 9 of our by-laws. However, the director or officer is not entitled to indemnification if (i) the claim is brought by the director or officer against us or (ii) the claim is brought by the director or officer as a derivative action by us or in our right, and the action has not been authorized by our board of directors. The rights conferred by Section 9 of our by-laws are contractual rights and include the right to be paid expenses incurred in defending the action, suit or proceeding in advance of its final disposition.
     In addition, we have entered into an indemnity agreement with each of our directors and certain key executive officers, pursuant to which we have agreed under certain circumstances to purchase and maintain directors’ and officers’ liability insurance. The agreements also provide that we will indemnify the directors or officers, as applicable, against any costs and expenses, judgments, settlements and fines incurred in connection with any claim involving them by reason of their position as a director or officer, as applicable, that are in excess of the coverage provided by such insurance (provided that the director or officer meets certain standards of conduct). Under the indemnity agreements, we are not required to purchase and maintain directors’ and officers’ liability insurance if our board of directors unanimously determines in good faith that there is insufficient benefit to us from the insurance.
ITEM 16. EXHIBITS

Number	Exhibit

4.1	Indenture, dated as of December 12, 2006 by and among Superior Energy Services, Inc., SESI, L.L.C., the guarantors named therein and The Bank of New York Trust Company, N.A., as trustee, including form of 1.5% Senior Exchangeable Notes due 2026 (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 13, 2006).

4.2	Registration Rights Agreement dated December 12, 2006 by and among Superior Energy Services, Inc., SESI, L.L.C., the guarantors named therein, Bear, Stearns & Co. Inc., Lehman Brothers Inc. and JPMorgan Securities Inc. (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 13, 2006).

4.3	Specimen Stock Certificate (incorporated herein by reference to Amendment No. 1 to the Company’s Form S-4 on Form SB-2 (Registration Statement No. 33-94454)).

4.4	Certificate of Incorporation of the Company (incorporated herein by reference to the Company’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996).

4.5	Certificate of Amendment to the Company’s Certificate of Incorporation (incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

4.6	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed on November 15, 2004).

*5.1	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.

*8.1	Opinion re tax matters.

*12.1	Statement of Computation of Ratios.

*23.1	Consent of KPMG LLP.

*23.2	Consent of Grant Thornton LLP.

*23.3	Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. (included in Exhibit 5.1).

*23.4	Consent of DeGolyer and MacNaughton.

*24.1	Power of Attorney (included in signature pages hereto).

*25.1	Statement of Eligibility under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee of The Bank of New York Trust Company, N.A. (Form T-1).

*	Filed herewith.

ITEM 17.
     (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act to any purchaser:
                    (i) each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
                    (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                    (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
                    (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
                    (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
                    (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on April 30, 2007.

SUPERIOR ENERGY SERVICES, INC.
By:	/s/ Terence E. Hall
Terence E. Hall
Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature to this registration statement appears below hereby appoints Terence E. Hall or Robert S. Taylor as his/her attorney-in-fact, with full power of substitution, to sign on his/her behalf, individually and in the capacities stated below, and to file (i) any and all amendments and post-effective amendments to this registration statement and (ii) any registration statement relating to the same offering pursuant to Rule 462(b) under the Securities Act of 1933 which amendments or registration statements may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terence E. Hall Terence E. Hall	Chairman of the Board and Chief Executive Officer and a Director (Principal Executive Officer)	April 30, 2007

/s/ Robert S. Taylor	Executive Vice President,	April 30, 2007

Robert S. Taylor	Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ Enoch L. Dawkins Enoch L. Dawkins	Director	April 30, 2007

/s/ James M. Funk James M. Funk	Director	April 30, 2007

/s/ Ernest E. Howard, III Ernest E. Howard, III	Director	April 30, 2007

/s/ Justin L. Sullivan Justin L. Sullivan	Director	April 30, 2007

/s/ Richard A. Pattarozzi Richard A. Pattarozzi	Director	April 30, 2007

/s/ Harold J. Bouillion Harold J. Bouillion	Director	April 30, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on April 30, 2007.

SESI, LLC
By:	SUPERIOR ENERGY SERVICES, INC.

By:	/s/ Terence E. Hall
Terence E. Hall
Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature to this registration statement appears below hereby appoints Terence E. Hall or Robert S. Taylor as his/her attorney-in-fact, with full power of substitution, to sign on his/her behalf, individually and in the capacities stated below, and to file (i) any and all amendments and post-effective amendments to this registration statement and (ii) any registration statement relating to the same offering pursuant to Rule 462(b) under the Securities Act of 1933 which amendments or registration statements may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	Chairman of the Board and	April 30, 2007
/s/ Terence E. Hall	Chief Executive Officer
Terence E. Hall	and a Director
(Principal Executive Officer)

/s/ Robert S. Taylor	Executive Vice President,	April 30, 2007
Robert S. Taylor	Chief Financial Officer and Treasurer
(Principal Financial Officer)

/s/ Enoch L. Dawkins	Director	April 30, 2007
Enoch L. Dawkins

/s/ James M. Funk	Director	April 30, 2007
James M. Funk

/s/ Ernest E. Howard, III	Director	April 30, 2007
Ernest E. Howard, III

/s/ Justin L. Sullivan	Director	April 30, 2007
Justin L. Sullivan

/s/ Richard A. Pattarozzi	Director	April 30, 2007
Richard A. Pattarozzi

/s/ Harold J. Bouillion	Director	April 30, 2007
Harold J. Bouillion

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on April 30, 2007.

SUPERIOR ENERGY SERVICES, L.L.C.
By:	/s/ Terence E. Hall
Terence E. Hall
Authorized Representative

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terence E. Hall	Director and President	April 30, 2007
Terence E. Hall	(Principal Executive Officer)

/s/ Robert S. Taylor	Executive Vice President, Chief	April 30, 2007
Robert S. Taylor	Financial Officer, and Treasurer
(Principal Financial Officer)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on April 30, 2007.

1105 PETERS ROAD, L.L.C.
By:	/s/ Terence E. Hall
Terence E. Hall
Authorized Representative

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terence E. Hall	Director and President	April 30, 2007
Terence E. Hall	(Principal Executive Officer)

/s/ Robert S. Taylor	Vice President and Treasurer	April 30, 2007
Robert S. Taylor	(Principal Financial Officer)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on April 30, 2007.

H.B. RENTALS, L.C.
By:	/s/ Terence E. Hall
Terence E. Hall
Authorized Representative

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terence E. Hall	Director and President	April 30, 2007
Terence E. Hall	(Principal Executive Officer)

/s/ Robert S. Taylor	Treasurer	April 30, 2007
Robert S. Taylor	(Principal Financial Officer)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on April 30, 2007.

SPN RESOURCES, LLC
By:	/s/ Terence E. Hall
Terence E. Hall
Authorized Representative

POWER OF ATTORNEY
     Each person whose signature to this registration statement appears below hereby appoints Terence E. Hall or Robert S. Taylor as his/her attorney-in-fact, with full power of substitution, to sign on his/her behalf, individually and in the capacities stated below, and to file (i) any and all amendments and post-effective amendments to this registration statement and (ii) any registration statement relating to the same offering pursuant to Rule 462(b) under the Securities Act of 1933 which amendments or registration statements may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Greg Miller	President	April 30, 2007
Greg Miller	(Principal Executive Officer)

/s/ Robert S. Taylor	Vice President and Treasurer	April 30, 2007
Robert S. Taylor	(Principal Financial Officer)

/s/ Terence E. Hall	Director	April 30, 2007
Terence E. Hall

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on April 30, 2007.

SEMO, L.L.C. SEMSE, L.L.C.
By:	/s/ Terence E. Hall
Terence E. Hall
Authorized Representative

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terence E. Hall	Director and President	April 30, 2007
Terence E. Hall	(Principal Executive Officer)

/s/ Robert S. Taylor	Vice President and Treasurer	April 30, 2007
Robert S. Taylor	(Principal Financial Officer)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on April 30, 2007.

STABIL DRILL SPECIALTIES, L.L.C. NON-MAGNETIC RENTAL TOOLS, L.L.C.
By:	/s/ Terence E. Hall
Terence E. Hall
Authorized Representative

POWER OF ATTORNEY
     Each person whose signature to this registration statement appears below hereby appoints Terence E. Hall or Robert S. Taylor as his/her attorney-in-fact, with full power of substitution, to sign on his/her behalf, individually and in the capacities stated below, and to file (i) any and all amendments and post-effective amendments to this registration statement and (ii) any registration statement relating to the same offering pursuant to Rule 462(b) under the Securities Act of 1933 which amendments or registration statements may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sammy Joe Russo	President	April 30, 2007
Sammy Joe Russo	(Principal Executive Officer)

/s/ Robert S. Taylor	Vice President and Treasurer	April 30, 2007
Robert S. Taylor	(Principal Financial Officer)

/s/ Terence E. Hall	Director	April 30, 2007
Terence E. Hall

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on April 30, 2007.

SUB-SURFACE TOOLS, L.L.C.
By:	/s/ Terence E. Hall
Terence E. Hall
Authorized Representative

POWER OF ATTORNEY
     Each person whose signature to this registration statement appears below hereby appoints Terence E. Hall or Robert S. Taylor as his/her attorney-in-fact, with full power of substitution, to sign on his/her behalf, individually and in the capacities stated below, and to file (i) any and all amendments and post-effective amendments to this registration statement and (ii) any registration statement relating to the same offering pursuant to Rule 462(b) under the Securities Act of 1933 which amendments or registration statements may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kay S. Vinson	President	April 30, 2007
Kay S. Vinson	(Principal Executive Officer)

/s/ Robert S. Taylor	Vice President and Treasurer	April 30, 2007
Robert S. Taylor	(Principal Financial Officer)

/s/ Terence E. Hall	Director	April 30, 2007
Terence E. Hall

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on April 30, 2007.

PRODUCTION MANAGEMENT INDUSTRIES, L.L.C.
By:	/s/ Terence E. Hall
Terence E. Hall
Authorized Representative

POWER OF ATTORNEY
     Each person whose signature to this registration statement appears below hereby appoints Terence E. Hall or Robert S. Taylor as his/her attorney-in-fact, with full power of substitution, to sign on his/her behalf, individually and in the capacities stated below, and to file (i) any and all amendments and post-effective amendments to this registration statement and (ii) any registration statement relating to the same offering pursuant to Rule 462(b) under the Securities Act of 1933 which amendments or registration statements may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pat Bernard	(Principal Executive Officer)	April 30, 2007
Pat Bernard

/s/ Robert S. Taylor	Vice President and Treasurer	April 30, 2007
Robert S. Taylor	(Principal Financial Officer)

/s/ Terence E. Hall	Director	April 30, 2007
Terence E. Hall

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on April 30, 2007.

INTERNATIONAL SNUBBING SERVICES, L.L.C.
By:	/s/ Terence E. Hall
Terence E. Hall
Authorized Representative

POWER OF ATTORNEY
     Each person whose signature to this registration statement appears below hereby appoints Terence E. Hall or Robert S. Taylor as his/her attorney-in-fact, with full power of substitution, to sign on his/her behalf, individually and in the capacities stated below, and to file (i) any and all amendments and post-effective amendments to this registration statement and (ii) any registration statement relating to the same offering pursuant to Rule 462(b) under the Securities Act of 1933 which amendments or registration statements may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jack Hardy	President	April 30, 2007
Jack Hardy	(Principal Executive Officer)

/s/ Robert S. Taylor	Vice President and Treasurer	April 30, 2007
Robert S. Taylor	(Principal Financial Officer)

/s/ Terence E. Hall	Director	April 30, 2007
Terence E. Hall

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on April 30, 2007.

CONCENTRIC PIPE AND TOOL RENTALS, L.L.C.
By:	/s/ Terence E. Hall
Terence E. Hall
Authorized Representative

POWER OF ATTORNEY
     Each person whose signature to this registration statement appears below hereby appoints Terence E. Hall or Robert S. Taylor as his/her attorney-in-fact, with full power of substitution, to sign on his/her behalf, individually and in the capacities stated below, and to file (i) any and all amendments and post-effective amendments to this registration statement and (ii) any registration statement relating to the same offering pursuant to Rule 462(b) under the Securities Act of 1933 which amendments or registration statements may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Wilson	President	April 30, 2007
David Wilson	(Principal Executive Officer)

/s/ Robert S. Taylor	Vice President and Treasurer	April 30, 2007
Robert S. Taylor	(Principal Financial Officer)

/s/ Terence E. Hall	Director	April 30, 2007
Terence E. Hall

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on April 30, 2007.

FASTORQ, L.L.C.
By:	/s/ Terence E. Hall
Terence E. Hall
Authorized Representative

POWER OF ATTORNEY
     Each person whose signature to this registration statement appears below hereby appoints Terence E. Hall or Robert S. Taylor as his/her attorney-in-fact, with full power of substitution, to sign on his/her behalf, individually and in the capacities stated below, and to file (i) any and all amendments and post-effective amendments to this registration statement and (ii) any registration statement relating to the same offering pursuant to Rule 462(b) under the Securities Act of 1933 which amendments or registration statements may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Phillip Jaudon	President	April 30, 2007
Phillip Jaudon	(Principal Executive Officer)

/s/ Robert S. Taylor	Vice President and Treasurer	April 30, 2007
Robert S. Taylor	(Principal Financial Officer)

/s/ Terence E. Hall	Director	April 30, 2007
Terence E. Hall

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on April 30, 2007.

CONNECTION TECHNOLOGY, L.L.C.
By:	/s/ Terence E. Hall
Terence E. Hall
Authorized Representative

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terence E. Hall	Director and President	April 30, 2007
Terence E. Hall	(Principal Executive Officer)

/s/ Robert S. Taylor	Vice President and Treasurer	April 30, 2007
Robert S. Taylor	(Principal Financial Officer)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on April 30, 2007.

PROACTIVE COMPLIANCE, L.L.C.
By:	/s/ Terence E. Hall
Terence E. Hall
Authorized Representative

POWER OF ATTORNEY
     Each person whose signature to this registration statement appears below hereby appoints Terence E. Hall or Robert S. Taylor as his/her attorney-in-fact, with full power of substitution, to sign on his/her behalf, individually and in the capacities stated below, and to file (i) any and all amendments and post-effective amendments to this registration statement and (ii) any registration statement relating to the same offering pursuant to Rule 462(b) under the Securities Act of 1933 which amendments or registration statements may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Pat Bernard	President	April 30, 2007
Pat Bernard	(Principal Executive Officer)

/s/ Robert S. Taylor	Vice President and Treasurer	April 30, 2007
Robert S. Taylor	(Principal Financial Officer)

/s/ Terence E. Hall	Director	April 30, 2007
Terence E. Hall

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on April 30, 2007.

DRILLING LOGISTICS, L.L.C.
By:	/s/ Terence E. Hall
Terence E. Hall
Authorized Representative

POWER OF ATTORNEY
     Each person whose signature to this registration statement appears below hereby appoints Terence E. Hall or Robert S. Taylor as his/her attorney-in-fact, with full power of substitution, to sign on his/her behalf, individually and in the capacities stated below, and to file (i) any and all amendments and post-effective amendments to this registration statement and (ii) any registration statement relating to the same offering pursuant to Rule 462(b) under the Securities Act of 1933 which amendments or registration statements may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ashley M. Lane	President	April 30, 2007
Ashley M. Lane	(Principal Executive Officer)

/s/ Robert S. Taylor	Vice President and Treasurer	April 30, 2007
Robert S. Taylor	(Principal Financial Officer)

/s/ Terence E. Hall	Director	April 30, 2007
Terence E. Hall

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on April 30, 2007.

SELIM LLC SEGEN LLC
By:	/s/ Terence E. Hall
Terence E. Hall
Authorized Representative

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terence E. Hall	Manager	April 30, 2007
Terence E. Hall

/s/ Robert S. Taylor	Manager	April 30, 2007
Robert S. Taylor

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on April 30, 2007.

SE FINANCE LP
By:	SEGEN LLC,
Its general partner

By:	/s/ Terence E. Hall
Terence E. Hall
Authorized Representative

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terence E. Hall	Manager	April 30, 2007
Terence E. Hall

/s/ Robert S. Taylor	Manager	April 30, 2007
Robert S. Taylor

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on April 30, 2007.

WILD WELL CONTROL, INC.
By:	/s/ Terence E. Hall
Terence E. Hall
Authorized Representative

POWER OF ATTORNEY
     Each person whose signature to this registration statement appears below hereby appoints Terence E. Hall or Robert S. Taylor as his/her attorney-in-fact, with full power of substitution, to sign on his/her behalf, individually and in the capacities stated below, and to file (i) any and all amendments and post-effective amendments to this registration statement and (ii) any registration statement relating to the same offering pursuant to Rule 462(b) under the Securities Act of 1933 which amendments or registration statements may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick J. Campbell	President and Chief Executive Officer	April 30, 2007
Patrick J. Campbell	(Principal Executive Officer)

/s/ Robert S. Taylor	Vice President and Treasurer	April 30, 2007
Robert S. Taylor	(Principal Financial Officer)

/s/ Terence E. Hall	Director	April 30, 2007
Terence E. Hall

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on April 30, 2007.

BLOWOUT TOOLS, INC.
By:	/s/ Terence E. Hall
Terence E. Hall
Authorized Representative

POWER OF ATTORNEY
     Each person whose signature to this registration statement appears below hereby appoints Terence E. Hall or Robert S. Taylor as his/her attorney-in-fact, with full power of substitution, to sign on his/her behalf, individually and in the capacities stated below, and to file (i) any and all amendments and post-effective amendments to this registration statement and (ii) any registration statement relating to the same offering pursuant to Rule 462(b) under the Securities Act of 1933 which amendments or registration statements may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick J. Campbell	President	April 30, 2007
Patrick J. Campbell	(Principal Executive Officer)

/s/ Robert S. Taylor	Vice President and Treasurer	April 30, 2007
Robert S. Taylor	(Principal Financial Officer)

/s/ Terence E. Hall	Director	April 30, 2007
Terence E. Hall

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on April 30, 2007.

WORKSTRINGS, L.L.C. SUPERIOR INSPECTION SERVICES, INC. UNIVERSAL FISHING AND RENTAL TOOLS, INC.
By:	/s/ Terence E. Hall
Terence E. Hall
Authorized Representative

POWER OF ATTORNEY
     Each person whose signature to this registration statement appears below hereby appoints Terence E. Hall or Robert S. Taylor as his/her attorney-in-fact, with full power of substitution, to sign on his/her behalf, individually and in the capacities stated below, and to file (i) any and all amendments and post-effective amendments to this registration statement and (ii) any registration statement relating to the same offering pursuant to Rule 462(b) under the Securities Act of 1933 which amendments or registration statements may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory D. Elliott	President	April 30, 2007
Gregory D. Elliott	(Principal Executive Officer)

/s/ Robert S. Taylor	Vice President and Treasurer	April 30, 2007
Robert S. Taylor	(Principal Financial Officer)

/s/ Terence E. Hall	Director	April 30, 2007
Terence E. Hall

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on April 30, 2007.

SUPERIOR CANADA HOLDING, INC.
By:	/s/ Terence E. Hall
Terence E. Hall
Authorized Representative

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Terence E. Hall	Director and President	April 30, 2007
Terence E. Hall	(Principal Executive Officer)

/s/ Robert S. Taylor	Treasurer and Secretary	April 30, 2007
Robert S. Taylor	(Principal Financial Officer)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on April 30, 2007.

CSI TECHNOLOGIES, LLC
By:	/s/ Terence E. Hall
Terence E. Hall
Authorized Representative

POWER OF ATTORNEY
     Each person whose signature to this registration statement appears below hereby appoints Terence E. Hall or Robert S. Taylor as his/her attorney-in-fact, with full power of substitution, to sign on his/her behalf, individually and in the capacities stated below, and to file (i) any and all amendments and post-effective amendments to this registration statement and (ii) any registration statement relating to the same offering pursuant to Rule 462(b) under the Securities Act of 1933 which amendments or registration statements may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Fred L. Sabins	President	April 30, 2007
Fred L. Sabins	(Principal Executive Officer)

/s/ Robert S. Taylor	Vice President and Treasurer	April 30, 2007
Robert S. Taylor	(Principal Financial Officer)

/s/ Terence E. Hall	Director	April 30, 2007
Terence E. Hall

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harvey, State of Louisiana, on April 30, 2007.

WARRIOR ENERGY SERVICES CORPORATION
By:	/s/ Terence E. Hall
Terence E. Hall
Authorized Representative

POWER OF ATTORNEY
     Each person whose signature to this registration statement appears below hereby appoints Terence E. Hall or Robert S. Taylor as his/her attorney-in-fact, with full power of substitution, to sign on his/her behalf, individually and in the capacities stated below, and to file (i) any and all amendments and post-effective amendments to this registration statement and (ii) any registration statement relating to the same offering pursuant to Rule 462(b) under the Securities Act of 1933 which amendments or registration statements may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William L. Jenkins	Chief Executive Officer and President	April 30, 2007
William L. Jenkins	(Principal Executive Officer)

/s/ Robert S. Taylor	Vice President and Treasurer	April 30, 2007
Robert S. Taylor	(Principal Financial Officer)

/s/ Terence E. Hall	Director	April 30, 2007
Terence E. Hall

Number	Exhibit
4.1	Indenture, dated as of December 12, 2006 by and among Superior Energy Services, Inc., SESI, L.L.C., the guarantors named therein and The Bank of New York Trust Company, N.A., as trustee, including form of 1.5% Senior Exchangeable Notes due 2026 (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 13, 2006).

4.2	Registration Rights Agreement dated December 12, 2006 by and among Superior Energy Services, Inc., SESI, L.L.C., the guarantors named therein, Bear, Stearns & Co. Inc., Lehman Brothers Inc. and JPMorgan Securities Inc. (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on December 13, 2006).

4.3	Specimen Stock Certificate (incorporated herein by reference to Amendment No. 1 to the Company’s Form S-4 on Form SB-2 (Registration Statement No. 33-94454)).

4.4	Certificate of Incorporation of the Company (incorporated herein by reference to the Company’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996).

4.5	Certificate of Amendment to the Company’s Certificate of Incorporation (incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

4.6	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K filed on November 15, 2004).

*5.1	Opinion of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.

*8.1	Opinion re tax matters.

*12.1	Statement of Computation of Ratios.

*23.1	Consent of KPMG LLP.

*23.2	Consent of Grant Thornton LLP.

*23.3	Consent of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P. (included in Exhibit 5.1).

*23.4	Consent of DeGolyer and MacNaughton.

*24.1	Power of Attorney (included in signature pages hereto).

*25.1	Statement of Eligibility under the Trust Indenture Act of 1939 of a Corporation Designated to Act as Trustee of The Bank of New York Trust Company, N.A. (Form T-1).

*	Filed herewith.